UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________________
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Soliciting Material Under Rule 14a-12

ALBEMARLE CORPORATION
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Fee computed on table on exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
NOTICE IS HEREBY GIVEN that the Albemarle Corporation 2023 Annual Meeting of Shareholders (the “Annual Meeting”) will be held at Albemarle Corporation, 4250 Congress Street, Charlotte, North Carolina 28209, on Tuesday, May 2, 2023, at 7:00 a.m., Eastern Time, for the following purposes:
1.Elect the ten nominees named in the accompanying Proxy Statement to the Board of Directors to serve for the ensuing year or until their successors are duly elected and qualified;
2.Approve the compensation of our named executive officers, on a non-binding advisory basis, as disclosed in the accompanying Proxy Statement;
3.Recommend the frequency of future advisory votes on the compensation of our named executive officers, on a non-binding advisory basis;
4.Ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
5.Approve the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors; and
6.Transact any other business properly brought before the Annual Meeting or any adjournments or postponements thereof.
Only shareholders of record at the close of business on Tuesday, March 7, 2023, are entitled to receive notice of and vote at the Annual Meeting.
To ensure your vote is counted, you are requested to vote your shares promptly, regardless of whether you expect to attend the Annual Meeting. Voting by the Internet or telephone is fast and convenient, and your vote is immediately tabulated. In addition, by using the Internet or telephone, you help reduce our postage and proxy tabulation costs. You may also vote by completing, signing, dating, and returning by Monday, May 1, 2023, the proxy enclosed with paper copies of the materials in the postage-paid envelope provided.
This year, we are again electronically disseminating Annual Meeting materials to some of our shareholders, as permitted under the “Notice and Access” rules approved by the U.S. Securities and Exchange Commission (the "SEC"). Shareholders to whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials ("Notice") containing instructions on how to access Annual Meeting materials via the Internet. The Notice also provides instructions on how to obtain paper copies if desired.
If you are present at the Annual Meeting, you may vote in person even if you already voted your proxy by the Internet, telephone, or mail. Seating at the Annual Meeting will be on a first-come basis.

By Order of the Board of Directors

Kristin M. Coleman
Executive Vice President, General Counsel
and Corporate Secretary
Approximate Date of Mailing of Proxy Materials or
Notice of Internet Availability:
March 21, 2023

i

ii

PROXY STATEMENT SUMMARY
This summary provides an overview and highlights information contained elsewhere in this Proxy Statement (“Proxy Statement”). This summary does not contain all information that you should consider, and you should read the entire Proxy Statement carefully, before voting. Throughout the Proxy Statement, “we,” “us,” “our,” “Company,” and “Albemarle” refer to Albemarle Corporation, a Virginia corporation.
Annual Meeting

Date and Time	Place
Tuesday, May 2, 2023	Albemarle Corporation
7:00 a.m., Eastern Time	4250 Congress Street
Charlotte, North Carolina 28209
Voting Matters
The following table summarizes the proposals to be considered at the Annual Meeting and voting recommendation of our Board of Directors (“Board of Directors” or “Board”) with respect to each proposal.

Voting Matter		Board Vote Recommendation
Proposal 1:	Election of Directors	FOR each Nominee
Proposal 2:	Approval of Named Executive Officers’ Compensation, on a non-binding advisory basis (Say-on-Pay)	FOR
Proposal 3:	Recommendation on Frequency of Future Advisory Votes on the Compensation of our Named Executive Officers, on a non-binding advisory basis (Say-on-Frequency)	"1 YEAR"
Proposal 4:	Ratification of Appointment of Independent Registered Public Accounting Firm	FOR
Proposal 5:	Approve the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors	FOR
2022 Financial Highlights
Our exceptional 2022 performance is the result of asset positioning, operational discipline, and a healthy balance sheet. Our 2022 growth came from both volume and a new contracting strategy that has allowed us to take advantage of strong lithium markets. Our investments to accelerate growth and nurture technological innovation support our current performance and position us for future continued profitable growth.

Net Sales of $7.3 billion, more than double 2021 Net Sales	Cash Flows from Operations of $1.9 billion and positive free cash flow	Diluted EPS of $22.84, more than 21 times that of 2021	We increased our quarterly dividend for the 28th consecutive year

Our Purpose, Strategy, and Transformational Impact Areas
We are committed to building a more resilient world:
Albemarle is a global leader in transforming essential resources such as lithium and bromine into critical ingredients for modern living. Together with our world-class resources, technical and process knowledge, and safety and sustainability performance, we partner with our customers to pioneer new ways to move, power, connect, and protect.
We have a clear strategy to achieve profitable growth and enhance sustainability:

Grow Profitably	• Expand capacity to meet customer needs and generate value • Partner with strategic customers and stakeholders to facilitate innovation and mutual growth

Maximize Productivity	• Deploy operating model to build a scalable platform for growth • Grow high-performance culture with best-in-class capabilities • Optimize earnings, cash flow and cost structure

Invest with Discipline	• Allocate capital and manage portfolio to generate long-term value • Maintain Investment Grade credit rating and support our dividend

Advance Sustainability	• Build competitive advantage through industry-leading ESG performance • Accelerate sustainability ambitions of customers and communities
We lead the world in transforming essential resources into critical ingredients around four transformational impact areas:

Mobility
• Advancing the future of movement by being a leading provider of materials that make mobility better and cleaner
• From the battery in electric vehicles, to the initiator for airbags, Albemarle is fundamental in the development of mobility products and solutions

Energy
• Powering the energy transition to meet the rising needs so we can ensure the world has critical resources for years to come
• From energy grid storage to the materials required for energy-efficient buildings, neither would be possible without Albemarle

Connectivity
• Enabling an always-on world to make technology more consistent and reliable, so we can continue to innovate more efficiently
• From fire safety solutions in industrial cabling to the protective glass on your cell phone, Albemarle makes connecting safer and more reliable

Health
• Improving quality of life by making health safer and more attainable today, so the planet and future generations can continue to thrive
• From ingredients for medicines to disinfection, Albemarle helps ensure the food we eat is safe and plentiful, the water we drink is clean, and the environment we live in is here to stay

Governance and Corporate Highlights

Board Independence
• Independent Board, except CEO
• Lead Independent Director
• All Members of the Board's Standing Committees are Independent
• Regular Executive Sessions of Independent Directors
• Board and Committee Authority to Retain Independent Advisors

Director Elections	• Annual Election of Each Director • Directors Do Not Stand for Re-election in the Year in Which They Reach 72 Years of Age • Resignation Policy for Directors Not Receiving Majority Approval

Meeting Attendance	• All Current Directors Attended at Least 75% of the Total Number of Meetings of our Board and Committees on which the Director Served in 2022

Evaluating and Improving Board Performance	• Annual Board and Committee Evaluation Process • Continuing Director Education

Aligning Our Interests with Shareholders' Interests
• Stock Ownership Guidelines for Directors and Executive Officers
• Policies Prohibiting Hedging, Short Sale, and Pledging Our Stock by Directors, Officers, and Employees
• No Shareholder Rights Plan (Poison Pill)

Environmental and Social
• Longstanding Commitment to Sustainability and Corporate Responsibility
• Annual Sustainability Report Aligned with SASB and GRI Standards
• Signed CEO Water Mandate in 2022, Expanding our Role with the UN Global Compact
• CDP Reporting: First Year Scoring of Climate (B) and Water (C)
• IRMA (Initiative for Responsible Mining Assurance) Third-Party Audit at Salar de Atacama and Self-Assessments at Greenbushes and Wodgina
• Other 2022 Achievements Included Initial Assessment of Scope 3 GHG Emissions, First Product Life Cycle Assessments, and New Limited Assurance of Scope 1 and 2 GHG Emissions

Other	• Annual Say-on-Pay Vote • Risk Oversight by Full Board and Committees • Robust Stockholder Engagement Program • Quarterly Mandatory Information Security Training for All Employees

Our Board of Directors
Our Director Nominees

Name and Primary Occupation	Age	Director Since	Standing Committee Membership	Independent	Other Public Company Boards
M. Lauren Brlas Former EVP and CFO, Newmont Mining Corporation	65	2017	Audit & Finance (Chair) Capital Investment	Yes	Three
Ralf H. Cramer Former President and CEO, Continental China	57	2022	Audit & Finance Health, Safety & Environment	Yes	None
J. Kent Masters, Jr. Chairman, President & CEO, Albemarle Corporation	62	2015; Chair since 2020	None	No	None
Glenda J. Minor Former SVP & CFO, Evraz North America	66	2019	Audit & Finance Nominating & Governance	Yes	Two
James J. O’Brien (Lead Independent Director) Former Chairman and CEO, Ashland Inc.	68	2012; Lead Independent Director since 2020	Nominating & Governance (Chair) Audit & Finance	Yes	Two
Diarmuid B. O’Connell Former VP, Corporate & Bus. Dev., Tesla Motors Inc.	59	2018	Executive Compensation Health, Safety & Environment	Yes	Three
Dean L. Seavers Former President, National Grid U.S.	62	2018	Capital Investment (Chair) Executive Compensation	Yes	One
Gerald A. Steiner Former EVP, Sustainability & Corporate Affairs, Monsanto	62	2013	Health, Safety & Environment (Chair) Audit & Finance	Yes	None
Holly A. Van Deursen Former Group VP, Petrochemicals, BP Corporation	64	2019	Capital Investment Executive Compensation	Yes	Two
Alejandro D. Wolff Former U.S. Ambassador to Chile	66	2015	Executive Compensation (Chair) Nominating & Governance	Yes	One

Independent: 9 of 10	Average age: 63.1	Diverse: 5 of 10	Average tenure: 6.2 years

Executive Compensation Highlights
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, and align our executives’ interests with those of our shareholders. Our compensation philosophy rewards executives for achieving our financial and stewardship metrics and building long-term value for our shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including: 1) pay-for-performance, 2) pay benchmarking, 3) aligning interests with our stakeholders, and 4) avoiding poor governance policies. For more information see "Executive Compensation Philosophy and Principles" on page 35.
In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong company performance and stock price growth, further driving shareholder value. In 2022, 87% of the target compensation of our Chief Executive Officer and an average of 73% of target compensation of our other NEOs was variable and subject to performance factors.
Albemarle's incentive plans convey a balanced focus between growth, efficiency, and stewardship. The 2022 executive compensation program provided short-term annual cash bonuses designed to drive adjusted EBITDA and adjusted cash flow from operations, and long-term performance-based equity awards designed to drive total stockholder return and return on invested capital, all as described in further detail below under “Compensation Discussion and Analysis” beginning on page 29.

PROPOSAL 1 – ELECTION OF DIRECTORS
The Board of Directors, upon unanimous recommendation of the Nominating & Governance Committee, unanimously approved the persons named below as nominees for election to the Board of Directors at the Annual Meeting. Each of the nominees is currently a member of the Board of Directors. Each of the nominees (i) has been nominated for election at the Annual Meeting to hold office until the 2024 annual meeting of shareholders or, if earlier, the election or appointment of their successor, and (ii) has consented to being named as such and to serve as such if elected. The proxies submitted for the Annual Meeting cannot be voted for more than ten nominees.
Proxies will be voted “FOR” the election of the persons named below (or if for any reason such persons are unavailable, for such substitutes as the Board of Directors may designate) as Directors for the ensuing year. The Board of Directors has no reason to believe that any of the nominees will be unavailable. Each nominee who is elected will serve as a Director until his or her successor is elected at our 2024 annual meeting of shareholders or until his or her earlier resignation, replacement, or removal.
Each nominee is listed below with information as of the record date (March 7, 2023) concerning age, principal occupation, employment, and directorships during the past five years and positions with the Company, if applicable, and the year in which they first became a Director of the Company. Also set forth below is a brief discussion of the specific experience, qualifications, attributes, or skills that led to his or her nomination as a Director, in light of the Company’s business and governance structure.
The following table highlights the qualifications and experience of each member of our Board that contributed to the Board’s determination that each individual is uniquely qualified to serve on the Board. While designation on this table indicates competency or experience in the relevant area, this high-level summary is not intended to be an exhaustive list of each nominee’s skills or contributions.

Summary of Skills, Experience, and Background for Director Nominees

	Brlas	Cramer	Masters	Minor	O'Brien	O'Connell	Seavers	Steiner	Van Deursen	Wolff

KEY COMPETENCIES
Current/Former Public Company CEO or COO	●	●	●		●		●
P&L Experience	●	●	●	●	●	●	●	●	●
Relevant Industry Experience	●	●	●	●	●	●	●	●	●	●
R&D / Innovation Experience	●	●	●		●	●	●	●	●	●
Manufacturing / Operations Experience	●	●	●		●	●	●		●
Global / Emerging Markets Experience	●	●	●	●	●	●	●	●	●	●
Supply Chain and Logistics Experience	●	●	●		●	●			●
IT / Cybersecurity / Technology Capability	●			●	●	●	●			●
Financial Literacy	●	●	●	●	●	●	●	●	●	●
M&A Experience	●	●	●	●	●	●	●	●	●	●
Risk Management	●	●	●	●	●	●	●	●	●	●
Public Company Compliance / Governance	●	●	●	●	●	●	●	●	●	●
Strategy Development	●	●	●	●	●	●	●	●	●	●
Public Company Executive Compensation	●	●	●	●	●				●	●
Leadership Development / Succession Planning	●	●	●	●	●	●	●	●	●	●
Public / Government Affairs			●	●	●	●	●	●	●	●
Diversity, Equity & Inclusion	●		●	●			●		●	●
Natural Resource Management / Environment	●	●	●		●	●	●	●	●
Safety / Health	●	●	●		●	●	●	●	●	●
COMPLIANCE
Independent Director	Y	Y	N	Y	Y	Y	Y	Y	Y	Y
Audit Committee Financial Expert	Y	N	N	Y	Y	N	N	N	N	N
Current Public Company Boards (including ALB)	4	1	1	3	3	4	2	1	3	2
Current Public Company Audit Committees (including ALB)	3	1	—	3	1	2	—	1	1	—
DEMOGRAPHICS
Age	65	57	62	66	68	59	62	62	64	66
Tenure	6	1	8	4	11	5	5	10	4	8
DIVERSITY
Gender (Female, Male)	F	M	M	F	M	M	M	M	F	M
Race (Black, Hispanic, White)	W	W	W	B	W	W	B	W	W	H
BOARD STANDING COMMITTEES (Chair, Member)
Audit & Finance	C	M		M	M			M
Capital Investment	M						C		M
Executive Compensation						M	M		M	C
Health, Safety & Environment		M				M		C
Nominating & Governance				M	C					M
Lead Independent Director					Y

Director Nominees

Independent Age: 65 Director Since: 2017 Committees: •Audit & Finance (Chair) •Capital Investment
M. Lauren Brlas
Ms. Brlas retired from the Newmont Mining Corporation (“Newmont”), a global gold company and producer of copper, silver, zinc, and lead, in December 2016. Ms. Brlas joined Newmont in 2013 and served as Executive Vice President and Chief Financial Officer until October 2016. From 2006 through 2013, Ms. Brlas held various positions of increasing responsibility with Cleveland-Cliffs Inc., a North American producer of iron ore and steel, where most recently she served as Chief Financial Officer and then as Executive Vice President and President, Global Operations.
Attributes and Skills:
Ms. Brlas brings significant operational and financial executive leadership experience, including in the natural resources industry, to our Board. This executive leadership experience as well as Ms. Brlas’ extensive background in financial and governance matters supports her re-election to our Board.
Other Public Company Directorships:
•Constellation Energy Corporation (an energy provider), 2022 – current
•Autoliv, Inc. (a developer, manufacturer, and marketer of airbags, seatbelts, and steering wheels), 2020 – current
•Graphic Packaging International, LLC (a producer of paper-based packaging solutions), 2019 – current
•Exelon Corporation (an energy provider), 2018 – 2022
•Perrigo Company plc (a producer of self-care health solutions), 2003 – 2019
•Calpine Corporation (a generator of electricity from natural gas and geothermal resources), 2016 – 2018

Independent Age: 57 Director Since: 2022 Committees: •Audit & Finance •Health, Safety & Environment
Ralf H. Cramer
Mr. Cramer has served as Industry Advisor / Consultant at Knowledge Experienced, an automotive and industrial consulting company, since 2018. Mr. Cramer has also served as a Senior Consultant at Shenzhen Shentou Investment Co Ltd., a cross-border M&A consultancy and investment company, since 2018. Mr. Cramer has served on the boards of directors of BBS Automation GmbH, an automation solutions provider, since May 2018, Knorr-Bremse Truck, a subsidiary of Knorr-Bremse A.G., a braking system manufacturer, since December 2018, and Metalsa S.A., an automotive solutions provider, since May 2019. Mr. Cramer served as an Executive Board Member of Continental AG, which develops technologies and services for mobility of people and goods, from 2009 to 2017 and as President, Global Division Chassis & Safety from 2008 to 2013. During that time, Mr. Cramer also served as President and CEO of Continental China, an automotive component manufacturer, from 2013 to 2017.
Attributes and Skills:
Mr. Cramer’s executive experience with multinational companies in the automotive industry and manufacturing operations brings an international business perspective to our Board. Mr. Cramer’s extensive knowledge of the global automotive industry and operational, financial, and international leadership experience supports his re-election to our Board.

Age: 62 Director Since: 2015 Chairman Since: 2020
J. Kent Masters, Jr.
Mr. Masters has served as Chairman, President and CEO of Albemarle since 2020. Prior to joining Albemarle, Mr. Masters served as Chief Executive Officer of Foster Wheeler AG, a global engineering and construction contractor and power equipment supplier, from 2011 to 2014, when Foster Wheeler AG was acquired by Amec plc to form Amec Foster Wheeler plc. Mr. Masters served as a director of Amec Foster Wheeler plc from 2015 to 2017. Mr. Masters also served as a member of the executive board of Linde AG, a manufacturer and seller of industrial gases, from 2006 to 2011.
Attributes and Skills:
Mr. Masters brings significant global business experience in key industries relevant to our large capital projects, such as engineering and construction, power equipment, and industrial gases, to our Board. Mr. Masters’ global business experience as well as his previous experience in the lithium industry (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.
Other Public Company Directorships:
•Amec Foster Wheeler plc (a consultancy, engineering, and project management company), 2015 – 2017

Independent Age: 66 Director Since: 2019 Committees: •Audit & Finance •Nominating & Governance
Glenda J. Minor
Ms. Minor has served as Chief Executive Officer and Principal of Silket Advisory Services, a privately owned consulting firm advising companies on financial, strategic and operational initiatives, since 2016. Prior to Silket, Ms. Minor served as Senior Vice President and Chief Financial Officer of Evraz North America Limited, a North American steel manufacturer from 2010 to 2016. Ms. Minor also served as Vice President, Finance, Controller, Chief Accounting Officer, and General Auditor of Visteon Corporation, a global technology company that designs, engineers, and manufactures cockpit electronics and connected car solutions, from 2000 to 2010.
Attributes and Skills:
Ms. Minor brings extensive financial and international leadership experience across different industries and different continents to our Board. Ms. Minor’s financial and international leadership experience as well as her in-depth understanding of the preparation and analysis of financial statements and her experience in capital market transactions, accounting, treasury, investor relations, financial and strategic planning, and business expansion supports her re-election to our Board.
Other Public Company Directorships:
•Schnitzer Steel Industries, Inc. (a global provider in the metals recycling industry and a manufacturer of finished steel products), 2020 – current
•Curtiss-Wright Corporation (a global provider of products and services in the aerospace & defense and industrial markets), 2019 – current

Independent Age: 68 Director Since: 2012 Lead Independent Director Since: 2020 Committees: •Nominating & Governance (Chair) •Audit & Finance
James J. O'Brien
Mr. O’Brien served as Chairman of the Board and Chief Executive Officer from 2002 to 2014, as President and Chief Operating Officer in 2002, and as Senior Vice President and Group Operating Officer from 2001-2002 of Ashland Inc., a diversified energy company. Mr. O’Brien served as President of Valvoline, a global marketer and supplier of premium branded lubricants and automotive services, from 1995 to 2001. Mr. O’Brien worked at Ashland for 38 years prior to his retirement in December 2014.
Attributes and Skills:
Mr. O’Brien brings extensive knowledge of the chemical industry and significant experience gained from service on the board of directors of other public companies to our Board. Mr. O’Brien’s industry knowledge and public company board experience as well as his significant management experience and knowledge in the areas of finance, accounting, international business operations, risk oversight, and corporate governance supports his re-election to our Board.
Other Public Company Directorships:
•Eastman Chemical Company (a specialty chemical company), 2016 – current
•Humana Inc. (a managed health care company), 2006 – current
•Wesco International, Inc. (an electronics distribution and services company), 2015 – 2017

Independent Age: 59 Director Since: 2018 Committees: •Executive Compensation •Health, Safety & Environment
Diarmuid B. O'Connell
Mr. O'Connell served as Chief Strategy Officer of Fair Financial Corp., an automotive leasing fintech company, from 2018 to 2019. Prior to Fair Financial, Mr. O’Connell served as Vice President, Corporate & Business Development at Tesla Motors Inc., an American electric vehicle manufacturer, energy storage company, and solar panel manufacturer, from 2010 to 2017 and Vice President, Business Development from 2006 to 2010. Mr. O’Connell served as Chief of Staff, Bureau of Political Military Affairs at the U.S. Department of State from 2003 to 2006.
Attributes and Skills:
Mr. O'Connell brings experience in the electric vehicle and energy storage industry as well as valuable perspectives on global applications of alternative energy that provide insights into the end uses of our products to our Board. This industry knowledge as well as Mr. O'Connell’s background in marketing, government relations, operations, and manufacturing supports his re-election to our Board.
Other Public Company Directorships:
•Tech and Energy Transition Corporation (a special purpose acquisition company), 2021 – current
•Volvo Car AB (a company that designs, manufactures, and supplies automobiles), 2021 – current
•Dana Incorporated (a global manufacturer in drivetrain and e-Propulsion systems), 2018 – current

Independent Age: 62 Director Since: 2018 Committees: •Capital Investment (Chair) •Executive Compensation
Dean L. Seavers
Mr. Seavers has served as a senior advisor, in a part time consulting role, at Stifel Financial Corp., a full-service financial services firm, since 2020. Prior to Stifel Financial, Mr. Seavers served as President of National Grid U.S., a U.S. supplier of consumer energy, from 2014 to 2019 and as Executive Director of National Grid plc, a multinational electricity and gas utility company, from 2015 to 2019. Mr. Seavers founded and served as Chief Executive Officer, President and Director of Red Hawk Fire & Security, a provider of life safety and security solutions, from 2012 to 2018, and President of Global Services of the Fire & Security business of United Technologies Corporation, an aerospace and defense company, from 2010 to 2011.
Attributes and Skills:
Mr. Seavers brings an operational perspective and vision to our Board from a variety of industries representing end uses of our products. Mr. Seavers’ extensive executive leadership and deep energy, fire safety and technology industry experience supports his re-election to our Board.
Other Public Company Directorships:
•Ametek, Inc. (a global manufacturer of electronic instruments and electromechanical devices), 2022 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2020 – 2022; Chairman, Pacific Gas & Electric Company, 2020 – 2022
•James Hardie plc (a producer and marketer of fiber cement siding and backerboard and of fiber gypsum products), 2021 – 2022
•Environmental Impact Acquisition Corporation (a special purpose acquisition company), 2021 – 2022

Independent Age: 62 Director Since: 2013 Committees: •Health, Safety & Environment (Chair) •Audit & Finance
Gerald A. Steiner
Mr. Steiner co-founded and served as CEO from 2015 to 2021 and Executive Chairman from 2021 to 2022 of CoverCress, Inc., a company developing a new crop for renewable fuels. Mr. Steiner founded in 2014 and continues to serve at Alta Grow Consulting LLC, a business consulting firm. Prior to Alta Grow Consulting, he served as Executive Vice President, Sustainability and Corporate Affairs at Monsanto Company, a leading global provider of agricultural products for farmers, from 2003 to 2014. Among other roles, Mr. Steiner has also served at the following organizations:
•Chairman, 2012 – 2014, and board member, 2003 – 2014, Food and Agriculture Section of the Biotechnology Industry Organization (a biotechnology innovation organization)
•Chairman, 2012 – 2013, board member, 2014 – 2014, and Trustee Emeritus, 2015 – current, The Keystone Center (a policy center for agriculture, early childhood education, and energy for rural communities)
•Co-founder, Field to Market (an agricultural sustainability organization); current Executive Chairman of Stony Creek Colors (a plant-based dyes company)
Attributes and Skills:
Mr. Steiner brings extensive experience in the renewable fuels and agricultural industry to our Board. This industry experience as well as Mr. Steiner’s extensive experience in government affairs, global business and strategy supports his re-election to our Board.

Independent Age: 64 Director Since: 2019 Committees: •Capital Investment •Executive Compensation
Holly A. Van Deursen
Ms. Van Deursen served as Group Vice President, Petrochemicals, at BP Corporation, a global provider of heat, light and mobility products and services, having starting working there in 1989 and holding various senior executive management roles before retiring as a member of the top-forty executive management team from 2000 to 2005. Ms. Van Deursen has twenty-four years of experience in the chemical, oil, and energy industries, including various engineering, manufacturing, and product development roles for Dow Corning Corporation (a chemical and plastics manufacturer and supplier).
Attributes and Skills:
Ms. Van Deursen brings extensive experience in the chemical, industrial, and contract manufacturing sectors, including from her previous service as a director for companies in the oilfield services, diversified industrial, and packaging sectors, to our Board. Ms. Van Deursen’s experience across sectors as well as her service in executive roles in business management, business development, and mergers & acquisitions in the U.S. and globally supports her re-election to our Board.
Other Public Company Directorships:
•Kimball Electronics Inc. (a global contract manufacturer of durable goods electronics serving a variety of industries), 2019 – current
•Synthomer plc (a global supplier of acrylic and vinyl emulsions and specialty polymers), 2018 – current
•Capstone Green Energy Corporation (a global producer of highly efficient, low-emission, resilient microturbine energy systems), Chair 2017 – 2020; director 2007 – 2021
•Enerpac Tool Group (formerly Actuant Corporation) (a diversified industrial company), 2008 – 2020
•Bemis Company (a packaging company), 2008 – 2019
•Petroleum Geo-Services (an oilfield services company), 2006 – 2018

Independent Age: 66 Director Since: 2015 Committees: •Executive Compensation (Chair) •Nominating & Governance
Alejandro D. Wolff
Mr. Wolff served as Managing Director of Gryphon Partners LLC, a global advisory firm focused on frontier markets, from 2014 to 2016. Prior to Gryphon, he served as U.S. Ambassador to Chile from 2010 to 2013 and U.S. Ambassador to the United Nations from 2005 to 2010. Mr. Wolff has thirty-three years of service in the U.S. Department of State, including service in Algeria, Morocco, Chile, Cyprus, the U.S. Mission to the European Union in Brussels, and as Deputy Chief of Mission and Charge d’Affaires in France.
Attributes and Skills:
Mr. Wolff brings expertise in international political, economic, and commercial affairs to our Board. This expertise as well as Mr. Wolff’s lithium industry experience (including his prior service on the board of directors for Rockwood Holdings, Inc.) supports his re-election to our Board.
Other Public Company Directorships:
•Frontier Group Holdings, Inc. (the holding company of Frontier Airlines, an ultra-low cost airline), 2019 – current
•PG&E Corporation / Pacific Gas & Electric Company (a holding company of natural gas / electric energy utility company), 2019 – 2020
•Versum Materials, Inc. (an electronic materials company), 2016 – 2019

Election of each Director requires the affirmative vote of a majority of the votes cast by the holders of shares represented at the Annual Meeting and entitled to vote (which means that the number of shares voted “FOR” a director must exceed the number of shares voted “AGAINST” a director). In uncontested elections, any Director who does not receive a majority of the votes cast must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” ALL OF THE FOREGOING NOMINEES.

GOVERNANCE MATTERS
Our Board of Directors and management periodically review our Corporate Governance Guidelines and other corporate governance policies, principles, and procedures, to determine whether they should be revised to address recent changes in regulatory requirements and evolving governance practices.
Our Corporate Governance Guidelines, including Director independence standards, our Code of Conduct, and the charters of our Audit & Finance, Executive Compensation, Nominating & Governance, Capital Investment, and Health, Safety & Environment committees are available on our website at www.albemarle.com (See Investors/Governance/Corporate Governance) and are available in print to any shareholder upon request by contacting our Investor Relations department.
Director Independence
The Board has determined that Directors Brlas, Cramer, Minor, O’Brien, O'Connell, Seavers, Steiner, Van Deursen, and Wolff are each “independent” as described by the New York Stock Exchange ("NYSE") listing standards and the independence standards of our Corporate Governance Guidelines.
In order for a Director or nominee to be considered “independent” by the Board, they must (i) be free of any relationship that, applying the rules of the NYSE, would preclude a finding of independence and (ii) not have any material relationship (either directly or as a partner, shareholder, or officer of an organization) with us or any of our affiliates, or any of our executive officers or any of our affiliates’ executive officers. In evaluating the materiality of any such relationship, the Board takes into consideration whether disclosure of the relationship would be required by the proxy rules under the Exchange Act. If disclosure of the relationship is required, the Board must make a determination that the relationship is not material as a prerequisite to finding that the Director or nominee is “independent.”
Leadership Structure; Risk Oversight; Sustainability Oversight; and ESG Matters
Leadership Structure
As part of our annual corporate governance and succession planning review, the Nominating & Governance Committee and the Board evaluate our board leadership structure to ensure that the structure in place is appropriate for the Company at the time.
The Company maintains combined roles of Chair of the Board and CEO. Given our current circumstances and operating strategies, we believe that having a combined Chair of the Board and CEO is the appropriate structure for our shareholders and our Company. Mr. O'Brien serves as our Lead Independent Director ("LID"). The Company continues to benefit from the leadership experience of our LID, Mr. O'Brien, and the strategic vision of our Chairman, President and CEO, Mr. Masters.
Our Corporate Governance Guidelines provide for two structural options: (1) a combined Chair of the Board and CEO with a LID, as we currently utilize, or (2) a Nonexecutive (Independent) Chair of the Board separate from the CEO. These Corporate Governance Guidelines include a description of the responsibilities for both a Nonexecutive (Independent) Chair of the Board and a LID in Annexes B and A thereof, respectively. With our current Board leadership structure of a combined Chair of the Board and CEO, our LID is responsible for presiding over executive sessions of the independent directors and non-management directors, facilitating information flow and communications between directors and the Chair/CEO, and coordinating the activities of the other independent directors, including conferring with the Nominating & Governance Committee and the Chair/CEO as to the membership of the various Board committees and committee chairs.

Risk Oversight
Our Board exercises overall risk governance at Albemarle, with committees taking the lead in discrete areas of risk oversight within their areas of responsibility. Our Board appraises our major risks and oversees that appropriate risk management and control procedures are in place and that management takes the appropriate steps to manage our major risks, with the assistance of the applicable committee(s) and support from management. Each of the committees regularly reports to the Board on risk management matters:
•The Audit & Finance Committee is primarily responsible for risk oversight relating to financial statement integrity, ERM (as defined below), and significant risk within our Company, including, but not limited to, business and financial resilience and threats related to climate change, supply chain disruptions, and cybersecurity.
•The Executive Compensation Committee is primarily responsible for risk oversight related to human resources and potential risks relating to our employee (including executive) compensation programs. See the “Compensation Risk Assessment” beginning on page 43.
•The Nominating & Governance Committee is primarily responsible for risk oversight relating to corporate governance.
•The Health, Safety & Environment Committee is primarily responsible for risk oversight relating to the effectiveness of our health, safety, and environment protection programs and potential risks relating to our sustainability programs.
•The Capital Investment Committee is primarily responsible for risk oversight relating to major capital expenditure projects.
The Company's Enterprise Risk Management (ERM) program identifies and defines risks that could significantly impact shareholder value on a sustained or permanent basis. The ERM program helps to assess key risks, identify gaps, and develop and implement risk mitigation efforts. This information is integrated into our annual and long-range planning processes. Quantitative and qualitative factors are considered to rate each identified risk regarding severity and likelihood to determine which risks should be prioritized. Risk mitigation and management activities are tested with a broad group of relevant stakeholders. The ERM program is led by the Chief Risk Officer and involves extensive engagement with senior Company leaders worldwide. The Chief Risk Officer regularly reports to the Audit & Finance Committee, generally highlighting those risks identified as the most significant, reviewing the Company’s methods of risk assessment and risk mitigation strategies. In addition, each Global Business Unit addresses their most significant risks in their periodic strategy updates to the Board.
We believe the current leadership structure of the Board supports the risk oversight functions described above by providing independent leadership at the committee level, with ultimate oversight by the Board. This approach to risk oversight aligns with the Company's disclosure controls and procedures, which are designed to ensure that relevant information is gathered and reported to the Board and its committees, as appropriate.
Sustainability Oversight and ESG Matters
Our Board exercises overall governance of our sustainability program and its alignment to the Albemarle Way of Excellence (operating model) and our sustainability framework. Board committees take the lead in discrete areas of oversight within their areas of responsibility, with the Health, Safety &

Environment Committee monitoring progress on sustainability initiatives on a quarterly basis. Each of the Board committees regularly reports to the Board on sustainability matters.

		Health, Safety & Environment	Audit & Finance	Executive Compensation
	Energy & Greenhouse Gases	●
Natural Resource	Water	●
Management	Resource Stewardship	●
	Waste	●
	Safety	●
People, Workplace	Diversity, Equity & Inclusion			●
& Community	Investment in Talent			●
	Community & Stakeholder Engagement	●
	Value Chain Excellence	●
Sustainable	Product & Process Innovation	●
Shareholder Value	Business & Financial Resilience		●
	Business Ethics & Regulatory Compliance		●

Director Retirement Policy
Our Corporate Governance Guidelines provide that in general, a non-employee Director should not stand for re-election in the year in which they reach 72 years of age, although the Board has the authority to grant exceptions to this limitation on a case-by-case basis. None of our current Directors attained or will attain the age of 72 in 2023.
Meetings of Non-Employee Directors
Executive sessions of the non-employee members of the Board were held regularly in conjunction with scheduled meetings of the Board during 2022. Mr. O'Brien, in his role as LID, presided at the executive sessions of the non-employee Directors held during the year. Shareholders and other interested persons may contact the Chair of the Nominating & Governance Committee or the non-employee members of the Board as a group through the method described under "How do I communicate with the Board of Directors?" in the "Questions and Answers about this Proxy Statement and the Annual Meeting" beginning on page 91.
Director Continuing Education
We encourage Directors to attend periodic director continuing education programs. Typically, director education programs focus on issues and trends affecting directors of publicly-held companies. We reimburse our Directors for tuition and expenses associated with attending these programs.
Attendance at Annual Meeting
We anticipate all Directors will attend the annual meeting of shareholders each year. All incumbent Directors attended our 2022 annual meeting of shareholders.
Board Meetings
The Board meets during the year to review significant developments affecting us and to act on matters requiring the Board's approval, and may hold special meetings between scheduled meetings when appropriate. During 2022, the Board held a total of nine meetings.

Committees of the Board of Directors; Assignments and Meetings
The Board maintains five "standing committees:" Audit & Finance; Executive Compensation; Nominating & Governance; Health, Safety & Environment; and Capital Investment. In addition, the Board maintains an Executive Committee, composed of Messrs. O'Brien and Masters. The Board has determined that all members of the standing committees are “independent” within the meaning of the listing standards of the NYSE and the independence standards of our Corporate Governance Guidelines. See “Director Independence” on page 14.
The following table lists committee assignments of each current Director as of the March 7, 2023 record date and the number of times each committee met during 2022. Each of the Directors attended at least 75% of the total number of Board meetings and meetings of the committees of the Board on which the Director served in 2022.

	Audit & Finance Committee	Executive Compensation Committee	Nominating & Governance Committee	Health, Safety & Environment Committee	Capital Investment Committee
Management Director
J. Kent Masters, Jr.
Non-Employee Directors
M. Lauren Brlas	●				☐
Ralf H. Cramer	☐			☐
Glenda J. Minor	☐		☐
James J. O’Brien	☐		●
Diarmuid B. O'Connell		☐		☐
Dean L. Seavers		☐			●
Gerald A. Steiner	☐			●
Holly A. Van Deursen		☐			☐
Alejandro D. Wolff		●	☐
Number of Meetings in 2022	7	7	4	4	6

Chair	☐	Member
Audit & Finance Committee
The duties of the Audit & Finance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Audit & Finance Committee is a separately designated standing committee in accordance with Section 3(a)(58)(A) of the Exchange Act.
The Board of Directors has determined that all Audit & Finance Committee members are financially literate, as required by SEC regulations and NYSE rules, and the Board of Directors has determined that each of Mses. Brlas and Minor and Mr. O’Brien is an “audit committee financial expert,” as that term is defined in the rules of the SEC under the Sarbanes-Oxley Act of 2002. Please also see the “Audit & Finance Committee Report,” on page 81.
The Audit & Finance Committee's primary role is to oversee the integrity of the financial information reported by the Company. The Audit & Finance Committee appoints the Company's independent registered public accounting firm, approves the scope of audits performed by it and by the internal audit staff, and reviews the results of those audits. The Audit & Finance Committee also meets with management, the Company’s independent registered public accounting firm, and the internal audit staff to review audit and non-audit results, as well as financial, accounting, compliance, and internal control matters. In addition, the Board has delegated oversight of the Company’s enterprise risk management program and compliance and ethics program to the Audit & Finance Committee.
Cybersecurity Matters
The Audit & Finance Committee exercises oversight of information security matters and the Company’s cybersecurity program. The Company bases its policies and procedures relating to cybersecurity on National Institute of Standards and Technology (“NIST”) and ISA/IEC standards. The Company engages a third-party cybersecurity firm to conduct an annual cyber assessment using the NIST Cybersecurity Framework, which in 2022 was completed for each of our 16 manufacturing sites around the globe.
Our cybersecurity program applies a zero-trust architecture focused on privilege, functionality, and network segmentation and utilizes specific team functions to constantly scan and monitor for threats and vulnerability. We operate a security monitoring program and deploy a security operations center with in-house incident response teams and engage external vendors to perform annual penetration tests to provide validation of security technologies and procedures. Information security training is conducted as part of our compliance program, with a mandatory training program provided to new employees and recurring training occurring on a quarterly basis. In addition, the Company has procured an information security insurance policy. Our Chief Information Officer and Chief Information Security Officer generally update the Board annually on these and other related matters and report to the Audit & Finance Committee on a periodic/as needed basis.
Executive Compensation Committee
The duties of the Executive Compensation Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Executive Compensation Committee’s primary role is to develop and oversee the implementation of our philosophy with respect to the compensation of our executive officers and other key employees, including the named executive officers listed in this Proxy Statement. The Executive Compensation Committee has the overall responsibility of evaluating the performance (and determining the compensation) of the CEO and approving the compensation structure for senior management and other key employees.
The Executive Compensation Committee also approves cash incentive awards and compensation packages of certain executive-level personnel and may grant stock options, stock appreciation rights, performance units, restricted stock, restricted stock units, and cash incentive awards under The Albemarle Corporation 2017 Incentive Plan (the "2017 Incentive Plan"). In addition, the Chief Human Resources Officer annually reports to the Executive Compensation Committee on the results of the Company's workforce analysis, including headcount, turnover, workforce diversity, and pay equity.
The Executive Compensation Committee reviews and approves the performance, compensation, and annual performance goals of the CEO with input from all independent Directors and the CEO’s self-evaluation. The Executive Compensation Committee approves the compensation of the other named executive officers based upon the evaluation and recommendation of the CEO. The Executive Compensation Committee periodically meets with members of senior management in order to assess progress toward meeting long-term objectives. The Executive Compensation Committee reports regularly to the Board of Directors on matters relating to the Executive Compensation Committee’s responsibilities. In addition, the Executive Compensation Committee follows regulatory and legislative developments and considers corporate governance best practices in performing its duties. For additional information with respect to the Executive Compensation Committee, please see “Compensation Discussion and Analysis” beginning on page 29.
In performing its responsibilities with respect to executive compensation decisions, the Executive Compensation Committee receives information and support from the Company’s Human Resources Department and retained Pearl Meyer & Partners, LLC ("Pearl Meyer") (from January to August of 2022) and Farient Advisors LLC ("Farient") (starting August 2022) as outside independent compensation consulting firms. Pearl Meyer and Farient are each a nationally recognized executive compensation consultant which the Executive Compensation Committee retained to provide information concerning compensation paid by competitors and members of our compensation peer group and to assist in designing executive compensation plans. For additional information with respect to the Executive Compensation Committee and compensation consultants, please see “Compensation Discussion and Analysis” beginning on page 29.
Independence of the Executive Compensation Consultants
The Executive Compensation Committee has concluded, based on the consideration of the factors specified in the SEC’s rules and the NYSE’s listing standards, that each of its compensation consultants, Pearl Meyer (from January to August of 2022) and Farient (from August 2022), is independent and does not have a conflict of interest in its engagement by the Executive Compensation Committee.
In making this conclusion with respect to each of Pearl Meyer and Farient, the Executive Compensation Committee received written confirmation from each of Pearl Meyer and Farient addressing these factors and supporting this determination.
Executive Compensation Committee Interlocks and Insider Participation
No member of the Executive Compensation Committee was at any time an officer or employee of the Company, nor is any member of the Executive Compensation Committee related to any other member of the Executive Compensation Committee, any other member of the Board of Directors, or any executive officer of the Company or has a relationship disclosed below in "Certain Relationships and Related Transactions." No executive officer of the Company served as a director or member of the compensation committee of another entity, one of whose executive officers is a member of the Company’s Executive Compensation Committee, or the Company's Board of Directors.
Nominating & Governance Committee
The duties of the Nominating & Governance Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Nominating & Governance Committee assists the Board of Directors on all matters relating to the selection, qualification, duties, and compensation of members of the Board of Directors, as well as the annual evaluation of the Board of Directors’ performance and processes. The Nominating & Governance Committee also assists the Board of Directors with oversight of corporate governance.
The Nominating & Governance Committee identifies Director candidates through recommendations made by members of the Board of Directors, management, shareholders, and others, including professional search firms.

Director Candidate Recommendations and Nominations by Shareholders
Shareholders should submit any director candidate recommendations to the Nominating & Governance Committee through the method described in "Shareholder Proposals” on page 98. In addition, any shareholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors if such shareholder complies with the procedures set forth in our Bylaws and summarized in “Shareholder Proposals”. Copies of our Bylaws are available at no charge in the Company’s public filings with the SEC or from the Secretary of the Company.
Nominating & Governance Committee Process for Identifying and Evaluating Director Candidates
The Nominating & Governance Committee identifies and evaluates all director candidates in accordance with the director qualification standards described in the Corporate Governance Guidelines. The Board as a whole is benefited by the diversity of its members and their collective knowledge of accounting and finance; management and leadership; vision and strategy; business operations; business judgment; crisis management; risk assessment and management; industry knowledge; corporate governance; environment, social impact, and sustainability; and global markets. The Nominating & Governance Committee aims to balance these considerations through its ongoing consideration of Directors and nominees, as well as its annual self-evaluation process.
The Nominating & Governance Committee evaluates a candidate’s qualifications to serve as a member of the Board based on the background and expertise of such candidate as well as the background and expertise of the Board as a whole. The Nominating & Governance Committee considers such relevant factors as it deems appropriate, including the current composition of the Board of Directors; the balance of management and independent Directors; diversity in gender, race, ethnicity, background, and experiences; the need for financial expertise; the evaluation of other prospective nominees; and a candidate’s ethical standards, accountability, past achievements, professionalism and collegiality, and availability to serve in light of other commitments. The Nominating & Governance Committee may also determine new skills, qualities, and/or experiences that should be considered in the context of a Director candidate. The Nominating & Governance Committee is committed to including in each director search qualified candidates who reflect a diversity of backgrounds, including diversity of gender and race. When particular needs are identified, a search is initiated with sufficient time for adequate research and deliberation.
When considering a Director standing for re-election, in addition to the attributes described above, the Nominating & Governance Committee considers that individual’s past contribution and future commitment to the Company. The Nominating & Governance Committee evaluates the totality of the merits of each prospective nominee that it considers and does not restrict itself by establishing minimum qualifications or attributes. The Nominating & Governance Committee is committed to effective succession planning and refreshment for our Board of Directors, including having honest and difficult conversations with existing Directors as may be deemed necessary.
After completing potential Director nominees’ evaluations, the Nominating & Governance Committee makes a recommendation to the full Board of Directors as to the persons who should be nominated by the Board of Directors, and the Board of Directors determines the nominees after considering the recommendation of the Nominating & Governance Committee. There is no difference in the manner by which the Nominating & Governance Committee evaluates prospective nominees for Directors based upon the source from which the individual was first identified, including whether a candidate is recommended by a shareholder.
Our Bylaws provide for proxy access. A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws.
The Nominating & Governance Committee did not receive any Board of Director candidate recommendations from any shareholders in connection with the Annual Meeting.
Health, Safety & Environment Committee
The duties of the Health, Safety & Environment Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Health, Safety & Environment Committee assists the Board of Directors in fulfilling its oversight responsibilities in assessing the effectiveness of our health, safety, and environmental programs and initiatives, including our progress toward the enhancement of our global reputation, responsible corporate stewardship, our corporate social responsibility, and the sustainability of our products and operations.
Among other matters, the Health, Safety & Environment Committee is responsible for reviewing and overseeing:
•Programs and practices related to ensuring the safe manufacture, distribution, use, and disposal of Company products;
•Contributions to long-term strategy and sustainability initiatives;
•Global public policy and advocacy development strategies related to health, safety, environmental, and sustainability issues;
•Policies and approach to human rights and the rights of indigenous people;
•The Company’s emergency response plan and political contributions;
•Efforts to minimize the Company’s environmental impact and implementation of the Company’s climate strategy; and
•Impacts of accessing the resources required to create long-term stakeholder value.
In addition, the Board has delegated oversight of the annual and long-term goals for the Company’s health, environment, safety, and emissions targets and sustainability initiatives, including quarterly status reports on efforts to attain those goals, to the Health, Safety & Environment Committee.
Capital Investment Committee
The duties of the Capital Investment Committee are set forth in its charter, which can be found on the Company’s website at www.albemarle.com (see Investors/Governance/Corporate Governance/Governance Documents).
The Capital Investment Committee assists the Board with oversight of management's execution of major capital expenditure projects in support of the Company's strategic plans. The Capital Investment Committee is responsible for, among other matters, advising and informing the Board on the critical path and costs for capital projects, as well as risk oversight and making recommendations to the Board with respect to new major capital expenditures.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Board of Directors has adopted a written Related Person Transaction Policy that governs the review, approval, or ratification of covered related person transactions. The Audit & Finance Committee manages this policy. The policy generally provides that we may enter into a related person transaction only if the Audit & Finance Committee or the disinterested members of the Board of Directors approves or ratifies such transaction in accordance with the policy’s guidelines, if the transaction is in the best interests of the Company and its shareholders, and if the transaction is on arm’s length terms comparable to those that could be obtained with an unrelated third party, or if the transaction involves compensation approved by our Executive Compensation Committee.
Related person transactions must be presented to the Audit & Finance Committee for approval and, at each subsequently scheduled Audit & Finance Committee meeting, our management will update the Audit & Finance Committee as to any material change to the proposed related person transaction. The Chair of the Audit & Finance Committee has been delegated authority to act on behalf of the Audit & Finance Committee with respect to the review and approval of a proposed transaction in the event that our General Counsel, in consultation with our CEO or CFO, determines that it is not practicable to wait until the next scheduled Audit & Finance Committee for the transaction to be acted upon.
The Audit & Finance Committee may pre-approve the repurchase of shares of common stock from related persons, provided that such repurchase is on terms no less favorable to us than those that could be obtained in arm’s length dealings with an unrelated third party.
For purposes of this policy, a “related person transaction” is a transaction, arrangement, or relationship (or any series of similar transactions, arrangements, or relationships) in which we are or will be a participant and the amount involved exceeds $120,000 and in which any related person had, has, or will have a direct or indirect interest.
A “related person” is any Director, Director nominee, or executive officer; a holder of more than 5% of our common stock; an immediate family member or person sharing the household of any of foregoing persons; or any firm, corporation, or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest. For purposes of determining whether a transaction is a related person transaction, the Audit & Finance Committee may rely upon Item 404 of Regulation S-K.
The Audit & Finance Committee was not presented with, and the Company did not participate in, any related person transactions since the beginning of 2022, and no such related person transactions are currently proposed.

DIRECTOR COMPENSATION
Annual Compensation
Our non-employee Directors receive the following compensation:

COMPENSATION	ANNUALLY
Annual Cash Retainer	$100,000
Annual Equity Grant of Restricted Common Stock	$150,000
Additional Cash Fees:
Lead Independent Director or Non-Executive Chair of the Board, as applicable	$50,000
Audit & Finance Committee Chair	$25,000
Executive Compensation Committee Chair	$20,000
Nominating & Governance Committee Chair	$15,000
Health, Safety & Environment Committee Chair	$15,000
Capital Investment Committee Chair	$15,000
We pay the annual cash retainer fee and any applicable additional cash fees to our non-employee Directors in equal quarterly installments. The portion of cash compensation for a non-employee Director who has a partial quarter of service (due to joining the Board, or beginning service in a Board leadership role, during the quarter) is pro-rated. We do not pay meeting fees or additional compensation to Directors for special meetings.
We make the annual equity grant of restricted common stock to our non-employee Directors in accordance with the 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors of Albemarle Corporation (the “2013 Directors Plan”). The number of shares of common stock awarded is calculated by dividing the $150,000 annual equity retainer by the closing price of the Company’s common stock on the date of grant and rounding down to the nearest full share increment. The annual equity grant of restricted common stock is made on the first trade day of July and vests as of the following July 1, except, with respect to a non-employee Director who (i) does not stand for reelection for the following compensation year, pursuant to meeting the Company’s retirement guidelines, at the time of the annual meeting of shareholders when the Director effectively retires, or (ii) elects not to stand for reelection for the following compensation year, at the annual meeting of shareholders, when their term as a Director effectively ends. Vesting is subject to the non-employee Director’s continued service on our Board through such vesting date. The equity grant amount for a non-employee Director who has a partial year of service (due to joining the Board during the year) is pro-rated.
Deferred Compensation
Under the 2013 Directors Plan, non-employee Directors may defer, in 10% increments, all or part of their cash retainer fee and/or chair fees into a deferred cash account and may defer, in 10% increments, all or part of their stock compensation into a deferred phantom stock account. Fees deferred, in whole or in part, into a phantom stock account are recorded by the Company as phantom shares. Deferred cash accounts and phantom stock accounts are unfunded and maintained for record-keeping purposes only.
Distributions under the 2013 Directors Plan will generally be paid in a lump sum unless the participant specifies installment payments over a period up to ten years. Deferred cash account amounts are paid in the form of cash and deferred phantom stock account amounts are paid in whole shares of common stock. Unless otherwise elected by the participant as permitted under the 2013 Directors Plan, distributions will begin on February 15 in the year following the earlier of the participant’s turning 65 years old or ending their tenure as a Company non-employee Director. For 2022, Mr. Steiner and Ms. Van Deursen each elected to defer all of their stock compensation into their respective deferred phantom stock accounts, and Mr. Steiner and Ms. Van Deursen each elected to defer 100% of their cash compensation into their deferred cash accounts.
2013 Directors Plan
The 2013 Directors Plan provides for the grant of shares of common stock to each non-employee Director (each, a “participant”) of the Company. In the event of a change in capital, changes in shares of capital stock, or any special distribution to our shareholders, the administrator of the 2013 Directors Plan will make equitable adjustments in the number of shares of common stock that have been, or thereafter may be, granted to participants. The maximum aggregate number of shares of common stock that may be issued under the 2013 Directors Plan is 500,000 shares.
Our General Counsel administers the 2013 Directors Plan, interpreting all provisions of the 2013 Directors Plan, establishing administrative regulations to further the purpose of the 2013 Directors Plan, and taking any other action necessary for the proper operation of the 2013 Directors Plan. The Company has discretionary authority to increase the amount of shares of common stock issued to each participant during the compensation year, subject to a $150,000 limitation on the value of the shares to be issued to any participant in any compensation year.
Our General Counsel may amend, suspend, or terminate the 2013 Directors Plan, but no such amendment can (i) increase the number of shares of common stock that may be granted to any participant (except as described above) or (ii) increase the total number of shares of common stock that may be granted under the 2013 Directors Plan. Any amendment of the 2013 Directors Plan must comply with applicable rules of the NYSE.
At the Annual Meeting, shareholders will vote on whether to approve the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors, which is intended to replace the 2013 Directors Plan, which will expire by its terms in May 2023. Please see "Proposal 5 – Approval of 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors" beginning on page 84.
Other Benefits and Perquisites
Non-employee Directors are eligible for certain other benefits and perquisites as follows. The cost of such other benefits and perquisites are included as other compensation in our Director Compensation Table if such disclosure is required by, or exceeds the threshold specified under, SEC rules.
•Matching Gifts Program: The Albemarle Foundation will make matching donations for qualified charitable contributions for any non-employee Director up to a total of $3,000 per year.
•Medical Plan Access: Non-employee Directors may enroll in the Company-sponsored medical insurance plans at the same rate as active employees. This benefit does not extend to other health and welfare benefits.
•Training and Development: We reimburse non-employee Directors for expenses associated with Director training and development.
•Travel Reimbursements: We reimburse non-employee Directors for the reasonable expenses of attending Board and committee meetings.

Director Compensation Table
The following table presents information relating to the compensation earned by our non-employee Directors who served during the fiscal year ended December 31, 2022 ("Fiscal Year 2022"). Mr. Masters, as an employee Director, does not receive compensation from the Company in his capacity as a Director.

Director Compensation Table
Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
M. Lauren Brlas	$122,500	$149,965	$3,000	$275,465
Ralf H. Cramer(4)	$85,833	$197,655	$—	$283,488
Glenda J. Minor	$100,000	$149,965	$—	$249,965
James J. O'Brien	$162,500	$149,965	$3,000	$315,465
Diarmuid B. O'Connell	$100,000	$149,965	$—	$249,965
Dean L. Seavers	$112,500	$149,965	$—	$262,465
Gerald A. Steiner	$112,500	$149,965	$—	$262,465
Holly A. Van Deursen	$100,000	$149,965	$—	$249,965
Alejandro D. Wolff	$117,500	$149,965	$—	$267,465
___________________________________________________
(1)Amounts shown include fees that have been deferred at the election of the non-employee Director under the 2013 Directors Plan.
(2)Amounts shown represent the aggregate grant date fair value of stock awards recognized in Fiscal Year 2022 in accordance with FASB ASC Topic 718. On July 1, 2022, each then serving non-employee Director received 731 shares of common stock (some of which were deferred by certain Directors) for their service as a Director. In accordance with the 2013 Directors Plan, non-employee Directors received shares of common stock equal to $150,000 divided by the closing price per share of common stock on July 1, 2022, which was $205.15, rounded down to the nearest 1-share increment. The amounts set forth above reflect our accounting expense for these awards and do not correspond to the actual value that will be recognized by each of the non-employee Directors. Shares granted pursuant to the 2013 Directors Plan vest (i) the July 1st next following the grant date for non-employee Directors who completed their term of service or (ii) on the completion of their term of service for non-employee Directors not standing for reelection at the annual meeting of shareholders. No Director holds any other unvested equity or has options outstanding.
(3)Represents matching donations for qualified charitable contributions.
(4)Mr. Cramer joined the Board in February 2022. Upon joining the Board, Mr. Cramer received, on February 21, 2022, a pro-rated stock grant of 250 shares of common stock based on the closing price per share of common stock on such date, which was $190.76. He also received the grant made to all non-employee Directors on July 1, 2022, as described in footnote 2 above.

STOCK OWNERSHIP
Stock Ownership Guidelines
We maintain stock ownership guidelines to further align the interests of our Directors and officers with our shareholders. Directors and officers are expected to achieve ownership in the amounts set forth in the table below within five years of being appointed to the relevant role. Each non-employee Director and NEO was in compliance with these requirements as of the record date, March 7, 2023.

Position	Target Value
Non-Employee Directors	5x annual cash retainer
Chief Executive Officer	6x base salary
Chief Financial Officer	4x base salary
Other Executive Officers	3x base salary
In order to help ensure robust stock ownership, Directors and officers are required to hold at least 50% (after taking into account any tax withholding) of their net shares vesting in any twelve-month period until they meet their target value, and are deemed to be in compliance with the guidelines if they sell no more than that amount. Stock options are not counted as value owned when calculating target value.
Our insider trading policy prohibits, among other things, Directors, officers, and employees of the Company from engaging in short sales, put options, or call options; purchasing on margin or holding in margin accounts; pledging, hypothecating, or otherwise encumbering as collateral for indebtedness; or hedging, short selling, or pledging the Company’s shares. In addition, to further align our Directors’ and NEOs’ interests with those of our shareholders, our insider trading policy restricts purchases and sales of our stock by Directors and certain employees, including NEOs, to the 30-day period beginning on the third trading day following an earnings announcement (the day of the announcement constituting the first day) and only after being cleared to trade by our General Counsel or a designee thereof, or in accordance with a previously existing Rule 10b5-1 trading plan that meets applicable SEC requirements.
Principal Shareholders
The following table provides certain information about each person or entity known to us to be the beneficial owner of more than 5% of the issued and outstanding shares of our common stock.

Name and Address of Beneficial Owners	Number of Shares		Percent of Class*
The Vanguard Group
100 Vanguard Boulevard, Malvern, PA 19355	14,147,413	(1)	12.1%
BlackRock, Inc.
55 East 52nd Street, New York, NY 10055	9,321,844	(2)	7.9%
Capital International Investors
333 South Hope Street, 55th Floor, Los Angeles, CA 90071	7,868,987	(3)	6.7%
___________________________________________________
*    Ownership percentages set forth in this column are based on the assumption that each of the principal shareholders continued to own, as of the record date, the number of shares reflected in the table. Calculated based upon 117,299,392 shares of common stock outstanding as of the record date, March 7, 2023.
(1)Based solely on the information contained in the Schedule 13G Amendment filed by the Vanguard Group (“Vanguard”) with the SEC on February 9, 2023. The report states that Vanguard has aggregate beneficial ownership of 14,174,413 shares of common stock, including shared voting power over 168,628 shares of common stock, sole dispositive power over 13,690,202 shares of common stock, and shared dispositive power over 484,211 shares of common stock.

(2)Based solely on the information contained in the Schedule 13G Amendment filed by BlackRock, Inc. (“BlackRock”) with the SEC on February 3, 2023. The report states that BlackRock has aggregate beneficial ownership of 9,321,844 shares of common stock, including sole voting power over 8,492,988 shares of common stock and sole dispositive power over 9,321,844 shares of common stock.
(3)Based solely on the information contained in the Schedule 13G filed by Capital International Investors (“CII”) with the SEC on February 13, 2023. The report states that CII has aggregate beneficial ownership of 7,868,987 shares of common stock, including sole voting power over 7,765,262 shares of common stock and sole dispositive power over 7,868,987 shares of common stock.
Directors and Executive Officers
The following table sets forth as of March 7, 2023, the beneficial ownership of common stock by each Director of the Company, the NEOs listed in the Summary Compensation Table, and all Directors and executive officers of the Company as a group.

Name of Beneficial Owner or Number of Persons in the Group	Number of Shares Beneficially Owned(1)		Percent of Class	Phantom Shares Without Voting or Investment Power(2)
M. Lauren Brlas	6,900		*	—
Kristin M. Coleman	—	(3)	*	—
Ralf H. Cramer	981		*	—
Netha N. Johnson	43,253		*	—
J. Kent Masters	70,347		*	—
Glenda J. Minor	4,106		*	783
Eric W. Norris	45,426		*	—
James J. O’Brien	2,813		*	15,160
Diarmuid B. O'Connell	6,681		*	—
Dean L. Seavers	6,749		*	—
Gerald A. Steiner	6,500		*	9,354
Scott A. Tozier	109,422	(4)	*	263
Holly A. Van Deursen	1,650		*	3,280
Alejandro D. Wolff	9,958		*	3,423
All directors and executive officers as a group (18 persons)	447,460		*	32,496
___________________________________________________
*    Indicates beneficial ownership of less than 1% of common stock. Calculated based upon 117,299,392 shares of common stock outstanding as of March 7, 2023 and assuming conversion or exercise of such holder’s options, as the case may be, for purposes of calculating the total number of shares outstanding, but not the conversion or exercise of securities held by third parties.
(1)The amounts in this column include shares of common stock with respect to which certain persons had the right to acquire beneficial ownership within 60 days of March 7, 2023: Mr. Masters 54,475 shares; Mr. Johnson 19,639 shares; Mr. Norris 20,090 shares; and Mr. Tozier: 38,310 shares.
(2)The amounts in this column reflect phantom shares held in the deferred stock account of each person and represent an equivalent number of shares of common stock. Although such shares are not “beneficially owned” as defined under SEC rules, we believe that inclusion of such shares gives our shareholders important additional information regarding the shareholdings of our Directors.
(3)Ms. Coleman joined the Company on November 28, 2022.
(4)Includes 1,609 shares held in the Albemarle Savings Plan.

DELINQUENT SECTION 16(a) REPORTS
Based solely on our review of the forms required by Section 16(a) of the Exchange Act furnished to us, we believe that our Directors, officers, and beneficial owners of greater than 10% of common stock were compliant with applicable filing requirements in 2022, except that a Form 4 reporting the grant of director stock compensation to Mr. Cramer on February 21, 2022 was not filed on a timely basis due to a delay in obtaining EDGAR filing codes and was subsequently disclosed in a Form 4 filed on February 25, 2022.

COMPENSATION DISCUSSION AND ANALYSIS
2022 KEY EXECUTIVE COMPENSATION COMMITTEE ACTIVITIES
Advisory Shareholder Say-on-Pay Vote

At our 2022 annual meeting of shareholders, 95.3% of shareholders who cast a vote approved the compensation for 2021 of our named executive officers (“NEOs” — as determined in accordance with SEC rules).	95.3% Say-on-Pay Approval
Shareholder Engagement
In the fall of 2022, we continued our practice of annual engagement with shareholders. These discussions provide us a basis upon which we continually evaluate our executive compensation and corporate governance practices. This initiative was led by a group of senior officers of the Company, acting on behalf and at the request of the Executive Compensation Committee (the “Committee”), by reaching out to 50 shareholders representing approximately 63% of our outstanding shares. A total of 8 shareholders elected to engage with us (representing approximately 18% of our outstanding shares), for which we organized follow-up calls. This outreach reflects our commitment to understand and address key issues of importance to our shareholders.
We received positive feedback from our investors, indicating support for the general structure and operation of our executive compensation program. Discussions focused on Environment, Social and Governance topics and how we govern our program, measure results and make meaningful progress. Our investors were pleased with our corporate responsibility and sustainability efforts and the ongoing progress we are making.
Compensation Committee Actions
The Committee continued to monitor trends and developments with respect to executive compensation and benefit policies. As part of this monitoring, the Committee adjusted the severance and change in control provisions for our executive officers to better align with our 2023 compensation peer group. We changed the severance multiple for a termination of employment outside of a Change in Control protection period from 1.5 to 2 years for the CEO and from 1 year to 1.5 years for the other executive officers. For a Change in Control with termination of employment we aligned the benefits continuation period with the severance period and approved for PSUs to be earned in full at target (from prorated at the greater of actual or target).
In 2022, the Committee went through a selection process to determine who to best advise it as its independent compensation consultant. The Committee selected Farient and started engaging with them in the second half of 2022.

EXECUTIVE SUMMARY
Albemarle again followed a strong pay-for-performance and values-based approach in 2022. The summary below highlights our business results, how our talent management supported those results, and how we align executive pay and performance.
2022 Performance
2022 Business Highlights
Financial Performance
In 2022, we achieved tremendous financial results and growth. Net sales were up ~120% vs 2021, actively capturing pricing upsides, strong contract negotiations, higher volumes, and strategic market position. Operating Profit was up ~210% vs 2021, primarily driven by pricing favorability, partly offset by higher raw material, natural gas, and logistics costs. Diluted EPS was more than 21 times that of 2021. Strong cash generation led to a positive free cash flow in 2022 while we continued to invest in growth projects. Our balance sheet reflects significant liquidity of approximately $3 billion, with a leverage (defined as consolidated net funded debt to consolidated EBITDA) ratio of approximately 0.5x, giving us substantial flexibility to act as new growth opportunities are identified.

USD in millions (except Diluted EPS)	2022	2021	Variance
Net Sales	$7,320	$3,328	$3,992
Net Income attributable to Albemarle	$2,690	$124	$2,566
Operating Profit	$2,470	$798	$1,672
Diluted EPS	$22.84	$1.06	$21.78
Operating Cash Flow	$1,908	$344	$1,564
Investing and Financing Activities
•Completed the acquisition of the Qinzhou lithium conversion plant in Guangxi China for $200 million on October 25, 2022.
•La Negra trains 3&4 handed over to operations in 1Q22. Kemerton train 1 achieved first product in July 2022. Kemerton train 2 mechanically complete and transitioned to commissioning phase.
•Albemarle was awarded a $150 million U.S. Department of Energy grant for US-based lithium concentrator facility to support domestic electric vehicle supply chain.
•Acquired land and building for Albemarle Technology Park to further our mine-to-market innovation strategy.
•Successful execution of capital projects for the TBBPA (Tetrabromobisphenol A) expansion at Jordan Bromine Company and DPE (DiPhenylEthane) expansion at Magnolia allowed for increased volumes in 2022.
•Concluded strategic review of Catalysts - decision made to retain as a wholly owned subsidiary branded as Ketjen. Turn-around planning underway.
•Realigning core Lithium and Bromine businesses into Energy Storage and Specialties segments effective January 1, 2023.

•Extended and expanded our revolving credit line to $1.5 billion. Raised $1.7 billion in bonds in May 2022.
•Invested in critical organizational capability, with a focus on Asia-Pacific, to enable strategy execution.
Sustainability
Furthered our sustainability strategy with focus turning to completing IRMA (Initiative for Responsible Mining Assurance) third party assessments for the Salar de Atacama, closing gaps to IRMA 50 (or higher). Released 2021 sustainability report on June 2, 2022 with a video conference with live Q&A.
How our Talent Strategies and Actions Support our Performance

People Drive Albemarle’s Success	Our HR mission is to create empowered, inspired, and inclusive teams working collaboratively. Our employee value proposition is to provide best-in-career employee experiences, empowered by a values-centered culture and globally diverse and inclusive teams.

	Our workforce spans over 25 countries and expanded in 2022 from around 5,600 employees to over 6,900 employees.
Employee Engagement	Employee Empowerment Survey
	As part of our listening strategy, we launched a global employee empowerment survey which had a strong 65% response rate (a response rate above 50% is considered good). 76% of our employees responded favorably to their satisfaction with working at Albemarle (benchmark: 73% for the manufacturing industry). Three areas of opportunity to improve satisfaction include collaboration, communication, and future career opportunities and development, which we are actively addressing.
	Voluntary Employee Turnover
	Managing voluntary turnover is a critical part of our talent strategy, given the potential loss of expertise and experience and it being an indicator of employee engagement. For 2022, we set and achieved an aspirational voluntary turnover target of 5.3%. Given the high inflation globally, we implemented an off cycle pay increase globally.
	Diversity, Equity and Inclusion
We implemented comprehensive DE&I dashboards for our leadership to regularly track and act on critical metrics that help us to understand the representation, development, and advancement of diverse groups across the organization.
	We set 2022 targets relative to 2021 and achieved the results shown below.
		2021 Actual	2022 Target	2022 Achieved
	Percentage of the global workforce that is female	21.9%	22.9%	24.0%
	Percentage of the US workforce at the Director level and higher that is racially diverse	16.9%	17.9%	21.3%

Employee Engagement	Employee Resource Groups and Annual CEO Day of Understanding
Our Employee Resource Groups, which we call CONNECT groups, promote an atmosphere of inclusion and encouragement, where every employee’s voice is heard. These executive-sponsored, employee-led groups are formed to promote a better workplace through shared perspectives and goals that positively impact our employees and their experience, alignment with our core values, and the creation and strengthening of relationships across the company.

CONNECT groups focus on four areas: 1. Heritage Month Activities – cultural education and awareness, communication skills, valuing differences, breaking down barriers to inclusion, and membership campaigns; 2. Career Development – leadership skills, networking, mentoring, guest speakers, increased access to company leaders, and talent development resources; 3. Attracting Talent – support for the company’s diversity recruiting efforts, support for onboarding and retention, association partnerships, and supplier diversity recommendations; 4. Community Outreach – contribute to the communities where we live and work via strategic alignment with one or two preferred non-profits.

In 2021, our CEO, Kent Masters, became a signatory to CEO Action for Diversity and Inclusion, the largest CEO-driven business commitment to advance DE&I in the workplace. In 2022, we held our second annual CEO Day of Understanding. CEO Days of Understanding encourage organizations to host candid conversations throughout the year to highlight and engage with real-time issues and events as they arise. As a signatory of CEO Action for Diversity and Inclusion, we are committed to providing unconscious bias training, sharing best practices, and engaging our Board of Directors in DE&I work.

The annual CEO Day of Understanding is a great opportunity for our CEO to re-emphasize our commitment to DE&I and its importance to the success of the Company. It also gives employees an opportunity to engage directly with our CEO on the topic of DE&I.
Celebrating our Achievements Together
At Albemarle, winning awards is not the end goal. Outside recognition however reflects the commitment of our organization and employee base, who work hard every day to create a diverse, equitable and inclusive environment. To them we owe the following distinctions:
a.2023 Military Friendly Employer
b.2023 Military Spouse Friendly Employer
c.2022 Charlotte’s and Nation’s Best and Brightest to Work For
d.America’s Best Employers by Forbes’ Best Companies List

We are committed to providing accessible learning & leadership opportunities that enhance both employee skills as well as our organizational agility and alignment through our Albemarle University.

Developing Leadership Capability
Albemarle’s coaching, mentoring, and leadership development learning journeys nurture skills leaders need to effectively lead themselves and others, now and in the future. In 2022, 300+ existing and aspiring leaders participated in a formal internal leadership development program. Our programs include assessments, virtual coaching apps, action learning projects, and visibility to senior leaders.
Global Enablement
Consistent with our culture of belonging and inclusion, we take pride in ensuring our learning and leadership development is delivered in local language for most employees. Of the leadership development participants, 62% were leaders located outside of the U.S.
Learning Experience
We are continuing to invest in increasing capacity to support employee development and solutions at scale—globally, regionally, and virtually. In 2022, we:
•Enabled employee-empowered development by expanding our library of online courses and videos
•Increased available L&D resources globally + regionally with a growing Organizational Effectiveness team
Added a specific focus on optimizing learning approaches for deskless workers through our Manufacturing Excellence L&D practice.

Talent Management Strategies	We believe that a strong pool of talent for our most critical roles is built through senior leaders developing other leaders, consistent talent practices, digitization, and the capacity for ongoing career development for all employees. A newly formed Talent Advancement team supports Albemarle in talent management, succession planning, and organization development.
Enterprise Talent Strategy
In 2022, we focused on strengthening the foundations of our enterprise talent management practices. C-suite succession plans and candidates are reviewed annually by the Executive Leadership Team and the Board of Directors. Throughout the year, the ELT plans for talent development and advancement monthly, focused on the most critical roles and highest potential talent.
Performance Excellence
In 2022, our executive team held their organizations accountable to have more frequent and meaningful employee-manager review conversations. We created 150+ enhanced executive profiles, developed the infrastructure for digital career and talent profiles for all employees, and aligned practices for assessing, developing, and advancing talent. Our performance management systems were enhanced with Objectives and Key Results (OKRs), and a redesigned impact scale.
Career Growth and Development
Our talent management strategies are supported by strong investments in individual career development and advancement. Resources to support managers with developing talent, fostering a growth mindset, and aligning career path goals will be enhanced in 2023. Guidance for leaders to support internal mobility is coupled with a new toolkit and workshop for employees focused on career growth and development at Albemarle.

Alignment of Executive Pay and Performance

Performance Based Compensation
In 2022, 87% of the target compensation of our CEO and an average of 73% of the target compensation of our other NEOs was variable and subject to performance factors. In determining target values we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.

Annual Bonus Plan
Our Corporate Annual Incentive Plan paid out due to strong financial performance and performance on stewardship. We achieved adjusted EBITDA at 280% of target and Adjusted Cash Flow from Operations at 278% of target, resulting in a payout for both metrics at 200%. See page 45 for more detail as well as for the payout for each of the NEOs.

Long-Term Incentive Mix	Our NEOs receive LTIP based on a mix of performance shares (50%), stock options (25%) and restricted stock units (25%).
Performance Shares
As described in further detail below, our Performance Shares for the 2020-2022 performance cycle paid out at 200% of target. This was driven by a strong Total Shareholder Return of 223% for the period, which positioned us at the 99th percentile of the compensation peer group. This was also driven by our ROIC performance for the period of 15.8%, which was well above the target level of 10.0% for the period.

Pay for Performance
We are committed to ensuring the alignment between Company performance and executive compensation. "Pay for performance" is one of our Four Compensation Principles. The overarching goal of our compensation program is to create executive compensation plans that incentivize and align with the creation of sustained shareholder value.

NAVIGATING THE CD&A
In the balance of this CD&A we provide additional details on the items described on the previous pages, along with information on our executive compensation design, management, and outcomes.

Executive Compensation Framework	Purpose of our Executive Compensation Program | Executive Compensation Philosophy and Principles | Focus on Performance | Key Elements of our Executive Compensation Program | Performance Goals
Executive Compensation Management	Roles in Determining Executive Compensation | Use of an Independent Compensation Consultant | Use of Market Data | Metric Selection and Goal Setting | Compensation Risk Assessment
2022 Compensation Decisions and Outcomes	2022 Base Salary | 2022 Annual Incentive Program | Long-Term Incentives | 2022 LTIP Grants
Additional Information	Executive Benefits | Perquisites | Post Termination Payments | Clawbacks | Deductability of Executive Compensation | Taxation of “Parachute” Payments and Deferred Compensation | Accounting for Stock-Based Compensation

EXECUTIVE COMPENSATION FRAMEWORK
Purpose of our Executive Compensation Program
Our executive compensation program is designed to attract and retain highly-qualified executives, motivate our executives to achieve our overall business objectives, and align our executives’ interests with those of our shareholders. We achieve this through a set of underlying principles that inform the design and operation of our executive compensation program. We believe that our 2022 compensation practices demonstrated our commitment to these principles in the face of a challenging environment. Our

NEOs for Fiscal Year 2022, determined as of December 31, 2022, in accordance with SEC rules and regulations, are:

NAME	PRINCIPAL POSITION
J. Kent Masters, Jr.	Chairman, President and Chief Executive Officer
Scott A. Tozier	Executive Vice President, Chief Financial Officer
Eric W. Norris	President, Lithium
Netha N. Johnson, Jr.	President, Bromine
Kristin M. Coleman	Executive Vice President, General Counsel and Corporate Secretary

Executive Compensation Philosophy and Principles
Our compensation philosophy rewards executives for achieving our financial and stewardship metrics and building long-term value for our shareholders and other stakeholders. We follow several other principles when designing our executive compensation program including:

Pay-for-Performance
•Set majority of compensation as variable and at-risk
•Ensure an appropriate balance between annual and long-term incentives commensurate with the position's decision-making time horizon
•Tie incentives to performance against financial, operational, strategic, and individual goals
•Use quantifiable and measurable performance metrics that are clearly disclosed
•Provide significant upside potential and downside risk for superior and low performance

Pay Benchmark
•We benchmark compensation against our compensation peer group
•We use the median in the compensation peer group as our reference point for determining target compensation
•Other factors include performance, scope of responsibilities, and impact on the company's performance as well as internal equity considerations

Align Interests with our Stakeholders
•Design programs that discourage unnecessary or excessive risk-taking
•Cap payout opportunities under the incentive plans
•Set minimum vesting periods for equity awards
•Reward long-term financial results that drive financial value creation through a balanced equity mix
•Operate meaningful share ownership guidelines (stock options are not included in determining ownership values)
•Maintain a pay recoupment (i.e., clawback) policy

Avoid Poor Governance Practices
•No tax gross-ups
•No-single-trigger accelerated vesting upon a change-in-control
•No discounting, reloading or re-pricing of share options without shareholder approval
•No guaranteed compensation or increases
•No excessive perquisites
•No dividends paid on unvested restricted shares units or performance share units until such awards vest
•No strict targeting of compensation to a specific percentile of our compensation peer group
•No hedging or monetization transactions involving the establishment of a short position in our securities and no entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan

Focus on Performance
In line with our compensation principles, our NEOs are primarily rewarded through performance-based cash and equity incentive awards. This is intended to both encourage and recognize strong company performance and stock price growth, further driving shareholder value.
Long-term equity incentives are awarded through a combination of performance-based shares ("PSUs"), stock options, and time-based restricted stock units ("RSUs") in order to link executive compensation more closely with the Company's performance. The diagrams below depict each element of target compensation as a percentage of total target direct compensation for our CEO and other NEOs, expressed as an average, for 2022. In determining target values we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.

CEO Compensation

12%
17%
35%
18%
18%
Base Salary
Short Term Incentives
Performance Based Shares
Stock Options
Time Based Shares

Other NEOs
27%
21%
26%
13%
13%
Base Salary
Short Term Incentives
Performance Based Shares
Stock Options
Time Based Shares

Key Elements of our Executive Compensation Program
The key elements of our NEOs' compensation, and how these elements are linked to performance, are summarized in the chart below. For each NEO, the Committee reviews and approves annually each component of compensation and the resulting total compensation. The Committee benchmarks the individual components of compensation and total compensation to our compensation peer group. In setting the compensation for each NEO, the Committee also considers other factors, including the scope and complexity of the NEO's position, level of performance, skills and experience, and contribution to the overall success of the Company, as well as internal equity.

	Compensation Element	Purpose	Performance Alignment
Fixed	Base Salary	Provide competitive levels of fixed pay to attract and retain executives Recognize role scope, skills required, performance, contribution, leadership and potential	Individual performance taken into account when considering changes
At Risk	Short-Term Cash Incentive	To motivate and reward the successful execution of our operating plan and strategic goals as well as Business Unit and individual performance	Opportunity of 0%-200% of target based on performance
	Long-Term Incentive Awards	Attract, retain and motivate executive talent; align interests with our shareholders and value realization with stock price; drive accountability for long-term performance
PSUs (50%), stock options (25%), and RSUs (25%)

In determining target values we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options

2022 equity awards cliff vest after 3 years. For RSUs and PSUs, this is a change from previous years. This change was made to align with payout opportunities and vesting provisions relative to our compensation peer group

Performance Goals
Our incentive plans balance short- and long-term performance goals to ensure that the interests of our executives are aligned with those of our shareholders for short- and long-term performance. The following provides a summary overview of the short- and long-term goals(1).

	Goals	Rationale	Weight
Short-Term Goals	Adjusted EBITDA	Incentivize management to meet and exceed target earnings. Aligns with focus on growth and efficiency	50%
	Adjusted Cash Flow from Operations	Incentivize management to meet and exceed target cash flow in support of growth and efficiency	25%
	Stewardship	Stewardship goals incentivize management, consistent with our values, to be good stewards, and are critical for our license to operate. Stewardship goals include occupational and process safety as well as environmental targets	10%
	Individual	Emphasize individual accountability. Individual goals are aligned to our Operating Model which includes: Operational Discipline, Competitive Capabilities, High Performance Culture, and Sustainable Approach	15%

Long-Term Goals	Relative Total Shareholder Return ("rTSR")	Linking pay to long-term shareholder interest	50%
	Adjusted Return on Invested Capital ("ROIC")	Emphasizes our commitment to invest efficiently and generate long-term returns	50%
	Note: For our NEOs, 25% of LTIP is granted in stock options, 25% in RSUs, and 50% in performance-based PSUs, which are equally divided between PSUs based on rTSR performance and Adjusted ROIC. In determining target values, we use the stock closing price at the grant date for PSUs and RSUs and Black Scholes for stock options.
___________________________________________________
(1) See pages 45 and 49 for a more detailed overview of the short- and long-term incentive plans and definitions for each of the performance goals.

The Committee believes that the Company continues to make significant progress in accelerating its sustainability performance, including establishing long-range sustainability goals. For the Committee to include additional ESG goals in the incentive plans, the goals must be:
•Measurable: measurable and supported by a data collection process that is properly defined and documented, such that data can be audited by external parties, and
•Suitable: aligned with our strategy and the interests of stakeholders, while incentivizing the right behavior and culture of our employees.
The company includes stewardship goals in its short-term incentive program. Some ESG objectives have typically been included in the personal goals for the CEO and other NEOs. Starting in 2021, personal goals were expanded to include additional goals such as natural resource management, stakeholder engagement, diversity, and talent management.
EXECUTIVE COMPENSATION MANAGEMENT
The Committee comprises independent directors who develop, amend and approve our executive compensation program. To ensure the executive compensation program is effective and reasonable, the Committee uses a variety of inputs including the results of our annual say-on-pay vote, feedback from shareholders, the advice of the Committee's independent compensation consultant informed by market practices, and input from the Chairman, President and Chief Executive Officer.
Roles in Determining Executive Compensation

Compensation Committee
•Develop, amend, and approve executive compensation programs to remain consistent with our values and philosophy, support the recruitment and retention of executive talent, and help achieve business objectives

•Determine and approve the appropriate level of compensation for all executive officers
•Determine and approve short- and long-term incentive plan targets for all executive officers
•Evaluate CEO individual performance and determine NEO compensation
•Select the independent compensation consultant and determine its engagement
Independent Directors of the Board
•Review and approve talent development and succession plans for the NEOs
•Appoint executive officers
CEO
•Evaluate performance for the executive officers, other than himself, and make compensation recommendations to the Committee
Independent Compensation Consultant
•Inform the Committee of market trends, developments in executive compensation, and provide recommendations for appropriate adjustments to the Company's compensation programs, policies, and practices in-line with our business and talent strategies, and investor expectations

•Analyze the prevailing executive compensation structure and plan designs, and help the Committee assess the competitiveness of our compensation program in the context of aligning executive officer interests with those of our shareholders

Total compensation actions, annual and long-term performance goals and objectives, contractual agreements, and benefits are evaluated and determined by the Committee and discussed with the Board.
In light of Mr. Masters’ 2020 employment contract expiring at the end of 2023, the Board of Directors discussed with Mr. Masters the terms and conditions of a contract extension well ahead of the

2020 contract end date to manage leadership continuity. This resulted in the amendments described below to his employment arrangements. The Committee determined Mr. Masters’ compensation under the new contract, with the assistance of Farient, as follows:
•Process: The Executive Compensation Committee considered and analyzed President and Chief Executive Officer compensation relative to a 50/50 blended peer group consisting of the 2023 compensation peer group (see "Use of Market Data" beginning on page 40) and market data pertaining to non-durable goods companies similar in size to Albemarle.
•Target Total Direct Compensation: Based on this analysis and in recognition of Mr. Masters’ experience and expertise, the Executive Compensation Committee set Mr. Masters’ target total direct compensation between the median and 75th percentile of the blended peer group.
•Compensation Mix: Mr. Masters’ incentive-based compensation under the new contract equals 90% of target total direct compensation, with 16% based on short-term incentives and 74% on long-term incentives.
•Severance Eligibility: Mr. Masters’ eligibility for severance payments and benefits are aligned with practices among the blended peer group.
Use of an Independent Compensation Consultant
The Committee has retained an independent compensation consultant, to provide advice on best practices and market developments, as well as to provide independent advice to the Committee. Farient has served as the independent compensation consultant since August 2022, succeeding Pearl Meyer in that role.
The Committee regularly meets with the independent compensation consultant without management present. The independent compensation consultant participates in Committee meetings throughout the year, reviews materials in advance, consults with the Chair of the Committee, provides to the Committee data on market trends and compensation design, assesses recommendations for base salary and annual incentive awards for our NEOs, and periodically meets with management. The independent compensation consultant may provide consulting advice to management outside the scope of executive compensation with the approval of the Committee. In 2022, neither Pearl Meyer nor Farient provided any other consulting advice or services to management outside the scope of executive compensation. The Committee does not delegate authority to its independent compensation consultant.
The independent compensation consultant gathers and analyzes data at the direction of the Committee, advises the Committee on compensation standards and trends, and assists in the development of policies and programs. The Committee directs, approves, and evaluates the work of the independent compensation consultant in relation to all executive compensation matters. The Committee considers Farient to be independent from our management pursuant to SEC standards. Please see “Independence of the Executive Compensation Consultant” beginning on page 19.
For the assessment of the alignment between performance and compensation, the Committee relies on advice from its independent compensation consultant. The independent compensation consultant evaluates the relationship between performance and compensation and the Committee then considers this relationship in making pay decisions pertaining to the CEO.
Given the results of these assessments, the Committee concluded that Albemarle's executive compensation, including that for the CEO, is aligned with our performance. We believe that the results of the 2022 Say-on-Pay vote demonstrate strong shareholder support for our compensation program, with approximately 95% of the votes cast approving such compensation.

Use of Market Data
The Committee engages the independent compensation consultant to undertake an annual review of the compensation peers that are used to provide insight into market competitive pay levels and practices. In partnership with our independent compensation consultant, a robust process has been established to appropriately assess the relevance of different companies in the context of making compensation comparisons. The criteria used to select the peer companies in our Peer Group is summarized in the chart below.

Universe of Publicly Traded Companies	•Traded on major US exchanges •Standalone companies domiciled in or with pay/disclosure practices consistent with the US

Industry	•Chemicals

Size	•Revenue within 0.4x - 2.5x of 2022 projected revenue as an indicator of complexity and scope for executive roles
In setting 2022 base salaries, target total cash compensation, and target total direct compensation, the Committee generally considered the last reported data from our 2022 Peer Group (as set forth below). The Committee also referred to survey information from nationally recognized compensation surveys. The variation of actual pay relative to the market median is dependent on the executive officer's performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, the need to retain and motivate strategic talent, and internal equity considerations.
For 2022, we continued with the same Peer Group we used in 2021, with the exception of W.R. Grace & Co., which was acquired in September 2021 by Standard Industries Holdings Inc.

2022 PEER GROUP
Ashland Global Holdings Inc. (ASH)	International Flavors & Fragrances Inc. (IFF)
Avient Corporation (f/k/a PolyOne Corporation) (AVNT)	Minerals Technologies Inc. (MTX)
Axalta Coating Systems Ltd. (AXTA)	Newmarket Corporation (NEU)
Cabot Corporation (CBT)	Olin Corporation (OLN)
Celanese Corporation (CE)	RPM International Inc. (RPM)
CF Industries Holdings, Inc. (CF)	The Chemours Company (CC)
Eastman Chemical Company (EMN)	The Mosaic Company (MOS)
FMC Corporation (FMC)	The Scotts Miracle-Gro Company (SMG)
H.B. Fuller Company (FUL)	Trinseo Plc (TSE)
For the 2023 peer group, the Committee engaged Farient, to undertake a structural review of the compensation peers to ensure alignment with the Company's growth. In partnership with Farient, a robust process was established to assess the relevance of different companies in the context of making compensation comparisons. The criteria used to select the peer companies is summarized in the table below.

Universe of Publicly Traded Companies	•Traded on major US exchanges •Standalone companies domiciled in or with pay/disclosure practices consistent with the US

Industry	•Chemicals •Diversified Metals & Mining •Copper •Gold •Precious Metals & Minerals •Silver •EV- and Lithium-related •Global Lithium & Battery ETF companies

Size	•Revenue within 0.4x - 2.5 x range of 2023 projected revenue as an indicator of complexity and scope for executive roles

Quantitative Criteria	•High-growth trajectory (Revenue growth 3 yr. CAGR) •Strong operating margins (EBITDA margin) •Market premium to capital •Significant investment mode (Capex / Depreciation)

Qualitative Criteria
•Global operations (International revenues as a % of total)
•Value-added extraction/processing
•Business-to-Business sales model
•Direct competitor for talent (add to peer group if company meets this criterion)

For 2023, we made a significant change in our peer group compared to previous years. This was driven by the application of the above criteria, with change in Company revenue expected to from from ~$7.3 billion in 2022 to a range of $11.3-$12.9 billion for 2023. The 2023 peer group is comprised of the companies listed in the following table.

2023 PEER GROUP
Air Products and Chemicals, Inc. (APF)	FMC Corporation (FMC)
Celanese Corporation (CE)	Freeport-McMoRan Inc. (FCX)
Chemours Company, The (CC)	Huntsman Corporation (HUN)
Corteva, Inc. (CTVA)	Mosaic Company (MOS)
Dow Inc. (DOW)	Newmont Corporation (NEM)
DuPont de Nemours, Inc. (DD)	Olin Corporation (OLN)
Eastman Chemical (EMN)	Westlake Chemical Corporation (WLK)
For 2023, the following companies are no longer included in our compensation peer group: Ashland Global Holdings Inc., Avient Corporation (f/k/a PolyOne Corporation), Axalta Coating Systems Ltd., Cabot Corporation, CF Industries Holdings, Inc., H.B. Fuller Company, International Flavors & Fragrances Inc., Minerals Technologies Inc., Newmarket Corporation, RPM International Inc., The Scotts Miracle-Gro Company, and Trinseo Plc.
In setting 2023 compensation for Mr. Masters, including his amended employment agreement as described below, the Committee also referred to survey information from nationally recognized compensation surveys. The variation of actual pay relative to the market median is dependent on the executive officer's performance, experience, knowledge, skills, level of responsibility, potential to impact our performance and future success, the need to retain and motivate strategic talent, and internal equity considerations.

Metric Selection and Goal Setting
Balanced Focus on Growth and Efficiency
Albemarle's incentive plans convey a balanced focus between growth, efficiency, and stewardship. The following overview shows the general alignment for each of our short-term and long-term metrics.

	Annual Incentive Program	Weight	Aligns with
	Metrics		Growth	Efficiency	Stewardship
Financial Performance	Adjusted EBITDA	50%	x	x
	Adjusted Cash Flow from Operations	25%		x
Stewardship	Occupational Safety	4%			x
	Process Safety	3%			x
	Environmental Safety	3%			x
	Individual Performance	15%

	Long-Term Incentive Program	Weight	Aligns with		Vesting
Vehicle	Metrics		Growth	Efficiency
Performance Stock Units	TSR relative to the 2022 Peer Group	25%	x	x	Cliff vest after 3 years
	Adjusted ROIC	25%		x
Restricted Stock Units		25%		x
Stock Options		25%	x
Annual Incentive Plan
The Committee chose these performance metrics to align the AIP with our 2022 business goals and objectives. The Committee chose the relative weights of the performance measures based on the desire to emphasize financial results while maintaining a focus on non-financial objectives.
The Committee chose Adjusted EBITDA and Adjusted Cash Flow from Operations as 2022 AIP metrics because they were considered the key measures of financial performance in the Company’s 2022 annual operating plan. Adjusted EBITDA is a measure of our ability to generate earnings and Adjusted Cash Flow from Operations is a performance measure aligned with our objective of generating cash for debt reduction and growth.
•"Adjusted EBITDA" is defined as total Company earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating, and special items.
•"Adjusted Cash Flow from Operations" is defined as cash from operations as reported on our Statement of Cash Flows, adjusted for pension contributions, joint venture earnings distribution timing, non-recurring, or unusual items.
•The superior performance levels for both of these metrics, disclosed below, were set by the Committee at levels that, while believed to be realistic, were achievable only as the result of exceptional performance.
Stewardship metrics were included because they are critical to our license to operate, aligned with our sustainability objectives and consistent with our values. Our stewardship metrics consist of three factors: occupational safety, process safety, and environmental responsibility. For each of the three stewardship metrics, we set a target and superior performance level. Performance below target does not pay out. Occupational safety was measured as our OSHA recordable rate, which is calculated as the number of OSHA recordable injuries x 200,000 hours and divided by the actual total man-hours worked; process safety was measured by severity score; and environmental responsibility was measured by the number of level 2 environmental incidents. "Level 2 environmental incidents" are reportable quantity environmental incidents, including, spills and releases; neighbor complaints related to odor, noise or other facility issues; and regulatory agency administrative action or citation.
Individual performance is included to emphasize the individual accountability for each of the executives for achieving specific goals. Performance goals typically include both leadership objectives and strategic business objectives.
The Committee may take into account extraordinary or infrequently occurring events, or significant corporate transactions in deciding to adjust the results used to determine whether the AIP objectives have been met. The Committee retains the right to exercise discretion in determining the final level of the awards paid, in order to ensure that the AIP remains consistent with its stated objectives. In determining the actual results for 2022, the Committee did not exercise discretion.
Long-Term Incentive Plan
Our PSU grants have a three year performance period, with performance measured in rTSR as compared to our Peer Group and Adjusted ROIC, each with equal weighting. The rTSR performance metric emphasizes the linkage between our pay-for-performance philosophy and our shareholders' interests. The Adjusted ROIC performance metric emphasizes our continued commitment to invest efficiently and generate long-term returns, and ensures alignment between our expected return on capital and long-term payout opportunities for our executives.
Compensation Risk Assessment
As part of its oversight of the Company’s executive compensation program, the Committee considers the impact of the Company’s executive compensation program and the incentives created by the compensation programs that it administers, on the Company’s risk profile. In addition, the Committee reviews all employee compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk-taking, to determine whether they encourage risk-taking that is reasonably likely to have a material adverse effect on the company. At the Committee’s direction, our Chief Human Resources Officer and members of our Total Rewards team, together with our Vice President, Audit & Risk Management and members of our Internal Audit team, conducted a risk assessment of our compensation programs. This assessment included, but was not limited to, evaluation of our compensation program features, the most significant of which are outlined below.

Performance Measures and Period
The performance goals set forth in our annual bonus and long-term incentive plans are based upon budgeted levels that are reviewed and approved by the Committee. We believe these goals are challenging yet attainable at their targeted levels without the need to take inappropriate risks, take actions that would violate our Code of Conduct, or make material changes to our long-term business strategy or operations. Payouts under both incentive plans are capped at 200% of target to make it less likely that executives would pursue outsized short-term achievements at the expense of the long term.
Our long-term incentive plan awards are based on a three-year performance period, which encourages our executives to focus on the sustained growth of our company rather than seeking potentially unsustainable short-term gains.

Goal Setting and Leverage	All business goals are quantitative in nature and have predefined threshold, target, and superior performance and payout levels. Performance and payout ranges are aligned with the market.
Pay Mix	The three primary elements of our executive compensation program are base salary, annual bonus, and long-term incentive compensation. We use the median of the market as our reference point for managing total compensation. To ensure our NEOs focus on the long term, their total compensation is heavily weighted towards their long-term incentives. This approach mitigates the need for executives to take significant risks to earn average competitive compensation and also ensures that the interests of our executives are closely aligned with those of our shareholders.
Funding	Funding for the plans is included in our annual operating plan and adjusted throughout the year based on actual and projected performance.
Controls and Processes	Performance and payout targets are set by the Committee. The Committee determines, at the end of the performance period, payout under the plans based on their assessment of company performance relative to the goals. Amounts paid to any officer under our annual bonus or long-term incentive compensation plans are subject to recovery in accordance with our clawback policy.
Other Risk Mitigating Factors	We have stock ownership requirements for all officers that ensure the interests of our leaders and shareholders are aligned. We also prohibit officers from engaging in forms of hedging or monetization transactions involving the establishment of a short position in our securities and from entering into any arrangement that, directly or indirectly, involves the use of our securities as collateral for a loan.
Exclusion of Unusual Items	The Committee has discretion to adjust performance results that reflect significant transactions or other unusual items, if such events were not anticipated at the time the goals were initially established. We believe allowing these exclusions ensures our executives will focus on the merits of proposed transactions for Albemarle, rather than the effect a proposed action may have on incentive compensation.
The Committee reviewed the findings of the assessment and concluded that our compensation programs are designed with the appropriate balance of risk and reward in relation to our overall business strategy and that our compensation programs do not create disproportionate incentives for our employees to take risks that are reasonably likely to have a material adverse effect on the Company.

2022 COMPENSATION DECISIONS AND OUTCOMES
2022 Base Salaries
The base salary of each NEO was reviewed with an April 1, 2022 effective date, as summarized in the chart below. The Committee concluded that the changes are reasonable and appropriate after considering a competitive analysis of market data of our compensation peer group provided by the Committee’s independent compensation consultant, the recommendations of our CEO, other than with respect to his own base salary, and other factors described in this proxy statement. Consequently, in 2022, the Committee increased the base salaries for each of our then-current NEOs to reflect each individual’s responsibilities and performance and to increase their base salaries to more market-competitive levels.

Executive Officer	2021 Year-End Base Salary	2022 Increase in Annualized Base Salary	2022 Annualized Base Salary
J. Kent Masters, Jr.
Chairman, President and Chief Executive Officer	$1,100,000	$55,000	$1,155,000
Scott A. Tozier
Executive Vice President, Chief Financial Officer	$628,899	$31,445	$660,344
Eric W. Norris
President, Lithium	$580,663	$29,033	$609,696
Netha N. Johnson, Jr.
President, Bromine	$556,200	$27,810	$584,010
Kristin M. Coleman
Executive Vice President, General Counsel and Corporate Secretary	$—	$—	$653,000
Note: Ms. Coleman joined the Company on November 28, 2022.
2022 Annual Incentive Program (AIP)
For all NEOs, performance under the AIP is measured 85% based on business performance and 15% on individual performance. "Business performance" for this purpose is defined (i) as performance of the Company for executives in Corporate roles, such as CEO, CFO, and Executive Vice President, General Counsel & Corporate Secretary (including Messrs. Masters and Tozier and Ms. Coleman), as performance of the Company, and (ii) as a combination of GBU and Company performance (with a weighting of 59.5% and 25.5%, respectively) for Global Business Uni. For 2022, the Committee established the AIP metrics, including the weighting of each metric and payout opportunities at threshold, target and superior performance levels, shown in the tables below.
Corporate Roles

Metrics and Weighting	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Corporate	Corporate	Corporate
Corporate Roles	50.0%	25.0%	10.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA	Adjusted Cash Flow from Operations	Stewardship	Individual Performance
	Corporate	Corporate	Corporate
Threshold	25.0%	12.5%	N/A	0%-30%
Target	50.0%	25.0%	10.0%	0%-30%
Superior	100.0%	50.0%	20.0%	0%-30%

GBU Presidents

Metrics and Weighting	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Corporate	GBU	Corporate	GBU	Corporate	GBU
GBU Presidents	15.0%	35.0%	7.5%	17.5%	3.0%	7.0%	15.0%

Weighted Payout Opportunities	Adjusted EBITDA		Adjusted Cash Flow from Operations		Stewardship		Individual Performance
	Corporate	GBU	Corporate	GBU	Corporate	GBU
Threshold	7.50%	17.50%	3.75%	8.750%	N/A	N/A	0%-30%
Target	15.0%	35.0%	7.5%	17.5%	3.0%	7.0%	0%-30%
Superior	30.0%	70.0%	15.0%	35.0%	6.0%	14.0%	0%-30%
Threshold performance of Adjusted EBITDA and Adjusted Cash Flow from Operations pays out at 50% of the target level. Stewardship performance below target does not result in any payout. For performance at the superior level, payout doubles for all three metrics, compared to payout at target. Linear interpolation is used to determine awards for performance between the identified points. Individual performance pays out between 0% and 30%.
Performance in 2022 against our 2022 AIP Metrics
Different plans apply to the NEOs based on their Corporate or GBU responsibility:
•The Corporate Plan applies to Messrs. Masters and Tozier and Ms. Coleman.
•The Lithium Plan applies to Mr. Norris.
•The Bromine Plan applies to Mr. Johnson.
The following tables summarize the threshold, target, and superior performance levels set by the Committee for 2022 and the actual results achieved in 2022 for the Adjusted EBITDA and Adjusted Cash Flow from Operations metrics under each of the plans that apply to our NEOs. In determining the actual results for 2022 relative to business targets set for 2022, the Committee did not exercise discretion.

Corporate Plan

Corporate			Performance Range			Performance
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		50%	$1,054	$1,240	$1,426	$3,476	280%
Adjusted Cash Flow from Operations		25%	$700	$824	$948	$2,290	278%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	4.0%	N/A	≤0.26	≤0.15	0.14	209.1%
Process Safety	Severity Score	3.0%	N/A	≤17	≤7	12.00	150.0%
Environment	Level 2 Environmental Incidents	3.0%	N/A	≤11	≤4	6.00	171.4%

Payout Opportunity			50%	100%	200%	Total business performance payout*		165.1%
* Additional individual performance opportunity of between 0-30%. Total Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.
Lithium Plan

Lithium			Performance Range			Performance
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		35%	$711	$836	$961	$3,096	370%
Adjusted Cash Flow from Operations		17.5%	$475	$559	$643	$2,311	413%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	2.8%	N/A	≤0.30	≤0.18	0.16	216.7%
Process Safety	Severity Score	2.1%	N/A	≤9	≤3	4.00	183.3%
Environment	Level 2 Environmental Incidents	2.1%	N/A	≤3	≤1	2.00	150.0%

Payout Opportunity			50%	100%	200%	Total business performance payout*		164.9%
* Additional individual performance opportunity of between 0-30%. Total Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.

Bromine Plan

Bromine			Performance Range			Performance
Financial Performance in Millions USD		Weight	Threshold 85%	Target 100%	Superior 115%	In Millions USD	Performance Relative to Target

Adjusted EBITDA		35%	$340	$400	$460	$474	119%
Adjusted Cash Flow from Operations		17.5%	$358	$421	$484	$456	108%

Stewardship		Weight	N/A	Target	Superior	In Numbers	Performance Relative to Target

Occupational Safety	OSHA Recordable Rate	2.8%	N/A	≤0.31	≤0.19	0.28	125.0%
Process Safety	Severity Score	2.1%	N/A	≤6	≤2	8.00	0.0%
Environment	Level 2 Environmental Incidents	2.1%	N/A	≤4	≤1	4.00	100.0%

Payout Opportunity			50%	100%	200%	Total business performance payout*		150.1%
* Additional individual performance opportunity of between 0-30%. Total Company payout is not to exceed the calculated Company performance plus an average of 15% for individual performance.
AIP Payout History
The following graph illustrates the 2022 AIP payout for the Corporate Plan against payout levels over the previous years, with the payout representing a combination of Company and individual performance. We believe the fluctuations in payout confirm the actual correlation of pay-for-performance at Albemarle.

AIP Payout History
200.0%
150.0%
100.0%
50.0%
—%
Actual Payout
71.9%
55.2%
99.7%
161.6%
182.6%
114.2%
2018
2019
2020
2021
2022
5-Year Average
Performance Year

AIP earning opportunity for our NEOs
Under the AIP, each of our current NEOs can earn a bonus targeted at a certain percentage of their base salary. For 2022, our NEOs’ target bonus percentages were 135% (Mr. Masters), 80% (Mr. Tozier, Norris, Johnson and Ms. Coleman) for achieving target performance levels for Company and individual performance combined. The Committee concluded that the changes in bonus target levels are reasonable and appropriate after considering a competitive analysis of market data of our compensation peer group provided by the Committee’s independent compensation consultant, the recommendations of our CEO, other than with respect to his own base salary, and other factors described in this proxy statement. Consequently, in 2022, the Committee increased the bonus target level for the CEO from 125% to 135% and the bonus target levels for Mr. Norris and Mr. Johnson from 75% to 80% to reflect each individual’s responsibilities and performance and to increase their base salaries to more market-competitive levels.
Actual earnings for our NEOs under the 2022 AIP
The Committee reviewed the Company’s 2022 performance and determined that the potential awards for the NEOs were funded consistent with the plan metrics set during the first quarter of the year. After this determination was made, Mr. Masters engaged the Committee in a further discussion of the Company’s performance and of each NEO’s individual performance compared to their objectives. In light of the accomplishments by each NEO that were cited by Mr. Masters to the Committee, it was recommended by Mr. Masters and approved by the Committee that the individual performance-related payout for each NEO be set as follows: Mr. Tozier 17.5%, Mr. Norris 17.5%, Mr. Johnson 25%, and, Ms. Coleman 17.5%.
In the case of Mr. Masters, in early 2023 the Board assessed his performance against his 2022 goals, which included: Financial and Shareholder Value, Customer Experience, Growth, Platform for Growth, Talent, Sustainability, Manufacturing Excellence, Working with the Board. The Committee determined that an individual performance payout of 25% was appropriate given performance against these measures.
When applied to and combined with the Company score, this yielded actual bonus payouts for each NEO shown in the table below.

2022 AIP Payouts
Name	Eligible Earnings	X	Target Bonus %	=	Target Bonus Amount	X	Payout Based on (Company Performance + Individual Performance)			=	Actual Bonus Amount
J. Kent Masters, Jr.	$1,141,438	x	135%	=	$1,540,942	x	165.1%	+	25.0%	=	$2,929,916
Scott A. Tozier	$652,590	x	80%	=	$522,072	x	165.1%	+	17.5%	=	$953,502
Eric W. Norris	$602,537	x	80%	=	$482,029	x	164.9%	+	17.5%	=	$879,222
Netha N. Johnson, Jr.	$577,153	x	80%	=	$461,722	x	150.1%	+	25.0%	=	$808,365
Kristin M. Coleman	$60,827	x	80%	=	$48,662	x	165.1%	+	17.5%	=	$88,875
Note: Ms. Coleman joined the Company on November 28, 2022, and thus her bonus was prorated for the year.
Long Term Incentives
PSU results for the 2020-2022 performance period
2020-2022 Relative Total Shareholder Return. For the 2020 PSU grants, 50% of the performance was based on the achievement of TSR performance relative to our 2020 Peer Group over a three-year performance period. The original 2020 Peer Group included 16 companies. One company

(W.R. Grace) was acquired during the period and was therefore not included in the rTSR calculation. Our rTSR for the period placed us at the 99th percentile relative to our 2020 Peer Group.
The following table illustrates threshold, target, and superior relative performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the relative performance result and the percentage of grants earned as determined by the Committee.

	2020 rTSR PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
Percentile performance relative to the 2020 Peer Group	25th	50th	75th	99th
% of Grants Earned	50%	100%	200%	200%
The following table shows the rTSR PSU grants approved in February 2020 by the Committee for the NEOs and the grant values approved by the Committee in February 2023 after it determined the 2020-2022 rTSR relative performance results.

	2020 rTSR PSU Grants
	Number of Units	Number of Units	Number of Units
	at Threshold	at Target	at Superior	2020 Earned PSUs
	50%	100%	200%
J. Kent Masters, Jr.	—	—	—	—
Scott A. Tozier	1,680	3,360	6,720	6,720
Eric W. Norris	1,680	3,360	6,720	6,720
Netha N. Johnson, Jr.	1,680	3,360	6,720	6,720
Kristin M. Coleman	—	—	—	—
Note: Mr. Masters and Ms. Coleman joined the Company after these grants were made.
2020-2022 Return on Invested Capital. For the 2020 PSU grants, 50% of the performance was based on ROIC relative to the target set at the beginning of the three-year performance period. ROIC performance was calculated for each calendar year during the three-year performance period and averaged over the three-year performance period. The target level of 10% was set in light of the significant investments planned for the period and with the expectation that for some investments the returns would fall outside the performance period.
The following table illustrates threshold, target, and superior relative ROIC performance levels and the percentage of the target grant earned for each performance level. Results between threshold and target, and target and superior performance, are interpolated. The table also includes the relative ROIC performance result and the percentage of grants earned as determined by the Committee.

	2020 ROIC PSU Grant Metrics
	Threshold	Target	Superior	Actual Result
ROIC	9%	10%	12%	15.80%
% of Grants Earned	50%	100%	200%	200%

The following table shows the ROIC PSU grants approved in February 2020 by the Committee for the NEOs and the ROIC PSU grant values approved by the Committee in February 2022 after it determined the 2020-2022 performance results.

	2020 ROIC PSU Grants
	Number of Units	Number of Units	Number of Units	2020 Earned
	at Threshold	at Target	at Superior	PSUs
	50%	100%	200%
J. Kent Masters, Jr.	—	—	—	—
Scott A. Tozier	1,680	3,360	6,720	6,720
Eric W. Norris	1,680	3,360	6,720	6,720
Netha N. Johnson, Jr.	1,680	3,360	6,720	6,720
Kristen Coleman	—	—	—	—
Note: Mr. Masters and Ms. Coleman joined the Company after these grants were made.
2022 LTIP Grants
In February 2022, the Committee approved a total grant value for the NEOs under the LTIP. The values granted to each NEO are set forth below, as well as the approximate percentage apportioned in the form of PSUs, RSUs, and stock options. As part of her employment with the Company on November 28, 2022, Ms. Coleman received 9,395 RSUs (to offset the loss of equity at her former company). The RSUs vest 100% on the third anniversary of the grant date subject to her continued employment.

	2022 Grants
	Value Granted	Stock Options	RSUs	PSUs
J. Kent Masters, Jr.	$6,500,000	25%	25%	50%
Scott A. Tozier	$1,100,000	25%	25%	50%
Eric W. Norris	$1,350,000	25%	25%	50%
Netha N. Johnson, Jr.	$1,350,000	25%	25%	50%
Kristin M. Coleman	$2,500,000	—%	100%	—%
The number of PSUs and RSUs granted were based on the stock closing price at the grant date. The number of stock options was determined using the Black Scholes value of the options. The number of PSUs assume target achievement of performance metrics.
PSU Grants
The performance-based PSU grants are based 50% on the Company's TSR relative to our 2022 Peer Group as measured over a three-year period and 50% based on the Company's ROIC performance as calculated for each calendar year during the three-year performance period and averaged over such period.

rTSR PSU Grants
The following table illustrates the number of units granted for performance at threshold, target, and superior levels for the 2022 rTSR PSU grants.

	2022 rTSR PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	2,540	8,466	16,932
Scott A. Tozier	430	1,433	2,866
Eric W. Norris	528	1,759	3,518
Netha N. Johnson, Jr.	528	1,759	3,518
Kristin M. Coleman	—	—	—
The following table illustrates threshold, target, and superior relative performance levels for the rTSR PSUs and the performance of the target grant earned for each performance level. Results between threshold and target, and target and superior performance will be interpolated. Payout will be capped at 100% if absolute TSR is negative.

	2022 rTSR PSU Grants
	Threshold	Target	Superior
Percentile performance relative to the 2022 Peer Group	30th	50th	75th
% of Grants Earned	30%	100%	200%
Adjusted ROIC PSU Grants
The following table illustrates the number of units granted for performance at threshold, target, and superior levels for the Adjusted ROIC PSU grants.

	2022 Adjusted ROIC PSU Grants
	Number of Units at Threshold	Number of Units at Target	Number of Units at Superior
J. Kent Masters, Jr.	2,540	8,466	16,932
Scott A. Tozier	430	1,433	2,866
Eric W. Norris	528	1,759	3,518
Netha N. Johnson, Jr.	528	1,759	3,518
Kristin M. Coleman	—	—	—

The 2022 Adjusted ROIC PSU grant is measured against adjusted ROIC performance levels set by the Committee. ROIC is calculated for each calendar year during the three-year performance period and averaged over such period, and is determined using the following formula:

Annual Adjusted ROIC	=	Earnings Before Taxes + Depreciation/Amortization - CAPEX Maintenance
Average Gross Investment (Gross PP&E + Working Capital - Major Construction in Progress not generating revenue)

CAPEX	=	Capital Expenditures
PP&E	=	Property Plant and Equipment

For assets that are generating revenue for less than 6 months of the calendar year, we subtract CAPEX from the denominator, while subtracting the associated EBITDA for those assets from the numerator.
The following table illustrates the percentage of the target Adjusted ROIC grant earned for each performance level. Results between threshold and target, and target and superior performance will be interpolated.

	2022 Adjusted ROIC PSU Grants
	Threshold	Target	Superior
% of Grants Earned	30%	100%	200%
Performance and payout opportunities reflect the dual character of both rTSR and Adjusted ROIC PSU grants:
•The grants are performance-based to ensure payout opportunities are aligned with shareholder interests.
•The grants are also competitive in nature and as such reflect performance and payout opportunities aligned with our compensation peer group and the broader market in which we compete for talent.
All shares earned will vest in early 2025 at the time the Committee evaluates the three-year performance for both rTSR and ROIC. For Mr. Masters, the shares earned will become non-forfeitable on the earlier of December 31, 2023 or the date the Company appoints a new Chief Executive Officer.
RSU Grants
In February 2022, the Committee approved grants of RSU awards to our NEOs, as follows. Ms. Coleman's RSUs were granted at the time of her employment on November 28, 2022.

2022 RSU Grants
J. Kent Masters, Jr.	8,466
Scott A. Tozier	1,433
Eric W. Norris	1,759
Netha N. Johnson, Jr.	1,759
Kristin M. Coleman	9,395
All of the RSUs will vest on the third anniversary of the grant date in 2025. For Mr. Masters, the RSUs will become non-forfeitable on the earlier of December 31, 2023 or the date the Company appoints a new Chief Executive Officer.

Stock Option Grants
In February 2022, the Committee approved grants of stock options to our NEOs, as follows:

2022 Stock Option Grants
J. Kent Masters, Jr.	25,794
Scott A. Tozier	4,366
Eric W. Norris	5,358
Netha N. Johnson, Jr.	5,358
Kristin M. Coleman	—
The stock options vest and become exercisable on the third anniversary of the grant date in 2025, and expire ten years from the date of the grant. For Mr. Masters, the stock options will become non-forfeitable on the earlier of December 31, 2023 or the date the Company appoints a new Chief Executive Officer, but will not be exercisable until the third anniversary of the grant date.
ADDITIONAL INFORMATION
Executive Benefits
The Company provides NEOs other benefits generally provided to other Albemarle employees, including:
•Health and dental insurance (the Company pays a portion of costs);
•Basic life insurance;
•Long-term disability insurance;
•Participation in the Albemarle Corporation Savings Plan (“Savings Plan”)*, including Company matching and Defined Contribution Pension Benefit ("DCPB")* contributions;
•Participation in the Executive Deferred Compensation Plan ("EDCP")*; and
•Matching charitable contributions.
___________________________________________________
* See page 67 for additional information on the Savings Plan, DCPB, and EDCP.
Perquisites
Our perquisites are not a significant element of our compensation program. They are limited in nature and focused on areas directly related to a business purpose or help to foster the health, security, and well-being of our senior executives for the benefit of the Company.
When an NEO is required to relocate geographically in order to join the Company, or is asked to relocate due to a change in their work location after joining the Company, we provide them with the same relocation package that is offered to management and senior professional employees. Certain relocation expenses are grossed-up for taxes, as is the competitive practice within our Peer Group and, more broadly, in the general marketplace.
We also offer executives physical exams and limited reimbursement for financial planning. We do not provide tax gross-ups on such amounts to NEOs.

Post-Termination Payments
We believe that providing our executives, including our NEOs, with reasonable severance benefits aligns their interests with shareholders’ interests in the context of potential change in control transactions. We also believe that such benefits help facilitate our recruitment and retention of senior executive talent.
Consistent with this philosophy, we maintain a Severance Pay Plan that provides severance payments to certain of our employees if we terminate their employment without "cause" due to (a) a request that they relocate and they elect not to do so or (b) we eliminate their position or have a change in our organizational structure with a similar effect.
We entered into severance compensation agreements with each of our NEOs, providing for severance payments in the event of a change in control-related termination. None of these severance compensation agreements includes an excise tax gross-up.
The Committee periodically reviews our post-employment compensation arrangements taking into consideration best practices, and believes that these arrangements are generally consistent with arrangements currently being offered by our Peer Group. The Committee has determined that both the terms and payout levels are appropriate to accomplish our stated objectives. The Committee also considered the non-competition agreement that we would receive from the NEO in exchange for any post-employment termination benefits. Based on these considerations, the Committee believes that such arrangements are appropriate and reasonable.
For additional information with respect to change in control arrangements, please see “Potential Payments upon Termination” beginning on page 68.
Clawbacks
In 2017, the Company adopted a Compensation Recoupment and Forfeiture Policy, and in the event misconduct by any employee results in a financial restatement, as more specifically defined in the policy, the policy requires that our Chief Executive Officer and Chief Financial Officer reimburse the Company for (i) the gross amount of any bonus or other incentive-based or equity-based compensation received by such officer from the Company during the 12-month period following the date the document required to be restated was first publicly issued or filed (whichever occurs first) with the SEC and (ii) any profits realized from the sale of securities of the Company during such 12-month period. The policy further requires any employee who engaged in such misconduct to reimburse the Company the same amounts set forth in (i) and (ii) above applicable to that employee, and requires any such employee whose employment is terminated for cause to forfeit all unpaid cash-based incentive compensation under our 2017 Incentive Plan (whether or not accrued and/or payable at such time) and all unvested equity-based awards (whether or not earned at such time), in each case as of the date such employee is notified of termination of his or her employment for cause (as defined under the policy). We expect to amend the policy in fiscal year ending December 31, 2023 to reflect new incentive-based compensation recovery rules (anticipated to be) established by the NYSE pursuant to Dodd-Frank Act.
In addition, in 2018 we disclosed that based on an internal investigation, we voluntarily self-reported potential issues relating to the use of third party sales representatives in our Refining Solutions business, within our Catalysts segment, to the U.S. Department of Justice (the "DOJ"), the SEC, and the Dutch Public Prosecutor (the "DPP") and are cooperating with the DOJ, the SEC, and the DPP in their review of these matters. In connection with our internal investigation, we have implemented, and are continuing to implement, appropriate remedial measures. We have commenced discussions with the SEC about a potential resolution. Our Board of Directors determined, as a prudent governance measure while the investigation is pending, to condition payment to each of our NEOs for fiscal year 2017 (the "2017 NEO’s" and each a "2017 NEO") the cash incentive bonus for fiscal year 2017 (the “2017 cash incentive”)

on each 2017 NEO executing a clawback agreement applicable to the 2017 cash incentive. Accordingly, in February 2018, the Company entered into a clawback agreement with each of our 2017 NEOs and other executives at that time. The clawback agreements supplement the Company’s existing policy described above and provide that each 2017 NEO's 2017 cash incentive is subject to clawback by the Company in the event that the Committee determines that, with respect to the Company’s internal investigation or the government’s review of these matters following such self-report, the NEO: (1) engaged in unlawful conduct or misconduct; (2) failed to cooperate in any related investigation; (3) violated the Company’s Code of Conduct or any other Company policy; or (4) failed to exercise appropriate supervision or oversight.
Deductability of Executive Compensation
Section 162(m) of the Internal Revenue Code generally places a $1 million annual deduction limit on compensation paid to “covered employees,” which includes our NEOs. The Committee makes compensation decisions based on our guiding compensation principles and the interests of shareholders, even if such compensation is non-deductible by the Company.
Taxation of "Parachute" Payments and Deferred Compensation
We do not provide our NEOs with a “gross-up” or other reimbursement payment for any tax liability that they might owe because of the application of Sections 280G, 4999, or 409A of the Internal Revenue Code. Sections 280G and 4999 of the Internal Revenue Code provide that executive officers, directors who hold significant equity interests in our Company, and certain other service providers may be subject to an excise tax if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that the Company, or a successor, may forfeit a deduction on the amounts subject to this additional tax. Section 409A of the Internal Revenue Code also imposes additional significant taxes on an executive officer, director or other service provider to the Company in the event that they receive “deferred compensation” that does not meet certain requirements of Section 409A of the Internal Revenue Code.
Accounting for Stock-Based Compensation
We follow The Financial Accounting Standards Board Accounting Standards Codification Topic 718, or ASC Topic 718, for our stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options, RSU awards, and performance share awards (including PSUs), based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below for equity awards to our NEOs as required by the applicable SEC rules. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that the recipient of such compensation is required to render service in exchange for the option or other award. For performance unit awards (including PSUs), stock-based compensation expense recognized may be adjusted over the performance period based on interim estimates of performance against pre-set objectives.

EXECUTIVE COMPENSATION COMMITTEE REPORT
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis section of this Proxy Statement with management and, based on such review and discussion, recommended to the Board of Directors that it be included in this Proxy Statement.

EXECUTIVE COMPENSATION COMMITTEE

Alejandro D. Wolff, Chair
Diarmuid B. O'Connell
Dean L. Seavers
Holly A. Van Deursen

COMPENSATION TABLES AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
The following table presents information for the fiscal years ended December 31, 2022, 2021, and 2020 relating to total compensation of our CEO, CFO, and the three other highest paid executive officers (the “NEOs”).

Summary Compensation Table
Name and Principal Position	Year(1)	Salary ($)(2)	Bonus ($)(3)	Stock Awards ($)(4)(5)	Option Awards ($)(4)(6)	Non-Equity Incentive Plan Compensation ($)(7)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(8)	Total ($)
J. Kent Masters, Jr.	2022	$1,139,346	$—	$5,044,043	$1,625,022	$2,929,916	$—	$379,829	$11,118,156
Chairman, President and Chief Executive Officer	2021	$1,071,923	$—	$4,177,432	$1,375,013	$2,181,372	$—	$235,013	$9,040,753
	2020	$667,053	$—	$3,248,889	$—	$908,807	$—	$114,620	$4,939,369
Scott A. Tozier	2022	$651,394	$150	$853,781	$275,058	$953,502	$—	$175,024	$2,908,909
Executive Vice President, Chief Financial Officer	2021	$624,997	$—	$835,678	$275,022	$787,008	$—	$139,617	$2,662,322
	2020	$563,213	$—	$1,866,951	$275,001	$511,976	$—	$96,006	$3,313,147
Eric W. Norris	2022	$601,432	$—	$1,048,012	$337,554	$879,222	$—	$169,947	$3,036,167
President, Lithium	2021	$575,914	$—	$835,678	$275,022	$755,588	$—	$140,828	$2,583,030
	2020	$516,279	$—	$1,158,743	$275,001	$471,255	$—	$76,616	$2,497,894
Netha N. Johnson, Jr.	2022	$576,095	$—	$1,048,012	$337,554	$808,365	$—	$124,458	$2,894,484
President, Bromine	2021	$551,652	$150,000	$835,678	$275,022	$470,645	$—	$106,677	$2,389,674
	2020	$487,858	$150,000	$1,630,908	$275,001	$464,283	$—	$98,756	$3,106,806
Kristin M. Coleman	2022	$37,673	$427,625	$2,458,484	$—	$88,875	$—	$5,159	$3,017,816
Executive Vice President, General Counsel and Corporate Secretary

___________________________________________________
(1)No compensation is reported for Ms. Coleman for 2020 or 2021. Ms. Coleman joined the Company in 2022.
(2)Salary amounts include cash compensation earned by each NEO officer during the applicable fiscal year, as well as any amounts earned in the applicable fiscal year but contributed into the Savings Plan and/or deferred at the election of the NEO into the EDCP. For a discussion of the EDCP and amounts deferred by the NEOs in Fiscal Year 2022, including earnings on amounts deferred, please see “Nonqualified Deferred Compensation” on page 67.
(3)Bonus amount includes a 10-year service award of $150 for Mr. Tozier in 2022, a new-hire bonus paid in increments of $150,000 in 2020 and 2021 for Mr. Johnson when he joined the Company, and a new-hire bonus of $427,625 for Ms. Coleman when she joined the Company.
(4)The amount represents the aggregate grant date fair value of stock or option awards recognized in the fiscal year in accordance with FASB ASC Topic 718. This amount does not reflect our accounting expense for these award(s) during the year and does not correspond to the actual value that will be recognized by the NEO when received. For more information on the assumptions for these awards, see Note 19 to our Consolidated Financial Statements filed on Form 10-K for the year ended December 31, 2022. Information on individual equity awards granted to each of the NEOs in Fiscal Year 2022 is set forth in the section entitled “Grants of Plan-Based Awards” beginning on page 62.
(5)The rTSR PSU awards are calculated based on a fair value per share of $221.12 determined using the Monte Carlo valuation method. The ROIC PSU awards are based on assuming a fair value price per share of $187.34 based on the probable outcome of the performance goals. The maximum payable for superior level performance on our 2022 PSU awards is 200% of Target level. The aggregate grant date fair value of the rTSR PSU awards at the superior level of 200% for each of the NEOs is: Mr. Masters $3,744,004; Mr. Tozier $633,730; Messrs. Norris and Johnson $777,900 each. The aggregate grant date fair value of the ROIC PSU awards at the superior level of 200% of target for each of the NEOs is: Mr. Masters $3,172,041; Mr. Tozier $536,916; Messrs. Norris and Johnson $659,062 each. Amounts also include 2022 RSUs assuming a fair value price per share of $187.34 with an aggregate grant date fair value for Mr. Masters of $1,586,020; Mr. Tozier $268,458; Messrs. Norris and Johnson $329,531 each. The 2022 RSU awarded to Ms. Coleman is based on a fair value price per share of $261.68 with an aggregate grant date fair value of $2,458,484. Ms. Coleman joined the Company in 2022 and did not receive any PSUs in 2022.
(6)Amount for Fiscal Year 2022 stock options awards are calculated based on a fair value per share of $63.00 using the Black-Scholes valuation method.
(7)Reflects 2022 AIP paid in March 2023. For further information on AIP, please see “2022 Annual Incentive Program (AIP)” beginning on page 45.
(8)All other compensation amounts reported for 2022 include:

All Other Compensation
Name	Company Contributions to Savings Plan	Company Contributions to DCPB	Company Contributions to EDCP	Perquisites(a)	Total
J. Kent Masters, Jr.	$14,825	$15,250	$335,204	$14,550	$379,829
Scott A. Tozier	$14,825	$15,250	$128,149	$16,800	$175,024
Eric W. Norris	$14,825	$15,250	$119,197	$23,675	$172,947
Netha N. Johnson, Jr.	$14,825	$15,250	$79,833	$14,550	$124,458
Kristin M. Coleman	$—	$1,884	$—	$3,275	$5,159
___________________________________________________
(a)    Includes the following: personal financial consulting expenses in the amount of $14,000 paid by the Company on behalf of Messrs. Masters, Tozier, Norris, and Johnson and $3,000 for Ms. Coleman; annual credit card fees of $550 paid by the Company on behalf of Messrs. Masters, Tozier, Norris, and Johnson and $275 on behalf of Ms. Coleman; matching donations for qualified charitable contributions in the amounts of $2,250 for Mr. Tozier and $3,000 for Mr. Norris; and personal vehicle usage in the amount of $6,125 for Mr. Norris. The personal vehicle usage amount is calculated using the Annual Lease Value Method. The annual lease value of the car, (based on the IRS Annual Lease Value table) is multiplied by the percentage of personal miles driven.
CEO Employment Agreements
CEO Employment Agreement
Under the terms of an Executive Employment Agreement, dated April 20, 2020 (“2020 Employment Agreement”), between Mr. Masters and the Company, Mr. Masters was entitled to (i) an annual base salary of $1,000,000, (ii) eligibility for an annual bonus under the Company’s AIP at a target rate of 125% of his annual base salary and a maximum rate of 200% of his target rate, (iii) a one-time equity grant in the form of RSUs with a grant-date value equal to $3.5 million, which vests in full on April 19, 2023, (iv) eligibility for annual long-term incentive award grants under the Company’s LTIP, which would accelerate vesting upon the appointment of a successor CEO (except performance-based awards, which would remain outstanding and vest pro-rata at the end of the performance period based on actual level of performance), and (v) eligibility to participate in the Company’s standard employee benefit programs. For additional information on Mr. Masters’ compensation, see “Compensation Discussion and Analysis” beginning on page 29.
In addition, the 2020 Employment Agreement included (i) a perpetual confidentiality covenant and (ii) two-year post-employment non-competition and employee and customer non-solicitation covenants.
In the event Mr. Masters’ employment was terminated without “Cause” (as defined in the 2020 Employment Agreement) outside of a Change in Control Period (as defined in the 2020 Employment Agreement), then, subject to execution and non-revocation of a general release and compliance with the restrictive covenants described above, he would be entitled to (i) a cash payment equal to 1.5 times the sum of his base salary and target AIP opportunity for the year of termination, (ii) Company-covered outplacement counseling for one year in an amount up to $12,500, and (iii) reimbursement of expenses related to his relocation from North Carolina. In the event of a termination due to death or Total Disability (as defined in the 2020 Employment Agreement), Mr. Masters would be eligible for benefits under the

Company’s benefit and insurance programs then in effect. For additional information, see “Potential Payments Upon Termination" beginning on page 68.
CEO Change in Control Severance Agreement
In connection with his appointment to the role of CEO, the Company and Mr. Masters also entered into the Severance Compensation Agreement, dated April 20, 2020 (the “2020 CIC Agreement”), which provided that in the event of a termination without Cause (as defined in the 2020 CIC Agreement) within two years following a Change in Control (as defined in the 2020 CIC Agreement), Mr. Masters would be entitled to (i) a cash payment equal to two times the sum of his annual base salary and target AIP opportunity for the year of termination, (ii) a cash payment equal to a pro-rated target AIP opportunity for the year of termination, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) 18 months of Company-paid continued coverage under COBRA, (v) vesting of all amounts under the Company’s EDCP, (vi) one year of Company-paid outplacement services (up to $25,000) and financial counseling (up to $25,000), and (vii) reimbursement of expenses related to his relocation from North Carolina. The amounts payable under the 2020 CIC Agreement would be reduced as necessary to avoid excise parachute payments tax. The 2020 CIC Agreement included a perpetual confidentiality covenant and two-year post-employment non-competition and non-solicitation covenants. For additional information, see “Potential Payments Upon Termination” beginning on page 68.
Amended CEO Agreements
On March 15, 2023, the Company and Mr. Masters entered into an Amended and Restated Executive Employment Agreement, effective April 1, 2023 through December 31, 2025 (or the earlier appointment of a successor CEO) (the “2023 Employment Agreement”) and an Amended and Restated Severance Compensation Agreement (the “2023 CIC Agreement”).
2023 Employment Agreement
The 2023 Employment Agreement provides that, beginning April 1, 2023, Mr. Masters will (i) receive an annual base salary of $1,400,000, (ii) be eligible for an annual bonus under the AIP with a target rate of 150% of his annual base salary, and a maximum rate of 200% of his target rate, and (iii) be eligible for annual grants of long-term incentive awards under the LTIP through 2025, which grants will vest on the earlier of December 31, 2025 and the appointment of a successor CEO (except performance-based awards, which will remain outstanding and vest in full at the end of the performance period based on actual level of performance), subject to Mr. Masters’ continued employment through such earlier date. The 2023 Employment Agreement includes non-competition and non-solicitation covenants for a three-year post-employment period.
In the event Mr. Masters’ employment is terminated without “Cause” or Mr. Masters resigns for “Good Reason” outside of a Change in Control Period (each, as defined in the 2023 Employment Agreement), he would be entitled to (i) a cash payment equal to two times the sum of his base salary and target AIP opportunity for the year of termination, (ii) a cash payment representing a pro-rata annual bonus under the AIP for the year of termination based on actual performance, (iii) financial counseling services for two years in an amount up to $12,500 per year, (iv) two years of Company-paid continued coverage under COBRA, and (v) reimbursement of expenses related to his relocation from North Carolina.
Except as described above, the 2023 Employment Agreement contains terms substantially similar to the terms of the 2020 Employment Agreement.

2023 CIC Agreement
If, during a Change in Control Period, Mr. Masters’ employment is terminated without “Cause” or for “Good Reason”, Mr. Masters would become entitled to (i) a cash payment equal to three times the sum of his base salary and target annual bonus, (ii) a cash payment equal to a pro-rated AIP opportunity for the year of termination based on the Company’s actual level of performance, (iii) accelerated vesting of pension benefit credits and deferred compensation amounts (including earnings accrued on such amounts), (iv) two years of Company-paid continued coverage under COBRA, (v) two years of financial counseling benefits (at a maximum value of $12,500 per year), and (vi) Company-covered outplacement counseling for two years in an amount up to $25,000. The 2023 CIC Agreement includes a perpetual confidentiality covenant and three-year post-employment non-competition and non-solicitation covenants.
Except as described above, the 2023 CIC Agreement contains terms substantially similar to the terms of the 2020 CIC Agreement.

GRANTS OF PLAN-BASED AWARDS
The 2017 Incentive Plan serves as the core program for the performance-based compensation components of our NEOs' total compensation. The 2017 Incentive Plan:
•Defines the incentive arrangements for eligible participants;
•Authorizes the granting of annual and long-term cash incentive awards, stock options, stock appreciation rights, performance shares ("PSUs"), restricted stock units ("RSUs"), and other incentive awards, all of which may be made subject to the attainment of performance goals recommended by management and approved by the Committee;
•Provides for the enumeration of the business criteria on which performance goals are to be based; and
•Establishes the maximum share grants or awards that can be paid to a participant under the 2017 Incentive Plan.
With the exception of significant promotions and new executive hires, grants are determined at the first meeting of the Committee each year following the availability of the financial results for the prior year. The 2022 LTIP Awards were made to our NEOs on February 25, 2022 under the 2017 Incentive Plan. These awards consisted of PSUs, RSUs, and stock options.
•PSUs vest in full at the time the Committee determines the performance relative to the goals after the end of the three-year performance period.
•RSUs vest in full on the third anniversary of the grant date.
•Stock options vest in full on the third anniversary of the grant date.
For additional information with respect to these awards, please see “Compensation Discussion and Analysis” beginning on page 29.

The following table provides information regarding equity and non-equity awards granted to our NEOs during the fiscal year ended December 31, 2022.

Grants of Plan-Based Awards(1)
Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Base Price per Option Award ($/Sh)	Grant Date Aggregate Fair Value of Stock and Option Awards($)(3)
			Threshold	Target	Maximum	Threshold # of Shares	Target # of Shares	Maximum # of Shares
J. Kent Masters, Jr.	AIP		$—	$1,540,942	$3,081,884	—	—	—	—	—	—	—
	Options	2/25/2022	—	—	—	—	—	—	—	25,794	$191.95	$1,625,022
	RSUs	2/25/2022	—	—	—	—	—	—	8,466	—	—	$1,586,020
	PSUs rTSR	2/25/2022	—	—	—	2,540	8,466	16,932	—	—	—	$1,872,002
	PSUs ROIC	2/25/2022	—	—	—	2,540	8,466	16,932	—	—	—	$1,586,020
Scott A. Tozier	AIP		$—	$522,072	$1,044,144	—	—	—	—	—	—	—
	Options	2/25/2022	—	—	—	—	—	—	—	4,366	$191.95	$275,058
	RSUs	2/25/2022	—	—	—	—	—	—	1,433	—	—	$268,458
	PSUs rTSR	2/25/2022	—	—	—	430	1,433	2,866	—	—	—	$316,865
	PSUs ROIC	2/25/2022	—	—	—	430	1,433	2,866	—	—	—	$268,458
Eric W. Norris	AIP		$—	$482,029	$964,058	—	—	—	—	—	—	—
	Options	2/25/2022	—	—	—	—	—	—	—	5,358	$191.95	$337,554
	RSUs	2/25/2022	—	—	—	—	—	—	1,759	—	—	$329,531
	PSUs rTSR	2/25/2022	—	—	—	528	1,759	3,518	—	—	—	$388,950
	PSUs ROIC	2/25/2022	—	—	—	528	1,759	3,518	—	—	—	$329,531
Netha N. Johnson, Jr.	AIP		$—	$461,722	$923,444	—	—	—	—	—	—	—
	Options	2/25/2022	—	—	—	—	—	—	—	5,358	$191.95	$337,554
	RSUs	2/25/2022	—	—	—	—	—	—	1,759	—	—	$329,531
	PSUs rTSR	2/25/2022	—	—	—	528	1,759	3,518	—	—	—	$388,950
	PSUs ROIC	2/25/2022	—	—	—	528	1,759	3,518	—	—	—	$329,531
Kristin M. Coleman	AIP		$—	$48,662	$97,324	—	—	—	—	—	—	—
	Options		—	—	—	—	—	—	—	—	$—	$—
	RSUs	11/28/2022	—	—	—	—	—	—	9,395	—	—	$2,458,484
	PSUs rTSR		—	—	—	—	—	—	—	—	—	$—
	PSUs ROIC		—	—	—	—	—	—	—	—	—	$—
___________________________________________________
(1)Awards are granted the next business day following the approval of the awards by the ECC. For additional information with respect to the plan-based awards described in this table, including metrics and vesting schedule, please see “Compensation Discussion and Analysis” and the table below titled “Outstanding Equity Awards at Fiscal Year-End”. All equity and cash awards were granted under the 2017 Incentive Plan.
(2)The actual amounts paid to our NEOs are set forth in the “Summary Compensation Table” above, and the calculation of the actual amounts paid is discussed more fully under “Compensation Discussion and Analysis”.
(3)The amounts reported in this column reflect the aggregate grant date fair value of the awards granted to our NEOs in 2022 as computed in accordance with FASB ASC Topic 718. For accounting purposes, the estimated fair value of rTSR PSUs was based on a Monte Carlo simulation, and the estimated fair value of the ROIC PSUs was calculated based on the probable outcome as of the grant date. These amounts do not necessarily correspond to the actual value recognized by the NEOs. For further information on the assumptions utilized for these purposes, see Note 19 to our Consolidated Financial Statements filed on Form 10-K for the year ended December 31, 2022.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
The following table presents information concerning the number and value of unexercised options, non-vested stock (including restricted stock units or performance units), and incentive plan awards for the NEOs outstanding as of the end of the fiscal year ended December 31, 2022.

		Option Awards				Stock Awards
Name	Grant Date of Awards	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number Of Shares Or Units Of Stock That Have Not Vested (#)(2)		Market Value Of Shares Or Units Of Stock That Have Not Vested ($) (4)	Equity Incentive Plan Awards: Number Of Unearned Shares, Units, Or Other Rights That Have Not Vested (#)(5)		Equity Incentive Plan Awards: Market Or Payout Value Of Unearned Shares, Units, Or Other Rights That Have Not Vested ($)(8)
J. Kent Masters, Jr.	2/25/2022	—	25,794	$191.95	2/25/2032	8,466		$1,835,937	8,466	(6)	$1,835,937
	2/25/2022	—	—	$—	—	—		$—	8,466	(7)	$1,835,937
	2/26/2021	—	27,823	$157.21	2/25/2031	8,748		$1,897,091	8,748	(6)	$1,897,091
	2/26/2021	—	—	$—	—	—		$—	8,748	(7)	$1,897,091
	5/8/2020	—	—	$—	—	54,475	(3)	$11,813,449	—		$—
Scott A. Tozier	2/25/2022	—	4,366	$191.95	2/25/2032	1,433		$310,760	1,433	(6)	$310,760
	2/25/2022	—	—	$—	—	—		$—	1,433	(7)	$310,760
	2/26/2021	—	5,565	$157.21	2/25/2031	1,750		$379,505	1,750	(6)	$379,505
	2/26/2021	—	—	$—	—	—		$—	1,750	(7)	$379,505
	2/28/2020	—	12,421	$81.85	2/27/2030	3,360		$728,650	6,720	(6)	$1,457,299
	2/28/2020	—	—	$—	—	12,218	(3)	$2,649,595	6,720	(7)	$1,457,299
	2/26/2019	9,925	—	$91.00	2/25/2029	1,511		$327,675	3,022	(6)	$655,351
	2/26/2019	—	—	$—	—	—		$—	2,015	(7)	$436,973
	2/23/2018	7,029	—	$118.75	2/22/2028	—		$—	—		$—
	2/24/2017	8,935	—	$92.93	2/23/2027	—		$—	—		$—
Eric W. Norris	2/25/2022	—	5,358	$191.95	2/25/2032	1,759		$381,457	1,759	(6)	$381,457
	2/25/2022	—	—	$—	—	—		$—	1,759	(7)	$381,457
	2/26/2021	—	5,565	$157.21	2/25/2031	1,750		$379,505	1,750	(6)	$379,505
	2/26/2021	—	—	$—	—	—		$—	1,750	(7)	$379,505
	2/28/2020	—	12,421	$81.85	2/27/2030	3,360		$728,650	6,720	(6)	$1,457,299
	2/28/2020	—	—	$—	—	3,055	(3)	$662,507	6,720	(7)	$1,457,299
	2/26/2019	7,669	—	$91.00	2/25/2029	1,168		$253,292	2,336	(6)	$506,585
	2/26/2019	—	—	$—	—	—		$—	1,557	(7)	$337,651
Netha N. Johnson, Jr.	2/25/2022	—	5,358	$191.95	2/25/2032	1,759		$381,457	1,759	(6)	$381,457
	2/25/2022	—	—	$—	—	—		$—	1,759	(7)	$381,457
	2/26/2021	—	5,565	$157.21	2/25/2031	1,750		$379,505	1,750	(6)	$379,505
	2/26/2021	—	—	$—	—	—		$—	1,750	(7)	$379,505
	2/28/2020	—	12,421	$81.85	2/27/2030	3,360		$728,650	6,720	(6)	$1,457,299
	2/28/2020	—	—	$—	—	9,164	(3)	$1,987,305	6,720	(7)	$1,457,299
	2/26/2019	7,218	—	$91.00	2/25/2029	1,099		$238,329	2,198	(6)	$476,658
	2/26/2019	—	—	$—	—	—		$—	1,465	(7)	$317,700
Kristin M. Coleman	11/28/2022	—	—	$—	—	9,395	(3)	$2,037,400	—		$—
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(1)Excluding Mr. Masters, the stock options have a 10-year term and cliff vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2021 stock options cliff vest 100% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023. Mr. Masters' 2022 stock options vest 85% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023; 10% vest on December 31, 2023 and 5% vest on December 31, 2024. For further information on stock options, please see “Compensation Discussion and Analysis.”
(2)Subject to footnote (3), below, and excluding Mr. Masters, the RSUs to the NEOs granted in 2019 - 2021 vest 50% on the 3rd anniversary of the grant date and 50% on the 4th anniversary of the grant date. The 2022 grants of RSUs cliff vest 100% on the 3rd anniversary of the grant date. Mr. Masters' 2021 RSUs cliff vest 100% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023. Mr. Masters' 2022 RSUs vest 85% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023; 10% vest on December 31,

2023 and 5% vest on December 31, 2024. For further information on RSU awards, please see “Compensation Discussion and Analysis.”
(3)On May 8, 2020, Mr. Masters was granted a new hire grant of RSUs that will vest 100% on April 19, 2023. On February 28, 2020, Messrs. Norris and Johnson were granted retention RSUs that will cliff vest 100% on February 28, 2023. On November 28, 2022, Ms. Coleman was granted a new hire grant of RSUs that will cliff vest 100% on November 28, 2025.
(4)The estimated value is based on the unvested RSUs multiplied by the closing price of the Company's common stock on December 30, 2022, which was $216.86.
(5)Excluding Mr. Masters, subject to the performance metrics being met, the PSUs awarded in 2019-2021 to the NEOs vest 50% on the 3rd anniversary of the grant date and the remaining 50% on the following January 1st. The grants of PSUs awarded in 2022 vest 100% on the 3rd anniversary of the grant date, subject to the performance metrics being met.. Subject to the performance metrics being met, Mr. Masters' PSUs cliff vest 100% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023. Mr. Masters' 2022 PSUs vest 85% on the earlier of the date on which the Company appoints a new Chief Executive Officer or December 31, 2023; 10% vest on December 31, 2023 and 5% vest on December 31, 2024. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”
(6)The estimated shares for the 2022 and 2021 rTSR PSUs are based upon target. The estimated shares of rTSR PSUs awarded in 2020 and 2019 are based upon a 200% performance modifier. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”
(7)The estimated shares for the 2022 and 2021 ROIC PSUs are based upon target. The estimated shares of ROIC PSUs awarded in 2020 are based upon a 200% performance modifier, and 2019 are based upon a 133.3% performance modifier. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”
(8)The estimated value is based on the unvested PSUs multiplied by the closing price of the Company's common stock on December 30, 2022 which was $216.86.

OPTION EXERCISES AND STOCK VESTED
The following table presents information concerning the exercise of stock options and the vesting of stock (including RSUs or PSUs) for the NEOs during the fiscal year ended December 31, 2022.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)(2)
J. Kent Masters, Jr.	—	$—	—	$—
Scott A. Tozier	—	$—	12,076	$2,452,875
Eric W. Norris	—	$—	8,221	$1,647,283
Netha N. Johnson, Jr.	—	$—	4,762	$885,678
Kristin M. Coleman	—	$—	—	$—
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(1)Value realized upon vesting of RSUs is determined by multiplying the number of units vesting by the closing price of Albemarle common stock on the vest date, or if the NYSE is not open on the vesting date, by the closing price on the last date prior to the vesting date on which the NYSE is open.

Name	Grant Date	Vest Date	Number of Shares Acquired on Vesting	Market Price on Vesting Date	Value Realized on Vesting
Scott A. Tozier	2/26/2019	2/26/2022	1,511	$191.95	$290,036
Scott A. Tozier	2/23/2018	2/23/2022	1,106	$182.00	$201,292
Eric W. Norris	2/26/2019	2/26/2022	1,168	$191.95	$224,198
Eric W. Norris	2/23/2018	2/23/2022	632	$182.00	$115,024
Netha N. Johnson, Jr.	2/26/2019	2/26/2022	1,099	$191.95	$210,953
(2)    Value realized upon vesting of the performance shares is determined by multiplying the number shares granted by the performance modifier. The resulting shares acquired at vesting is multiplied by the closing price of Albemarle common stock on the vest date, or if the NYSE is not open on vesting date, by the closing price on the last date prior to the vesting date that the NYSE is open. For further information on the PSU awards, please see “Compensation Discussion and Analysis.”

Name	Year Granted	Vest Date	Shares Granted	Performance Modifier	Number of Shares Acquired on Vesting	Market Price on Vesting Date	Value Realized on Vesting
Scott A. Tozier	2018	1/1/2022	2,211	200%	4,422	$233.77	$1,033,731
Scott A. Tozier	2019	2/24/2022	1,511	133.3%	2,015	$184.20	$371,163
Scott A. Tozier	2019	2/24/2022	1,511	200%	3,022	$184.20	$556,652
Eric W. Norris	2018	1/1/2022	1,264	200%	2,528	$233.77	$590,971
Eric W. Norris	2019	2/24/2022	1,168	133.3%	1,557	$184.20	$286,799
Eric W. Norris	2019	2/24/2022	1,168	200%	2,336	$184.20	$430,291
Netha N. Johnson, Jr.	2019	2/24/2022	1,099	133.3%	1,465	$184.20	$269,853
Netha N. Johnson, Jr.	2019	2/24/2022	1,099	200%	2,198	$184.20	$404,872

RETIREMENT BENEFITS
All NEOs are eligible for the same retirement benefits(1) as other US employees. The U.S. retirement benefit has three components:
•Savings Plan. Albemarle contributes up to 6% of employee eligible earnings in matching contributions to this plan;
•Defined Contribution Pension Benefits (DCPB). Albemarle contributes 5% of employee eligible earnings to this plan;
•Executive Deferred Compensation Plan (EDCP). The first two plans have a statutory cap for employee and employer contributions. The EDCP helps ensure all employees have the same opportunity to have up to 11% of their eligible earnings contributed by Albemarle.
___________________________________________________
(1) The Company froze accruals in its traditional tax-qualified defined benefit pension plan ("Pension Plan") and supplemental executive retirement plan (“SERP”) effective December 31, 2014. None of our NEOs participates in the Pension Plan or the SERP.
Nonqualified Deferred Compensation
The EDCP covers executives, including the NEOs, who are limited in how much they can contribute to tax-qualified deferred compensation plans (such as the Savings Plan). We maintain this plan in order to be competitive and because we want to encourage executives to save for their retirement. A participant in the EDCP may defer up to 50% of base salary and/or up to 100% of cash incentive awards (net of FICA and Medicare taxes due). We also provide for employer contributions in the EDCP to provide executives with the same proportional benefits as are provided to all other employees, but which cannot be provided under our tax-qualified plan because of statutory limitations that apply under that plan. The EDCP also provides for a supplemental benefit of 5% of compensation in excess of amounts that may be recognized under the tax-qualified Savings Plan and of the cash incentive bonus award paid during the year.
Effective as of January 1, 2013, all our NEOs, regardless of hire date, participate in the same tax-qualified Savings Plan and EDCP. This defined contribution plan design provides all participating employees the opportunity to receive a Company contribution of 11% of their base and bonus earnings for the calendar year if they contribute at least 9% of their base and bonus earnings to the Savings Plan and EDCP. Such Company contributions go into the tax-qualified Savings Plan up to the compensation and benefit limitations under the Internal Revenue Code (the "Code"), and after that are credited to an EDCP account.
Amounts credited under the EDCP are credited daily with investment gains and losses as if such amounts were invested in one or more of the plan’s investment options. Accounts are generally paid at the time and in the form specified by participants when they make deferral elections, or upon a participant’s earlier death or disability.
The EDCP is administered by our Employee Relations Committee, which consists of employees appointed by the CEO and the Chief Human Resources Officer. The Executive Compensation Committee of the Board may generally amend or terminate the EDCP at any time. Certain amendments to the EDCP may also be approved by the Employee Relations Committee.

The following table presents information concerning our NEOs’ benefits under the EDCP.

Nonqualified Deferred Compensation(1)
Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(4)
J. Kent Masters, Jr.	$—	$335,204	$2,553	$—	$542,147
Scott A. Tozier	$—	$128,149	$(103,752)	$—	$1,113,542
Eric W. Norris	$—	$119,197	$(40,207)	$—	$363,142
Netha N. Johnson, Jr.	$—	$79,833	$(39,710)	$—	$297,924
Kristin M. Coleman	$—	$—	$—	$—	$—
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(1)Amounts reflected are based on activities recorded by Merrill Lynch, the plan’s administrator, as of December 31, 2022 and include contributions to the EDCP that were deferred in 2022.
(2)All amounts are reported as compensation to the NEOs in the Summary Compensation Table.
(3)Amounts reflected are based on aggregate earnings and gain/loss in Fiscal Year 2022.
(4)Ending balances in the EDCP includes amounts that have been reported in the Summary Compensation Table as compensation for fiscal 2022 or a prior fiscal year: Mr. Masters, $561,918; Mr. Tozier, $822,632; Mr. Norris, $237,077; Mr. Johnson, $299,169; and Ms. Coleman was hired in 2022 and does not have any contributions.

POTENTIAL PAYMENTS UPON TERMINATION
Payments Upon Termination Outside of a Change in Control
Severance Arrangements
For our NEOs we provide for severance benefits if we terminate their employment without cause, by reason of (i) elimination of the NEO’s position or (ii) a change to our organizational structure which results in a redesign of work processes and individual responsibilities affecting two (2) or more individuals. We provide for severance benefits to our NEOs, consisting of (i) outplacement assistance benefits for a period of one year, provided by a firm of our choosing, and (ii) the sum of (x) 2 years for the CEO and 1.5 years for the other NEOs of base salary in effect at the termination time and (y) 2 times for the CEO and 1.5 times the employee’s target annual cash incentive award for the year in which the employee terminated.
Pursuant to Mr. Masters’ 2020 Employment Agreement, in the event Mr. Masters’ employment is terminated without “Cause” (as defined in the 2020 Employment Agreement) outside of a Change in Control Period (as defined in the 2020 Employment Agreement), then, subject to execution and non-revocation of a general release and compliance with the restrictive covenants described above, he would be entitled to (i) a cash payment equal to 1.5 times the sum of his base salary and target AIP opportunity for the year of termination, (ii) Company-covered outplacement counseling for one year in an amount up to $12,500, and (iii) reimbursement of expenses related to his relocation from North Carolina. In the event of a termination due to death or Total Disability (as defined in the 2020 Employment Agreement), Mr. Masters would be eligible for benefits under the Company’s benefit and insurance programs then in effect. For more information, see "CEO Employment Agreements" beginning on page 59.
Our NEOs, including Mr. Masters, are eligible to receive payments as described above only if the termination occurs outside of the two-year period following a "change in control." If their employment is terminated during the two year period following a change in control (“change in control protection period”), they are eligible to receive severance payments only under their individual severance compensation agreements.

Assuming a triggering event (described above) took place on December 31, 2022, outside of the change in control protection period, each NEO would receive the following estimated payments:

Name	Estimated Payments(1)(2)
J. Kent Masters, Jr.	$5,428,500
Scott A. Tozier	$1,782,902
Eric W. Norris	$1,646,179
Netha N. Johnson, Jr.	$1,576,827
Kristin M. Coleman	$1,763,100
___________________________________________________
(1) Outplacement benefits are not included in these estimated payments.
(2) Under Mr. Masters 2023 Employment Agreement this amount would have been $7,000,000.
Note: Change in control related payments for executives are provided only under the individual severance compensation agreements described below.
Equity Awards
Under Mr. Masters’ 2020 Employment Agreement, to the extent Mr. Masters was replaced by a new CEO prior to April 19, 2023 (other than in connection with a termination of his employment for “cause”), the vesting of Mr. Masters’ RSUs would accelerate. Similarly, to the extent Mr. Masters is replaced by a new CEO prior to December 31, 2023* (other than in connection with a termination of his employment for “cause”) the vesting of Mr. Masters LTI awards will accelerate. For more information, see "CEO Employment Agreements" beginning on page 59.
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* December 31, 2025 under Mr. Master's 2023 Employment Agreement.
Executive Deferred Compensation Plan
As noted above, the NEOs participate in the EDCP. Under the plan, if an NEO has a termination of employment during a plan year for any reason other than a termination by us for cause, he will be entitled to his employer credits for the portion of the plan year prior to termination. An NEO’s retirement/termination accounts under the plan will provide retirement benefits following the NEO’s retirement or termination of employment.
Payments Upon Termination After a Change in Control
We have individual severance compensation agreements in place for our NEOs (including, as of December 31, 2022, Mr. Masters’ 2020 CIC Agreement). Those severance compensation agreements provide that if we terminate an executive’s employment other than for “cause” or the executive resigns due to a “good reason for resignation” on or before the second anniversary of a “change in control” (as such terms are defined in the agreements), or if the executive dies after we execute a definitive agreement that results in a change in control and after having received a notice of termination, the executive will be entitled to (i) base salary and vacation pay accrued through the termination date for the year in which the termination occurs, (ii) unpaid annual cash incentive award for the prior year plus a pro-rata portion of the target annual cash incentive award for the year of termination, (iii) continued Company-paid medical, dental, and vision insurance, as applicable, for up to 24 months, (iv) outplacement counseling benefits (limited to $25,000) for up to two years, (v) two years of financial counseling services (limited to $25,000), (vi) relocation benefits, as per the Company’s U.S. Domestic Executive Relocation Policy, but only for the executive to return to the state they relocated from within two years prior to the change in control (and for Mr. Masters, only to relocate back to Virginia, but without regard to the preceding two year restriction), (vii) full vesting of benefits under the EDCP with respect to Supplemental

Pension Benefit Credits, (viii) the lump sum severance payment described below, and (ix) special treatment of outstanding equity awards granted under our incentive plans in accordance with the terms of the notices granting such awards, as described in more detail below. None of our NEOs is entitled to excise tax gross-ups for change in control payments.
In the event of a change in control and termination of employment as referenced above, the lump sum severance payment referenced in clause (viii) above consists of (1) the lesser of two and the number obtained by multiplying two by a fraction related to the NEO’s proximity to retirement (except with respect to Mr. Masters, whose multiple is two) times (2) the sum of (a) the executive’s annual base salary immediately prior to termination or immediately before the change in control (whichever is greater) and (b) the executive’s target annual cash incentive award in place immediately before the termination date or immediately before the change in control (whichever is greater). The severance payment will be reduced dollar for dollar by the amount of the non-competition payment described below. If excise taxes would be levied against the amounts payable under the severance compensation agreement for the NEO, then the payment will be reduced so that excise taxes will not apply, if doing so would provide a better after-tax result to the NEO.
The following table illustrates the impact of a change in control (“CIC”) on equity awards.

Situation	RSUs	Options	PSUs
1. CIC + termination of employment (without cause or for a good reason for resignation)	Full and accelerated vesting upon CIC + termination of employment	Full and accelerated vesting upon CIC + termination of employment	Prorated and accelerated vesting at higher of actual or target upon CIC + termination
2. CIC + continuation of employment and Albemarle is no longer publicly traded
• Replace with an award with the same value but allows for full and accelerated vesting if not converted to the same value and conditions.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting occurs.
Prorated and accelerated vesting based on higher of actual or target performance upon CIC.
3. CIC + continuation of employment and Albemarle continues to be publicly traded
• No change to the existing vesting schedule.
• If the executive is terminated without “cause” or terminates for “good reason” within two years of the CIC, accelerated vesting of time-based equity occurs. PSUs will vest prorated based on the higher of actual or target performance, unless termination occurs after the measurement period and the date the award is fully vested, in which case full accelerated vesting occurs.

Each severance compensation agreement provides that if the executive’s employment is terminated by reason of death, the executive’s benefits will be determined in accordance with the Company’s benefits and insurance programs then in effect, except that if the death occurs after the execution of a definitive agreement which results in a change in control, then the executive’s beneficiary will be entitled to the benefits under the severance compensation agreement as if the Company issued the executive a notice of termination 30 days after the change in control. If, after a change in control, an executive is terminated for “cause” or voluntarily quits other than for “good reason for resignation” (as such terms are defined in the agreements), they are entitled to receive only a lump sum payment equal to their salary and benefits accrued through the termination date. If an executive is unable to perform full-time duties due to a qualifying disability, the executive shall continue to receive base salary and all other compensation and benefits provided under the Company benefit and disability plans. If an executive is terminated due to disability, they are entitled to receive the benefits determined in accordance with our retirement and insurance programs and other applicable programs in effect immediately prior to the change in control or the programs in effect at the time they are paid (whichever is greater).

Each severance compensation agreement is subject to automatic one-year extensions unless either the executive or the Committee notifies the other of its desire not to extend, except for Mr. Masters' agreement, which continues in effect until April 1, 2023 at which time the 2023 CIC Agreement becomes effective through December 31, 2025. If there is a change in control, the severance compensation agreement will remain in effect until the second anniversary of the change in control. In order to receive the benefits under the severance compensation agreements, each executive who is terminated following a change in control must agree not to compete with the Company from the date of termination of employment with the Company until the second anniversary thereof. In consideration of this agreement not to compete, the executive will receive a non-competition payment equal to the value of the non-compete agreement as determined by an unrelated third-party retained by the Company that is in the business of valuing non-competition payments, with the intent that the non-competition payment should qualify as reasonable compensation for purposes of relevant tax law. Should any federal, state, or local taxing authority challenge the non-competition payment’s treatment as reasonable compensation, the Company shall engage legal and other professionals necessary to defend against any such challenge.
For purposes of the severance compensation agreements, “change in control” means the occurrence of any of the following events:
•Any person or group (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) becomes the direct or indirect beneficial owner of 20% or more of the combined voting power of our then-outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors (as defined in the 2017 Incentive Plan and applicable change in control agreements) or open-market purchases approved by Continuing Directors at the time of purchase), unless (in the case of beneficial ownership that does not exceed 30% of such voting securities) at least two-thirds of Continuing Directors determine that such event does not constitute a “change in control;”
•As a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), a contested election of Directors, or a combination thereof, the Continuing Directors cease to constitute a majority of our or any successor’s board of directors within two years of the last of such transaction(s); or
•There is a shareholder-approved Business Combination unless (a) all or substantially all of our outstanding voting securities’ beneficial owners immediately prior to the Business Combination own more than 60% of the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of Directors resulting from the Business Combination (with no one person owning more than 30%), in substantially the same proportions as immediately before the Business Combination and (b) at least a majority of the post-Business Combination Directors are Continuing Directors.
For purposes of the severance compensation agreements, “cause” means any of the following:
•willful failure to perform duties (other than any such failure resulting from incapacity due to physical or mental illness);
•willful failure to comply with any valid and legal directive of the Board, engagement in dishonesty, illegal conduct or other misconduct, which is, in each case, injurious to the Company or any of its affiliates;
•embezzlement, misappropriation or fraud, whether or not related to employment with the Company;
•conviction of or plea of guilty or nolo contendere to a crime that constitutes a felony (or state law equivalent) or a crime that constitutes a misdemeanor involving moral turpitude;
•intentional violation of the Company's Code of Conduct or a material policy of the Company; or
•breach of any obligation under this Agreement or any other written agreement between the executive and the Company.

For purposes of the severance compensation agreements, “good reason” means any of the following:
•a change in position with the Company which in reasonable judgment does not represent a promotion from current status or position immediately prior to the Change in Control or the assignment of any duties or responsibilities or diminution of duties or responsibilities which in reasonable judgment are inconsistent with current position with the Company in effect immediately prior to the Change in Control, it being understood that any of the foregoing in connection with termination of employment for Cause or Total Disability shall not constitute good reason;
•a reduction by the Company in the annual rate of base salary as in effect immediately prior to the date of a Change in Control;
•the Company requiring the office nearest to executive's principal residence to be located at a different place which is more than thirty-five (35) miles from where such office is located immediately prior to a Change in Control;
•the failure by the Company to continue in effect compensation or benefit plans in which executive participates, which in the aggregate provide compensation and benefits substantially equivalent to those prior to a Change in Control;
•the failure of the Company to obtain a satisfactory agreement from any Successor to assume and agree to perform the agreement; or
•any purported termination of employment which is not effected pursuant to a Notice of Termination; for purposes of the agreement, no such purported termination shall be effective for any purpose except to constitute a good reason.
Any of the foregoing events shall constitute good reason only if, and to the extent, there exists “good reason” as such term is defined under Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder.
In the event of a hypothetical occurrence of both a change in control and a termination of a NEO's employment in accordance with such officer’s severance compensation agreement and applicable incentive award agreements, and assuming these events took place on December 30, 2022, with the closing market price of our common stock at $216.86 per share as of that date, each NEO would be entitled to the following estimated payments and accelerated vesting:

Estimated Payments and Benefits under the Severance Compensation Agreements
Name	Lump-sum severance payment(1)(3)	Accelerated value(s) of time-based equity compensation	Accelerated value(s) of performance units	Elimination of offsets under SERP	Counseling and other insurance benefits(2)(3)	Total
J. Kent Masters, Jr.	$8,204,335	$17,848,647	$14,516,212	$—	$516,123	$41,085,317
Scott A. Tozier	$3,317,657	$6,513,854	$5,407,300	$—	$105,040	$15,343,851
Eric W. Norris	$3,062,057	$4,526,358	$5,248,695	$—	$105,040	$12,942,150
Netha N. Johnson, Jr.	$2,864,619	$5,836,193	$5,198,822	$—	$106,075	$14,005,709
Kristin M. Coleman	$2,438,459	$2,037,400	$—	$—	$105,040	$4,580,899
___________________________________________________
(1)As described above, upon termination following a change in control, the NEO would be entitled to a lump-sum severance payment generally equal to two times annual base compensation and target annual variable compensation, in all cases reduced by the non-competition payment amount as determined by a third-party in the business of valuing non-competition payments in return for an agreement not to compete for a two-year period post-termination. As the non-competition payment is not determinable at this time, only the total severance payment amount without the reduction is reflected in the table. 2022 AIP Bonus is also included and based on the calculated Company score and an individual performance modifier of 15%.
(2)This amount includes (i) outplacement counseling and financial counseling, in each case not to exceed $25,000, (ii) estimated relocation benefits if the executive has relocated within two years prior to the change in control, is relocating back to their original location (or for Mr. Masters relocating back to Virginia at any time), and reflecting the original price of their current home, and (iii) the value of medical, dental, and vision benefits continuation for 24 months post-termination.
(3)Under Mr. Masters 2023 CIC Agreement the amount of lump-sum severance would have been $13,275,835.
EQUITY COMPENSATION PLAN INFORMATION
The following table presents information as of December 31, 2022, with respect to compensation plans under which shares of our common stock are authorized for issuance.

Equity Compensation Plan Information
Equity Compensation Plans Approved by Shareholders (1)	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
2008 Incentive Plan	97,633	(2)	$77.4	—	(3)
2017 Incentive Plan	803,581	(4)	$128.74	3,334,570
2013 Stock Plan for Non-Employee Directors	31,931	(5)	—	328,572
Total	933,145			3,663,142
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(1)We have no equity compensation plans that are not shareholder approved.
(2)Amount consists of outstanding stock options.
(3)Effective with the 2017 Incentive Plan, awards were no longer available to be issued under the 2008 Incentive Plan.
(4)Amount includes 287,303 shares subject to stock options, 291,730 shares subject to RSUs, and 224,548 shares subject to PSUs.
(5)Amount reflects 31,931 deferred units invested in phantom shares under the 2013 Directors Plan that are to be paid in shares at a future time under the terms of the 2013 Directors Plan.
CEO PAY RATIO
The principles that guide us for our executive compensation program are not different than for the organization at large:
•We use the market median as a reference point for our compensation and benefits program.
•The market median is specific for the country in which we compete for talent.
•The market median is specific to the job level for each of our employees.
•The market median determines the mix between base pay, short-term incentive pay, long-term equity, and benefits. As the job level increases we typically see an increase in total compensation as well as an increase in that portion of total compensation that is equity-based and the portion that is performance-based.
We disclose below the ratio of our CEO’s annual total compensation relative to the annual total compensation of the median employee of the Company for the year ended December 31, 2022. As permitted or required by Item 402(u) of Regulation S-K, our process for determining the total employee population and the median employee annual total compensation included the following factors:
•Employee population
◦We used our global system of record for all of our employees worldwide. Our employee population is expanding in jurisdictions outside of North America and Europe.
◦We included all employees, whether salaried or hourly, and whether employed on a full-time, part-time, or seasonal basis.

◦We used November 15, 2022 as our record date.
◦To allow for comparisons across international jurisdictions, we converted into U.S. dollars any base cash compensation amounts denominated in non-U.S. currencies, using exchange rates effective at the record date.
◦We did not adjust for global cost of living differences.
•Consistently applied compensation measure
◦We determined the median employee annual total compensation by using a consistently applied compensation measure, namely, base salary or wages (“base cash compensation”), for all individuals, excluding our CEO, who were employed by us on November 15, 2022.
◦For part-time workers, we did not adjust base cash compensation to the equivalent for a full time employee.
◦We annualized the compensation for all permanent employees (full- or part-time) who were not employed by us for all of 2022.
◦For hourly employees, base cash compensation is based on their hourly rate in combination with their standard hours of work.
Applying these and other relevant factors, we identified a median employee. We then determined for that employee the total compensation level to be at $73,531 for the year ended December 31, 2022 (calculated in accordance with Item 402(c)(2)(x) of Regulation S-K). On the same basis, the total annualized compensation for our CEO for the year ended December 31, 2022 was $11,118,156. Accordingly, for the year ended December 31, 2022, the ratio of our CEO’s total compensation to that of our median employee is 151:1.
Given the different methodologies that various public companies will use to determine an estimate of their CEO pay ratio, the ratio reported above should not be used as a basis for comparison between companies.

SEC DISCLOSURE ON PAY VERSUS PERFORMANCE
Albemarle and the Executive Compensation Committee are pleased to present this Pay Versus Performance disclosure as we are committed to ensuring alignment between Company performance and executive compensation. “Pay for performance” is one of our core compensation principles, as described in the Compensation Discussion and Analysis above.
The alignment of shareholder interests and CEO compensation is evidenced by the strong correlation between our CEO’s Compensation Actually Paid (as calculated below) over the last completed three fiscal years and total shareholder return relative to our Peer Group (as defined below) for the same three fiscal years.
The new Pay Versus Performance disclosure, as required by the SEC and shown below, provides an additional perspective on our pay and performance alignment. It uses a new measure of compensation, Compensation Actually Paid, and select measures of market and financial performance.
Pay Versus Performance Table
The following table shows (1) total compensation for our principal executive officer (“PEO”) and, on average, our other NEOs as set forth in our Summary Compensation Table for each of the last three completed fiscal years; (2) for each such fiscal year, the Compensation Actually Paid (“CAP”) to our named executive officers (as determined pursuant to SEC rules); (3) for each such fiscal year, our net income and our adjusted EBITDA; and (4) the cumulative total shareholder return (“TSR”) of (x) the Company and (y) the components of the S&P 1500 Specialty Chemicals Index (“Peer Group”), in each case for fiscal year 2020, fiscal years 2020-2021, and fiscal years 2020-2022.

2022 Pay Versus Performance Table
Year	Summary Compensation Table Total for First PEO(1)	Summary Compensation Table Total for Second PEO(1)	Compensation Actually Paid to First PEO(1)(3)	Compensation Actually Paid to Second PEO(1)(3)	Average Summary Compensation Table Total for non-PEO NEOs(2)	Average Compensation Actually Paid to non-PEO NEOs(2)(3)	Value of Initial Fixed $100 Investment Based on:		Net Income ($MM)	Adjusted EBITDA ($MM)(5)
							Total Shareholder Return(4)	Peer Group Total Shareholder Return(4)
2022	$11,118,156	N/A	$13,714,085	N/A	$2,964,344	$3,084,055	$306	$107	$2,474	$3,403
2021	$9,040,753	N/A	$20,335,113	N/A	$2,516,658	$8,987,310	$328	$145	$199.9	$871.0
2020	$4,939,369	$3,828,474	$9,726,632	$5,585,398	$2,891,776	$7,130,736	$205	$115	$446.6	$819.0
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(1)“First PEO” represents J. Kent Masters, Jr., who was appointed CEO on April 20, 2020. The “Second PEO” represents Luther C. Kissam, IV, who served as CEO until April 20, 2020
(2)The non-PEO NEOs for each applicable year are as follows:
a.2022: Scott A. Tozier, Eric W. Norris, Netha N. Johnson, Jr., and Kristin M. Coleman
b.2021: Scott A. Tozier, Eric W. Norris, Netha N. Johnson, Jr., and Karen G. Narwold
c.2020: Scott A. Tozier, Eric W. Norris, Netha N. Johnson, Jr., and Raphael G. Crawford
(3)SEC rules require certain adjustments be made to the Summary Compensation Table totals to determine CAP as reported in the Pay Versus Performance Table above. The following table details the applicable adjustments that were made to Summary Compensation Table totals to determine CAP after deducting the Summary Compensation Table values for the aggregate change in value of pension plans and the grant-date fair value of stock awards and option awards. The fair value or change in fair value, as applicable, of stock awards and option awards was determined by reference to (x) for RSU awards, the closing price of our common stock on the applicable measurement date, (y) for PSU awards (excluding market-conditioned (relative TSR-based) PSU awards), the closing price of our common stock on the applicable measurement date multiplied by the probability of achievement as of such date and (z) for market-conditioned PSU awards, a Monte Carlo simulation as of the applicable measurement date. For stock options, the fair value or change in fair value, as applicable, was determined using a Black-Scholes valuation model. The model references the closing stock price, in addition to the stock option’s strike price, expected life, volatility, expected dividend yield, and risk-free rate as of the measurement date.

Year	Pension	Equity Awards
	Pension Service Cost	Year End Fair Value of Equity Awards	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award Adjustments
First PEO
2022	N/A	$10,703,637	$(1,438,643)	$—	$—	$—	$—	$9,264,994
2021	N/A	$12,148,336	$4,698,469	$—				$16,846,805
2020	N/A	$8,036,152	$—	$—	$—	$—	$—	$8,036,152
Second PEO
2020	$—	$—	$5,156,805	$—	$1,000,440	$(2,395,440)	$—	$3,761,805
Non-PEO NEO Average
2022	N/A	$2,074,181	$108,376	$—	$(473,232)	$—	$—	$1,709,325
2021	N/A	$2,430,123	$4,931,320	$—	$219,908	$—	$—	$7,581,351
2020	N/A	$3,528,166	$2,467,734	$—	$89,939	$—	$—	$6,085,839
(4)These columns represent cumulative Company TSR and peer group TSR. TSR is calculated by dividing the sum of the cumulative amount of dividends for each measurement period (2020, 2020-2021 and 2020-2022), assuming dividend reinvestment, and the difference between the Company’s or the peer group’s, as applicable, share price at the end and the beginning of the measurement period by the Company’s or the peer group’s, as applicable, share price at the beginning of the measurement period
(5)"Adjusted EBITDA" is defined as total Albemarle earnings before interest, tax, depreciation and amortization, as adjusted for non-recurring, non-operating, and special items
Relationship Between CAP and Performance Measures; Relationship Between Company TSR and Peer Group TSR
Our compensation programs are designed to align payout opportunities with the Company's long-term performance. A large portion of our executive pay is dependent upon the achievement of specific corporate, business unit, and individual performance goals, as well as our stock price performance. We pay higher compensation when goals are exceeded and stock price is increasing, and lower compensation when goals are not met and stock price is decreasing. Overall, the pay to our CEOs and NEOs and our company’s performance are aligned over the long-term.
Specifically, the Pay versus Performance table above and charts below illustrate the following:
•CEO and NEO pay is strongly aligned with our TSR performance. CEO and NEO CAP each year generally moved with our TSR performance, although not every year due to changes in CEO or NEOs
•Net Income and adjusted EBITDA move with our TSR over the long-term, but not necessarily in any given year. This is because our ending TSR reflects investors’ assessment of our valuation taking forward- and backward-looking factors into account, while income metrics measure performance over a 1-year, backward-looking time frame when business conditions may be different
•Because our executive pay programs are largely driven by our absolute and relative TSR, our CAP correlates more closely with our TSR than our other financial performance measures in any given year
•Our Company TSR has outperformed the Peer Group TSR year-over-year and over the three-year period ending in 2022, demonstrating strong relative performance

The charts below further illustrate the alignment between CAP and our TSR performance for the past three completed fiscal years, as well as the Company’s strong relative TSR performance versus the TSR of the Peer Group.
___________________________________________________
(1)In consideration of multiple CEOs in fiscal year 2020 and for purposes of this graphical representation, the compensation of our former CEO, Luther C. Kissam, IV, is combined with the compensation of our current CEO, J. Kent Masters Jr.
(2)Cumulative TSR for Albemarle and the peer group is measured as described in Footnote 4 above.
2022 Performance Measures
For Fiscal Year 2022, our Executive Compensation Committee identified the financial performance measures listed below as the most important in its compensation-setting process for NEOs.

The Committee identified Adjusted EBITDA, Adjusted ROIC, and Adjusted Cash Flow from Operations as our most important financial performance measures tied to executive compensation outcomes because they are heavily weighted in our incentive awards. These measures were considered the key measures of financial performance in the Company’s 2022 annual operating plan, with Adjusted ROIC reflecting the Company’s commitment to investing efficiently and generating long-term returns.
Tabular List of Performance Measures:

Adjusted EBITDA
Adjusted ROIC
Adjusted Cash Flow from Operations

PROPOSAL 2 – ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
Shareholders have an opportunity to cast an advisory vote on compensation of our NEOs as disclosed in this Proxy Statement. This proposal, commonly known as “Say-on-Pay,” gives shareholders the opportunity to approve, reject, or abstain from voting on the proposed resolution regarding our Fiscal Year 2022 executive compensation program.
Our compensation philosophy and policies are described in the "Compensation Discussion and Analysis" section and the accompanying tables (including all footnotes) and narrative, beginning on page 29 of this Proxy Statement. The Committee designs our compensation policies for our NEOs to create executive compensation arrangements linked to the creation of long-term growth, sustained shareholder value, and individual and annual corporate performance, and to be competitive with peer companies of similar size, value, and complexity, as well as to encourage stock ownership by our senior management. Based on its review of the total compensation of our NEOs for Fiscal Year 2022, the Committee believes that the total compensation for each of the NEOs was reasonable and effectively achieved the designed objectives of driving superior business and financial performance; attracting, retaining, and motivating our people; aligning our executives with shareholders’ long-term interests; focusing on the long-term; and creating balanced program elements that discourage excessive risk-taking.
At our 2022 annual meeting of shareholders, we conducted our Say-on-Pay vote regarding our 2021 executive compensation program. Approximately 95% of the shares voted at our 2022 annual meeting of shareholders were cast in favor of our advisory vote on NEO compensation. In 2022, as in previous years, we conducted our annual outreach effort with our largest shareholders. We requested feedback on our governance practices, executive compensation program, and their concerns, and we take this feedback into consideration when making changes to our executive compensation programs that we believe further aligns our compensation program with our business strategy and our shareholders’ interests. See “Executive Compensation Philosophy and Principles” beginning on page 35 of this Proxy Statement, for more information.
The Committee values the opinions of our shareholders, and will consider the outcome of the vote when making future executive compensation decisions as it deems appropriate. The approval of the non-binding resolution approving the compensation of our NEOs requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. However, neither the approval nor the disapproval of this resolution will be binding on the Board of Directors or the Company nor construed as overruling a decision by the Board of Directors or the Company. Neither the approval nor the disapproval of this resolution will create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for the Board of Directors or the Company.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS:
“RESOLVED, that the Company’s shareholders APPROVE, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion.”

PROPOSAL 3 – ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY RESOLUTION APPROVING EXECUTIVE COMPENSATION
The Dodd-Frank Act requires that, not less frequently than once every six years, we enable our shareholders to vote to approve, on a non-binding advisory basis, the frequency (every one, two, or three years) with which the non-binding shareholder vote to approve the compensation of our named executive officers should be conducted. Accordingly, we are requesting your vote to advise us of whether you believe this non-binding shareholder vote to approve the compensation of our NEOs should occur every one, two, or three years.
After careful consideration, we believe that the non-binding vote to approve executive compensation should occur every year.
We proactively engage with our shareholders on a number of topics, including compensation of our NEOs. Thus, we view the Say-on-Pay vote as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on our executive compensation programs.
Although we believe that holding a Say-on-Pay vote every year will reflect the right balance of considerations in the normal course, we intend to periodically reassess that view and may provide for a Say-on-Pay vote on executive compensation on a less frequent basis if changes in our compensation programs or other circumstances suggest that doing so would be appropriate.
Note that shareholders are not voting to approve or disapprove the recommendation of the Board with respect to this proposal. Instead, each proxy card provides for four choices with respect to this proposal: a one, two, or three-year frequency, or shareholders may abstain from voting on the proposal. You are being asked only to express your preference for a one, two, or three-year frequency or to abstain from voting.
Your vote on this proposal will be non-binding on us and the Board of Directors and will not be construed as overruling a decision by us or the Board of Directors. Your vote will not create or imply any change to our fiduciary duties or create or imply any additional fiduciary duties for us or the Board of Directors. However, the Board of Directors values the opinions that our shareholders express in their votes and will consider the outcome of the vote when making such future compensation decisions as it deems appropriate.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR EVERY "1 YEAR" FREQUENCY OF FUTURE NON-BINDING SHAREHOLDER ADVISORY VOTES TO APPROVE THE COMPENSATION OF THE COMPANY'S NAMED EXECUTIVE OFFICERS.

AUDIT & FINANCE COMMITTEE MATTERS
Audit and Finance Committee Report
The Audit & Finance Committee of the Board of Directors is composed of five independent Directors and operates under a written charter adopted by the Board of Directors.
Management is responsible for our disclosure controls, internal controls and the financial reporting process, and for assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and for issuing a report thereon. The Audit & Finance Committee’s primary responsibility is to monitor and oversee these processes and to report thereon to the Board of Directors. In this context, the Audit & Finance Committee has met privately with management, the internal auditors, and PricewaterhouseCoopers LLP ("PwC"), our independent registered public accounting firm, all of whom have unrestricted access to the Audit & Finance Committee. In addition, the Audit & Finance Committee approves the selection and appointment of the Company's independent registered public accounting firm.
The Audit & Finance Committee has discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, including the scope of the auditor’s responsibilities and whether there are any significant accounting adjustments or any disagreements with management.
The Audit & Finance Committee also has received the written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit & Finance Committee concerning independence, and has discussed with PwC that firm’s independence from the Company.
The Audit & Finance Committee has reviewed and discussed the audited consolidated financial statements with management and PwC. Based on this review and these discussions, the representation of management that the consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the report of PwC to the Audit & Finance Committee, the Audit & Finance Committee recommended that the Board of Directors include the audited consolidated financial statements in the 2022 Annual Report.
The Audit & Finance Committee also reviews with management and the independent registered public accounting firm the results of that firm’s review of the unaudited financial statements that are included in our Quarterly Reports on Form 10-Q.

THE AUDIT & FINANCE COMMITTEE

M. Lauren Brlas, Chair
Ralf H. Cramer
Glenda J. Minor
James J. O’Brien
Gerald A. Steiner

Audit & Finance Committee Pre-Approval Policy
The Audit & Finance Committee has adopted a policy for the provision of audit services and permitted non-audit services by our independent registered public accounting firm. Our CFO has primary responsibility to the Audit & Finance Committee for administration and enforcement of this policy and for reporting noncompliance. Under the policy, the CFO is responsible for presenting to the Audit & Finance Committee an annual budget and plan for audit services and for any proposed audit-related, tax, or other non-audit services to be performed by the independent registered public accounting firm. The presentation must be in sufficient detail to define clearly the services included. Any services included within the budget and plan that the Audit & Finance Committee approves requires no further approval for that budget year. All other audit and permissible non-audit engagements of the independent registered public accounting firm must be approved in advance by the Audit & Finance Committee. The pre-approval requirements do not prohibit the delivery of permissible non-audit services that were not recognized as non-audit services at the time of the engagement so long as (i) all such services are less than 5% of fees paid to the independent registered public accounting firm for the fiscal year and (ii) the services are approved by the Audit & Finance Committee prior to completion of the audit.
Fees Billed by PwC
During the fiscal years ended 2021 and 2022, we retained our independent registered public accounting firm, PwC, to perform services in the categories and approximate fees set forth below:

	2021	2022
Audit Fees(1)	$4,086,600	$4,583,550
Audit-Related Fees(2)	$1,021,000	$770,000
Tax Fees	$—	$—
All Other Fees(3)	$229,000	$155,900
Total Fees	$5,337,500	$5,509,450
___________________________________________________
(1)Fees for audit services billed or expected to be billed related to (a) audit of our annual financial statements, including assessment of internal controls over financial reporting, (b) reviews of our quarterly financial statements, (c) audits provided in connection with statutory filings, regulatory audits and services that generally only the principal auditor reasonably can provide to a client, and (d) audit work related to mergers and acquisitions and divestitures.
(2)Fees for audit-related services include audits of our employee benefit plans, comfort letters and offering memorandum procedures for equity and debt issuances, German tax restructuring audit procedures, and carve-out audit procedures; and in 2022: consultation concerning financial accounting and reporting standards related to SEC comment letter and mining disclosure.
(3)Fees for all other services consist of licensing fees for accounting software that provides access to authoritative guidance dealing with financial reporting rules, ESG limited assurance reporting, and regulations and fees for assessing potential manufacturing sites in Asia.

PROPOSAL 4 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit & Finance Committee of the Board of Directors has appointed PwC as the Company’s independent registered public accounting firm for fiscal year ended December 31, 2023. Under the Sarbanes-Oxley Act of 2002 and the rules of the SEC promulgated thereunder, the Audit & Finance Committee is solely responsible for the appointment, compensation, and oversight of the work of our independent registered public accounting firm. The submission of this matter for ratification by shareholders is not required by current law, rules, or regulations; however, the Board of Directors believes that such submission is consistent with best practices in corporate governance and is an opportunity for shareholders to provide direct feedback to the Board of Directors on an important issue of corporate governance. If the selection is not ratified, the Audit & Finance Committee will consider whether it is appropriate to select another independent registered public accounting firm. Even if the selection is ratified, the Audit & Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.
Representatives of PwC will be present at the Annual Meeting, will have the opportunity to make a statement at the Annual Meeting if they so desire, and will be available to respond to appropriate questions.
Approval of this proposal requires that the number of votes cast in favor of the ratification exceed the number of votes cast in opposition to the ratification.
THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023.

PROPOSAL 5 – APPROVAL OF 2023 STOCK COMPENSATION AND DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS
We are asking shareholders to approve a new equity incentive plan, the Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors (the “2023 Directors Plan”). Based on the Nominating & Governance Committee’s recommendation, our Board adopted the 2023 Directors Plan on February 23, 2023, subject to approval from shareholders at the Annual Meeting. The 2023 Directors Plan is intended to replace the 2013 Directors Plan, which will expire by its terms in May 2023, ten years after it was adopted by shareholders at our 2013 annual meeting of shareholders.
If shareholders approve the 2023 Directors Plan, we will reduce the 2023 Directors Plan share reserve by the number of shares that we grant under the 2013 Directors Plan on or after January 1, 2023 through the date of the Annual Meeting, and the 2023 Directors Plan will continue in effect until 2033 (unless earlier terminated by the 2023 Directors Plan’s terms and conditions).
The 2023 Directors Plan requires the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal to be approved. Abstentions are not considered votes cast and thus will have no effect on the outcome of this proposal. Broker non-votes, if any, will have no effect on the outcome of this proposal.
Why Should Shareholders Vote to Approve the 2023 Directors Plan?
We operate in a competitive business environment and talent market. Our Board believes that our ability to grant equity awards is critical to successfully compete and grow our business in this environment, because equity awards allow us to recruit, incentivize, and retain the best available members for our Board.
Our Board seeks approval for a share reserve of 500,000 shares.
Our Board considered various factors when determining the number of shares to ask shareholders to approve under the 2023 Directors Plan, including the expiration of the 2013 Directors Plan in May 2023, our “overhang”, our “burn rate”, dilution, our historical grant practices and our forecasted equity award grants. In addition, our Board considered analyses prepared by the Executive Compensation Committee’s independent compensation consultant, Farient, an independent, nationally recognized executive compensation consulting firm.
Our Board believes that the 500,000 shares for which we are seeking shareholder approval under the 2023 Directors Plan would provide sufficient shares for the non-employee director equity-based compensation needs of the Company. This estimate is based on our anticipated share usage for 2023 and following years, and our history of grants to non-employee directors, taking into account potential changes in our stock price.
Our Board believes that the benefits to our shareholders resulting from equity award grants to our non-employee directors, including alignment with shareholder interests, outweigh the potential dilutive effect of grants under the 2023 Directors Plan.
Our directors have an interest in the approval of the 2023 Directors Plan because they are eligible to receive equity awards under the 2023 Directors Plan. As of March 7, 2023, the closing sale price of a share of our common stock reported on the NYSE was $248.90.

Summary of the 2023 Directors Plan
The following paragraphs summarize the principal features of the 2023 Directors Plan. However, this summary is not a complete description of the 2023 Directors Plan and is qualified in its entirety by the specific language of the 2023 Directors Plan. A copy of the 2023 Directors Plan is provided as Annex A to this Proxy Statement.
Purpose of the 2023 Directors Plan. The purpose of the 2023 Directors Plan is to enable the Company to pay part of the compensation of its non-employee directors in shares of the Company’s common stock and to allow the Company’s non-employee directors to defer some or all of their compensation.
Duration of the 2023 Directors Plan. The 2023 Directors Plan will become effective on the date the 2023 Directors Plan is approved by the Company’s shareholders (the “Effective Date”). Unless terminated earlier as provided thereunder, the 2023 Directors Plan will terminate on the tenth anniversary of the Effective Date.
Administration. Our Board will be responsible for administering the 2023 Directors Plan, subject to the provisions of the 2023 Directors Plan. We refer to the body administering the 2023 Directors Plan as the “administrator”. The administrator may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the administrator, the Company, and its officers and directors will be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the administrator will be final and binding upon the directors, the Company, and all other interested individuals. Until determined otherwise by the administrator, administrative duties and powers in respect of the 2023 Directors Plan will be delegated to each of (a) the Company’s General Counsel and (b) the Company’s Chief Human Resources Officer.
Authority of the Administrator. The administrator will have full and exclusive discretionary power to interpret the terms and the intent of the 2023 Directors Plan and any agreement or document ancillary to or in connection with the 2023 Directors Plan, to determine eligibility for grants thereunder (“grants”) and the right to make deferrals, and to adopt such rules, regulations, forms, instruments, and guidelines for administering the 2023 Directors Plan as the administrator may deem necessary or proper. Such authority will include, but not be limited to, determining grant recipients, establishing grant and deferral terms and conditions, construing any ambiguous provision of the 2023 Directors Plan, and, subject to the provisions of the 2023 Directors Plan, adopting modifications and amendments to the 2023 Directors Plan, including, without limitation, any that are necessary to comply with applicable laws.
Delegation. The administrator may delegate to one or more officers of the Company, and/or its subsidiaries and affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the administrator or such individuals may have under the 2023 Directors Plan.
Shares Subject to the 2023 Directors Plan. Subject to the actual terms and conditions of the 2023 Directors Plan, summarized in this summary, the maximum number of shares available for issuance to directors under the 2023 Directors Plan on or after the Effective Date will be 500,000 shares.
Limits on Compensation. No director may be paid any additional compensation for such director’s services as a director for a compensation year that, in the aggregate, exceeds $750,000 (including without limitation any cash retainers or fees and equity-settled awards based on their grant-date fair value under accounting rules, but excluding, for the avoidance of doubt, payment of any previously deferred compensation).

Share Usage. Shares covered by a grant will only be counted as used to the extent they are actually issued. Any shares related to grants or “deferred stock” (as defined in the 2023 Directors Plan) which terminate by forfeiture, cancellation, or otherwise will be available again for grant under the 2023 Directors Plan.
Adjustments. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company), such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of shares, exchange of shares, dividend in kind, or other like change in capital structure or number of outstanding shares, or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the administrator, in its sole discretion, in order to prevent dilution or enlargement of directors’ rights under the 2023 Directors Plan, will substitute or adjust, as applicable, the number and kind of shares that may be issued under the 2023 Directors Plan, the number and kind of shares subject to outstanding grants, and other value determinations applicable to outstanding grants. Subject to the other provisions of the 2023 Directors Plan, without affecting the number of shares reserved or available thereunder, the administrator may authorize the issuance or assumption of benefits under the 2023 Directors Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without shareholder approval to the extent permitted under applicable law.
Eligibility. Each non-employee director of the Company on the Effective Date or who thereafter becomes a director of the Company will be eligible to receive an award under the 2023 Directors Plan until the director is no longer serving as a non-employee director of the Company. As of March 7, 2023, we had nine non-employee directors that would be eligible to participate in the 2023 Directors Plan.
Annual Grants. As of each July 1st, commencing with July 1, 2023, the Company will grant each director a number of shares for that compensation year. The number of shares granted to each director will be determined by (i) dividing the annual grant value, which amount will be as determined by the Company each year in its sole discretion, subject to the limits set forth in the 2023 Directors Plan and described above, by the fair market value of the shares on the first day of the compensation year (which date is the grant date for purposes of the 2023 Directors Plan) and (ii) rounding such number of shares up to the nearest increment of 25 shares. If such rounding will cause the limit director limit described above and set forth in the 2023 Directors Plan to be exceeded, then the rounding will be up to only such whole share number as does not cause such limit to be exceeded.
Partial Year Directors. For individuals who become directors after the first day of the compensation year, such directors will receive a pro-rata number of shares for the compensation year based on the number of days remaining in the compensation year. The number of shares granted will be determined pursuant to the formula described above for annual grants but based on the fair market value of the shares on the date the director becomes a director, which date will be the grant date with respect to such shares.
Vesting of Shares. Except as noted below, each director’s shares pursuant to a grant will become vested and non-forfeitable on the July 1st next following the grant date. Notwithstanding the foregoing, the administrator may determine each year, in its sole discretion, that a different vesting schedule will apply to the grant for that year.
Death or Disability Before Vesting. Except as noted below, if a director dies or becomes disabled (as defined in the 2023 Directors Plan) while they are a director, all shares that are forfeitable will become non-forfeitable as of the date of the director’s death or disability.
Forfeiture of Nonvested Shares. Except as otherwise noted herein, all shares that are forfeitable will be forfeited if a director terminates their service as a director before the shares become vested pursuant to their regular vesting schedule described above. For the avoidance of doubt, a director who becomes an executive officer of the Company will not be deemed to have experienced a termination with respect to any previously-made grants that are still forfeitable (referred to in this paragraph as “forfeitable shares”), unless and until such time as they cease to serve as a director of the Company, in which case only a ratable portion of the forfeitable shares will vest and the remaining portion of the forfeitable shares will be forfeited. The pro-rata number of forfeitable shares that will vest pursuant to the preceding sentence (i) will be equal to 1/365th (without regard to leap years) of the forfeitable shares for each day of service performed as a director during the applicable compensation year, and (ii) such number of shares will be rounded up to the next whole share number. Notwithstanding the foregoing, (x) with respect to a director who does not stand for reelection as a director for the following compensation year after meeting the Company’s retirement guidelines, any unvested shares will not be forfeited but will vest at the time of the annual meeting of shareholders when the director effectively retires; and (y) unless otherwise determined by the Company, with respect to a director who elects not to stand for reelection as a director for the following compensation year and is not covered by the preceding clause (x), unvested shares will not be forfeited but will vest at the annual meeting of shareholders when their time as a director effectively ends.
Change in Control of the Company. Unless otherwise determined by the administrator in connection with a grant, upon a Company “change in control” (as defined in the plan), unvested shares will vest, unless such shares are substituted with a “replacement grant” (as defined in the plan). Unless a replacement grant is provided to the director, the administrator may, in its sole discretion, determine that any or all outstanding grants made under the 2023 Directors Plan to such director will be terminated in exchange for a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the value received by shareholders of the Company in respect of a share of common stock in connection with the change in control. Grants for which a deferral election has been made will remain in place, notwithstanding that such grants may become vested in connection with the change in control.
Dividends. Any dividends with respect to unvested shares will be subject to the same restrictions (including the risk of forfeiture) as the unvested shares with respect to which they are issued and will be paid or otherwise released to the applicable director, without interest, after the vesting of unvested shares with respect to which they were issued.
Deferred Compensation. The 2023 Directors Plan permits directors to defer compensation subject to certain terms and conditions. A director may elect to defer in multiples of 10% all or part of their director compensation.
Deferred Cash Compensation. Deferred cash compensation will be credited with earnings and losses based on the experience of investment options under the 2023 Directors Plan.
Deferred Stock Compensation. Additional credits will accrue on deferred stock compensation based on the value of dividends paid on common stock and the fair market value on the date that such dividends are paid on common stock. Directors may exercise a one-time election to transfer some or all of their deferred stock compensation to deferred cash compensation, in which case the transferred stock compensation will be credited with earnings and losses based on the experience of investment options under the 2023 Directors Plan, as described above. This one-time election will be available only if (i) at the time of such election the applicable director has completed 5 or more years of service on the Board, (ii) the director will satisfy the Company’s stock holding requirements then in effect following such transfer, and (iii) the director’s election is made during an open window period as defined in the Company’s Insider Trading Policy.
Time and Form of Payments. The 2023 Directors Plan contains default rules for the payment of deferred compensation in the event a director elects to defer compensation but does not elect the payment timing of such compensation. At the request of a director before or after the director’s termination, or at the request of any of the director’s beneficiaries after the director’s death, a director’s deferred compensation under the 2023 Directors Plan will be paid in the event of a “financial emergency” (as defined in the 2023 Directors Plan). An accelerated distribution on account of a financial emergency must be limited to the amount determined by the administrator to be necessary to satisfy the financial emergency plus amounts necessary to pay applicable income taxes and penalties, and to the extent permitted under applicable laws.
Beneficiary Designation. Each director under the 2023 Directors Plan may, from time to time, name a beneficiary or beneficiaries who will receive any stock compensation or unpaid deferred compensation under the 2023 Directors Plan in case of the director’s death before their stock compensation vests or deferred compensation is paid. The 2023 Directors Plan contains default rules in the event a beneficiary has not been designated by a director.
Successors. All obligations of the Company under the 2023 Directors Plan with respect to grants made thereunder will be binding on any successor to the Company.
Amendment, Modification, Suspension, and Termination. The administrator may, at any time and from time to time, alter, amend, modify, suspend, or terminate the 2023 Directors Plan in whole or in part, provided, however, that no such amendment will increase the number of shares that may be granted to any director, except as otherwise described in the 2023 Directors Plan, or increase the total number of shares that may be granted under the 2023 Directors Plan. In addition, any amendment of the 2023 Directors Plan must comply with the rules of the NYSE and no material amendment of the 2023 Directors Plan will be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
Plan Termination. Except for a termination of the 2023 Directors Plan caused by the determination of the Board that the laws upon which the 2023 Directors Plan is based have changed in a manner that negates the 2023 Directors Plan’s objectives, the 2023 Directors Plan may not be altered, amended, suspended, or terminated without the majority consent of all directors who are directors if that action would result either in a distribution of all deferred compensation in any manner other than as provided in the 2023 Directors Plan or that would result in immediate taxation of deferred compensation to directors. Upon termination of the 2023 Directors Plan, all vested benefits will be paid upon the earliest to occur of certain events specified in the 2023 Directors Plan.
Adjustment of Grants Upon the Occurrence of Certain Unusual or Nonrecurring Events. The administrator may make adjustments in the terms and conditions of, and the criteria included in, grants in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the 2023 Directors Plan.
Amendment to Conform to Law. The 2023 Directors Plan will be amended, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the 2023 Directors Plan to any present or future law relating to plans of this or similar nature, and to the administrative regulations and rulings promulgated thereunder.
General Provisions. Deferred compensation may not be assigned by a director or beneficiary. In the event any provision of the 2023 Directors Plan is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the 2023 Directors Plan, and the 2023 Directors Plan will be construed and enforced as if the illegal or invalid provision had not been included. The granting and issuance of shares under the 2023 Directors Plan will be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required. Nothing contained in the 2023 Directors Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any director, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its subsidiaries, and/or its affiliates under the 2023 Directors Plan, such right will be no greater than the right of an unsecured general creditor of the Company, a subsidiary, or an affiliate, as the case may be. All payments to be made under the 2023 Directors Plan will be paid from the general funds of the Company, a subsidiary, or an affiliate, as the case may be and no special or separate fund will be established and no segregation of assets will be made to assure payment of such amounts except as expressly set forth in the 2023 Directors Plan. The adoption of the 2023 Directors Plan will not be construed as creating any limitations on the power of the Board or administrator to adopt such other compensation arrangements as it may deem desirable for any director. Nothing in the 2023 Directors Plan will be construed to: (i) limit, impair, or otherwise affect the Company’s or a subsidiary’s or an affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or (ii) limit the right or power of the Company or a subsidiary or an affiliate to take any action which such entity deems to be necessary or appropriate.
Governing Law. The 2023 Directors Plan will be governed by the laws of the State of North Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the 2023 Directors Plan to the substantive law of another jurisdiction. Recipients of a grant or deferred compensation under the 2023 Directors Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of North Carolina to resolve any and all issues that may arise out of or relate to the 2023 Directors Plan.
Federal Income Tax Consequences. The following summary is intended only as a general guide to the U.S. federal income tax consequences of participation in the 2023 Directors Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change. The summary is not complete and does not discuss the tax consequences upon a director’s death, or the income tax laws of any municipality, state or foreign country in which the director may reside. Tax consequences for any particular director may vary based on individual circumstances.
With respect to shares granted under the 2023 Directors Plan for which the director has not elected to defer receipt of such grant, when such shares become vested, each director must recognize ordinary income in an amount equal to the fair market value of the shares received. We will receive a deduction for the same amount at that time. The participant may elect, under Section 83(b) of the Code to accelerate the ordinary income tax event to the date of grant by filing an election with the Internal Revenue Service no later than thirty days after the date the shares are acquired. With respect to amounts that participants have elected to defer under the 2023 Directors Plan, each participant must recognize ordinary income in an amount equal to the value of deferred cash accounts and the fair market value of shares received when the cash and shares are received. We will receive a deduction for the same amounts at that time. The tax treatment upon disposition of shares of common stock acquired under the 2023 Directors Plan will depend on how long the shares of common stock have been held. There will be no tax consequences to us upon the disposition of shares of common stock acquired under the 2023 Directors Plan.
Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Deferred compensation under the 2023 Directors Plan will generally be subject to the requirements of Section 409A. If deferred compensation is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that compensation may recognize ordinary income on the amounts deferred, to the extent vested, which may be before the compensation is actually or constructively received. Also, if compensation subject to Section 409A of the Code violates the provisions of Section 409A of the Code, Section 409A of the Code imposes an additional 20% federal income tax on compensation recognized as ordinary income, and interest on such deferred compensation.
New Plan Benefits. The number of shares to be issued in each compensation year is not determinable as it varies based on a dollar amount determined each year by the Board, and our stock price at the time of grant. The following table sets forth the unvested share grants that would have been made during 2022 if the 2023 Directors Plan had then been in effect.
New Plan Benefits

Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors
Name and Position	Dollar Value ($)	Number of Units
J. Kent Masters, Jr., Chairman, President and Chief Executive Officer	0	0
Scott A. Tozier, Executive Vice President, Chief Financial Officer	0	0
Eric W. Norris, President, Lithium	0	0
Netha N. Johnson, Jr., President, Bromine	0	0
Kristin M. Coleman Executive Vice President, General Counsel and Corporate Secretary	0	0
All current executive officers as a group	0	0
All current directors who are not executive officers as a group	$1,397,375	6,829
All employees, including all current officers who are not executive officers, as a group	0	0

QUESTIONS AND ANSWERS ABOUT THIS PROXY STATEMENT AND THE ANNUAL MEETING
Proxy Materials
Q1:    Why am I receiving these materials?
A:    We are mailing or making these materials available to you because the Board of Directors is soliciting your vote by proxy at the Annual Meeting, scheduled to take place on May 2, 2023, and at any adjournments or postponements thereof. Shareholders of record as of the close of business on March 7, 2023 may attend the Annual Meeting and are entitled and requested to vote on the proposals described in this Proxy Statement. Please carefully consider all of the proxy materials before voting your shares as they contain important information necessary to make an informed decision.
Q2:    Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
A:    SEC rules allow us to furnish proxy materials (including this Proxy Statement and our Annual Report) to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. A Notice of Internet Availability of Proxy Materials (the “Notice”), which was mailed to most of our shareholders and helped reduce the cost of and impact on the environment of printing and mailing these materials, instructs you as to how you may access and review proxy materials and submit your proxy over the Internet.
If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice. If you choose to receive future proxy materials by email, you will receive an email next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by email will remain in effect until you revoke it.
Q3:    Who pays for the solicitation of proxies?
A:    We will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our Directors, officers, and employees, who will not receive any additional compensation for such solicitation activities. Alliance Advisors, LLC (“Alliance”) has been engaged to assist in the solicitation of proxies from brokers, nominees, fiduciaries, and other custodians. We will pay Alliance approximately $13,000 for its services and reimburse its out-of-pocket expenses for such items as mailing, copying, phone calls, faxes, and other related matters and will indemnify Alliance against any losses arising out of Alliance’s proxy soliciting services on our behalf.
Annual Meeting
Q4:    How many shares must be present to hold the Annual Meeting?
A:    In order for the Annual Meeting to be conducted, a majority of the outstanding shares of common stock as of the Record Date must be present in person or represented by proxy at the Annual Meeting. This is referred to as a quorum. Abstentions, withheld votes, and shares held of record by a bank, broker, or its nominee (“broker shares”) that are voted on any matter (including an abstention or withheld vote by broker shares) pursuant to a signed proxy or voting instruction form are included in determining the number of shares present. Broker shares that are not voted on any matter will not be included in determining whether a quorum is present.
Q5:    What proposals will be voted on at the Annual Meeting?
A:    At the Annual Meeting, the proposals to be voted on are as follows:
•Elect the ten nominees named in this Proxy Statement to the Board of Directors to serve until the 2024 annual meeting of shareholders or, if earlier, until their successors are duly elected and qualified;
•Approve the compensation of our named executive officers, on a non-binding advisory basis, as disclosed in this Proxy Statement;
•Recommend the frequency of future advisory votes on the compensation of our named executive officers, on a non-binding advisory basis;
•To ratify the appointment of PwC as our independent registered public accounting firm for the fiscal year ending December 31, 2023; and
•Approve the 2023 Directors Plan.
We will also consider other business that properly comes before the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.
Q6:    What are the voting recommendations of the Board of Directors?
A:    The Board of Directors recommends that shareholders vote:
•“FOR” all proposed Director nominees;
•“FOR” approval the compensation of our named executive officers, on a non-binding advisory basis;
•“1 YEAR” with respect to the future frequency of the non-binding shareholder vote to approve the compensation of our named executive officers;
•“FOR” the ratification of the appointment of PwC; and
•“FOR” the approval of the 2023 Directors Plan.
Q7:    How will the Annual Meeting be conducted?
A:    The chairman of the Annual Meeting (as determined in accordance with our Bylaws) will preside over the Annual Meeting and make any and all determinations regarding the conduct of the Annual Meeting. Please note that seating is limited and will be available on a first-come, first-served basis. Cameras, recording devices, and other electronic devices are not permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending. Additionally, to attend the Annual Meeting you will need to bring identification and proof sufficient to us that you were a shareholder of record as of the Record Date (as defined below) or that you are a duly authorized representative of a shareholder of record as of the Record Date.

Voting and Quorum
Q8:    Who is entitled to vote?
A:    You may vote all shares of our common stock that you owned as of the close of business on March 7, 2023 (the “Record Date”). On the Record Date, the Company had 117,299,392 shares of common stock outstanding. Each share of common stock is entitled to one vote.
If your shares of common stock are registered in your name in the records of our transfer agent, EQ Shareowner Services, you are a “shareholder of record” with respect to those shares for purposes of the Annual Meeting. If your shares of common stock are held through a broker, bank or its nominee, you are not a shareholder of record but instead hold your shares in “street name” and the record owner of your shares is your broker, bank or its nominee.
Q9:    What is a proxy?
A:    A proxy is your legal designation of another person to vote the stock you own. Mr. J. Kent Masters, Jr. and Ms. Kristin M. Coleman have been designated as proxies or proxy holders for the Annual Meeting. Proxies properly executed and received by our Secretary prior to the Annual Meeting and not revoked will be voted by the proxy holders in accordance with the instructions provided.
Q10:    What is a voting instruction form?
A:    If you hold your shares of common stock in street name, you are a beneficial owner of those shares and should receive a “voting instruction form” from your bank, broker, or its nominee who is the record holder of those shares. The voting instruction form provides information on how you may instruct your bank, broker, or its nominee, as record holder, to vote your shares of common stock.
Q11:    How do I vote?
A:    If you are a shareholder of record, you may vote your shares using any of the following alternatives:
•By Internet at http://www.ProxyVote.com. Use the Internet to transmit your proxy instructions and for electronic delivery of information until 11:59 p.m., Eastern Time, on Monday, May 1, 2023.
•By Telephone by dialing 1.800.690.6903. You may transmit your proxy instructions by telephone until 11:59 p.m., Eastern Time, on Monday, May 1, 2023.
•By Mail by completing, signing, dating, and returning the enclosed proxy in the postage-paid envelope provided (if you elected to receive proxy materials by mail) for receipt on or before Monday, May 1, 2023.
•In Person at the Annual Meeting.
If you hold your shares in street name, you should receive a voting instruction form your bank, broker, or its nominee that holds those shares.
If you attend the Annual Meeting, you may also submit your vote in person, and any votes that you previously submitted will be superseded by the vote you cast at the Annual Meeting. If your proxy is properly completed and submitted and if you do not revoke it prior to the Annual Meeting, your shares will be voted at the Annual Meeting in accordance with the voting instructions that you provide on your proxy card. To vote at the Annual Meeting, shareholders that hold shares in street name will need to contact the bank, broker, or its nominee that holds their shares to obtain a “legal proxy” to bring to the Annual Meeting.
Q12:    How will my shares be voted if I sign, date, and return my proxy or voting instruction form, but do not provide complete voting instructions with respect to each proposal?
A:    Shareholders should specify their choice for each matter on the proxy they submit whether by Internet, telephone, mail, or voting instruction form. If no specific instructions are given, it is intended that signed and returned proxies will be voted as recommended by our Board of Directors (which recommendations are set forth in Q6 above) and, in the discretion of the proxy holders, on any other business proposal which may properly come before the Annual Meeting (the Board of Directors does not presently know of any other such business) or any adjournments or postponements thereof.
Q13:    How will my shares be voted if I do not return my proxy or my voting instruction form?
A:    If you are a shareholder of record, your shares will only be voted if EQ Shareowner Services receives specific voting instructions from you. Otherwise, your unvoted shares will not be represented at the Annual Meeting and will not count toward the quorum requirement, unless you attend the Annual Meeting to vote them in person.
If you hold your shares in street name, your bank, broker, or its nominee may or may not vote your shares in its discretion if you have not provided voting instructions to the bank, broker, or its nominee. Whether they may vote your shares depends on the proposals before the Annual Meeting. Under the rules of the NYSE, a brokerage firm may vote your shares in its discretion on “routine matters.” Based on the rules of the NYSE, we believe that the ratification of the appointment of PwC as our independent registered public accounting firm is the only routine matter to be considered at the Annual Meeting for which brokerage firms may vote in their discretion on behalf of their clients if no voting instructions are provided. Therefore, if you do not return your voting instruction form, your bank, broker, or its nominee may vote your shares on the ratification of the appointment of PwC as our independent registered public accounting firm. With respect to the other, "non-routine" proposals to be considered at the Annual Meeting, if your bank, broker, or its nominee has not received your voting instructions with respect to that proposal, your bank, broker, or its nominee cannot vote your shares on that proposal. This is called a “broker non-vote.”
Q14:    Can I change or revoke my vote?
A:    Any shareholder giving a proxy may change or revoke it at any time before it is voted at the Annual Meeting. A proxy can be changed or revoked by:
•Delivering a later dated proxy, or written notice of revocation, to our Secretary at the address listed at the top of this Proxy Statement; or
•Appearing at the Annual Meeting and voting in person.
If you voted by telephone or over the Internet, you can also revoke your vote by any of these methods or you can change your vote by voting again by telephone or over the Internet. If you decide to vote by completing, signing, dating, and returning the enclosed proxy by mail, you should retain a copy of the voter control number found on the proxy in the event that you decide later to change or revoke your proxy by telephone or over the Internet. Your attendance at the Annual Meeting will not by itself revoke a proxy.

If you hold your shares in street name with a bank, broker, or its nominee, you must follow the instructions found on the voting instruction form or contact your bank, broker, or its nominee in order to change or revoke any voting instructions that you have previously provided on such voting instruction form.
Q15:    What vote is needed to elect Directors?
A:    The election of each nominee for Director requires that the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that directors shall be elected by a plurality of the votes cast at any meeting of the shareholders if, as of the tenth day preceding the date the Company first mails its notice of meeting for such meeting to the shareholders of the Company, the number of nominees for director exceeds the number of directors to be elected (a contested election). If directors are to be elected by a plurality of the votes cast, the shareholders shall not be permitted to vote against a nominee. In uncontested elections, any Director who does not receive a majority of the votes cast, which means that the number of shares voted “FOR” a Director exceeds the number of shares voted “AGAINST” a Director, must tender his or her resignation to the Board of Directors. The Nominating & Governance Committee will make a recommendation to the Board of Directors on whether or not to accept the tendered resignation.
Q16:    What vote is needed to approve the non-binding resolution approving the compensation of our named executive officers and the advisory vote as to the frequency of the shareholder vote (every one, two, or three years) on the compensation of our named executive officers?
A:    This approval of the non-binding resolution approving the compensation of our named executive officers requires that the votes cast in favor of the proposal exceed the number of votes cast in opposition to the proposal. The non-binding advisory vote as to the frequency (every one, two or three years) with which the non-binding shareholder vote regarding the approval of the compensation of our named executive officers should be conducted requests you to choose between a frequency of every one, two, or three years or to abstain from voting on the proposal. Because your vote on these proposals is advisory, it will not be binding on the Board of Directors or the Company. However, the Board of Directors will review the voting results on these resolutions and take them into consideration when making future decisions regarding executive compensation and the frequency of the advisory vote on executive compensation.
Q17:    What vote is needed to ratify the appointment of PricewaterhouseCoopers LLP?
A:    The ratification of the appointment of PwC requires that the number of votes cast in favor of the ratification exceeds the number of votes cast in opposition to the ratification.
Q18:    What vote is needed to approve the 2023 Directors’ Plan?
A:    The 2023 Directors Plan requires the affirmative vote of the holders of a majority of the shares of common stock cast on the proposal.
Q19:    How are abstentions and broker non-votes counted?
A:    Broker non-votes will not be included in the vote totals and will have no effect on the “non-routine” proposals, as described in Q13 above. We do not expect any broker non-votes on the “routine” proposal regarding ratification of the appointment of PwC as our independent registered public accounting firm. Abstentions will have no effect on any proposals.

Q20:    What happens if additional matters are presented at the Annual Meeting?
A:    Other than the items of business described in this Proxy Statement, we are unaware of any other business to be acted upon at the Annual Meeting. If you grant a proxy, the proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting or any adjournment or postponement thereof in accordance with Virginia law and our Bylaws.
Q21:    Where can I find the results of the Annual Meeting?
A:    We intend to announce preliminary voting results at the Annual Meeting and publish final results through a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.
General
Q22:    How do I communicate with the Board of Directors?
A:    Shareholders and other interested persons may communicate with the full Board of Directors, a specified Committee of the Board of Directors or a specified individual member of the Board of Directors in writing by mail addressed to Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, Attention: Chair of the Nominating & Governance Committee or by email at governance@albemarle.com. The Chair of the Nominating & Governance Committee and their duly authorized agents are responsible for collecting and organizing shareholder communications. Absent a conflict of interest, the Chair of the Nominating & Governance Committee is responsible for evaluating the materiality of each shareholder communication and determining whether further distribution is appropriate, and, if so, whether to (i) the full Board of Directors, (ii) one or more Committee members, (iii) one or more Board members, and/or (iv) other individuals or entities.
Q23:    How can I obtain electronic copies of the Proxy Statement and Annual Report?
A:    Copies of this Proxy Statement and the 2022 Annual Report are available on our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports). Shareholders can elect to access future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail. We will notify shareholders who consent to accessing these documents over the Internet when such documents will be available. Once given, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying us otherwise at Attn: Corporate Secretary, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209. Paper copies of these documents may be requested by writing to us at Investor Relations, Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209 or by calling 980.299.5700.
Q24:    What is householding of proxy materials and annual reports?
A:    The SEC rules permit us, with your permission, to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to any household at which two or more shareholders of record reside at the same address. Each shareholder will continue to be able to access and receive separate proxy cards. This procedure, known as “householding,” reduces the volume of duplicate information you receive and helps to reduce our expenses.
Once this option is chosen, a shareholder’s consent will remain in effect until such shareholder revokes it by notifying our Secretary as described in Q23 above. If you revoke your consent, we will begin sending you individual copies of future mailings of these documents within 30 days after we receive your revocation notice. Shareholders of record who elect to participate in householding may also request a separate copy of future proxy statements and annual reports by contacting our Investor Relations department as described above.
Institutions that hold shares in street name for two or more beneficial owners with the same address are permitted to deliver a single copy of the Notice and, if applicable, the Proxy Statement and Annual Report to that address. Any such beneficial owner can request a separate copy of the Notice (and, if applicable, this Proxy Statement or the 2022 Annual Report) by writing us at Investor Relations as described in Q23 above. Beneficial owners with the same address who receive more than one copy of the Notice (or, as applicable, of this Proxy Statement and the 2022 Annual Report) may request delivery of a single copy of the Notice (or, as applicable, the Proxy Statement and the 2022 Annual Report) for future meetings by contacting our Investor Relations department as described in Q23 above.

SHAREHOLDER PROPOSALS
Under applicable regulations of the SEC, in order for a proposal to be considered for inclusion in our proxy statement for the 2024 annual meeting of shareholders, any shareholder desiring to make the proposal must present such proposal to our Secretary at our principal executive office at Albemarle Corporation, 4250 Congress Street, Suite 900, Charlotte, North Carolina 28209, no later than November 22, 2023, which date is 120 calendar days before March 21, 2024 (unless the date of the 2024 annual meeting of shareholders is changed by more than 30 days from the one year anniversary date of the Annual Meeting, in which case the deadline is a reasonable time before the Company begins to print and send its proxy materials). If a shareholder is nominating a person for election to the Board of Directors to be included in our proxy statement for the 2024 annual meeting of shareholders, it must provide notice no later than the close of business on November 22, 2023 and not earlier than the close of business on October 23, 2023, which dates are 120 and 150 calendar days before March 21, 2024, respectively. In addition, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice by the same deadline disclosed in the previous sentence and include in the notice the information required by Rule 14a-19(b) under the Securities Exchange Act of 1934.
Our Bylaws provide that for a nomination or other business to be properly brought before an annual meeting of shareholders by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company and any such proposed business other than the nominations of persons for election to the Board of Directors must constitute a proper matter for shareholder action.
To be timely, a shareholder’s notice relating to matters other than proposals for the Company to include in its proxy statement shall be delivered to the Secretary at the principal executive offices of the Company no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders, which, for the 2024 annual meeting of shareholders, will be no later than the close of business on February 2, 2024 nor earlier than the close of business on January 3, 2024; provided, however, that in the event that the date of the annual meeting of shareholders is more than 30 days before or more than 70 days after such anniversary date, notice by such shareholder must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting of shareholders and not later than the close of business on the later of the 90th day prior to such annual meeting of shareholders or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. The public announcement of an adjournment or postponement of an annual meeting of shareholders does not commence a new time period, or extend any time period, for the giving of a shareholder’s notice as described above.
A shareholder, or group of up to 20 shareholders, that has owned continuously for at least three years shares of Albemarle stock representing an aggregate of at least 3% of our outstanding shares, may nominate and include in the Company’s proxy materials director nominees constituting up to 20% of the Board of Directors, provided that the shareholder(s) and nominee(s) satisfy the requirements in our Bylaws. Notice of proxy access director nominees must be received by the Secretary at the principal executive offices of the Company not later than the close of business on the 120th day nor earlier than the close of business on the 150th day prior to the anniversary date of the immediately preceding mailing date for the notice of annual meeting of shareholders.
To be in proper form, a shareholder’s notice to the Secretary must set forth, as to the shareholder giving the notice, the information required pursuant to our Bylaws. The Company may also require shareholders to furnish additional information. The requirements found in our Bylaws are separate from, and in addition to, the requirements of the SEC that a shareholder must meet to have a proposal included in our Proxy Statement.

OTHER MATTERS
The Board of Directors is not aware of any matters to be presented for action at the Annual Meeting other than as set forth in this Proxy Statement. However, if any other matters properly come before the Annual Meeting, or any adjournment or postponement thereof, the person or persons voting the proxies will vote them in accordance with their best judgment.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting to Be Held on Tuesday, May 2, 2023.
This Proxy Statement and the 2022 Annual Report are both available free of charge at our Internet website at www.albemarle.com (see Investors/Financials/Annual Reports). The 2022 Annual Report is not incorporated by reference into this Proxy Statement and shall not be considered a part of this Proxy Statement or soliciting materials, unless otherwise specifically stated herein. Upon request, we will provide shareholders with paper copies of this Proxy Statement and the 2022 Annual Report, without charge. Requests should be directed to our Investor Relations department as described below:
Albemarle Corporation
4250 Congress Street
Suite 900
Charlotte, NC  28209
Attention: Investor Relations
We make available free of charge through our Internet website www.albemarle.com our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, as well as reports on Forms 3, 4, and 5 filed pursuant to Section 16 of the Exchange Act, as soon as reasonably practicable after such documents are electronically filed with, or furnished to, the SEC. The information on our Internet website is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.

APPENDIX A – ALBEMARLE CORPORATION 2023 STOCK COMPENSATION AND DEFERRAL ELECTION PLAN FOR NON-EMPLOYEE DIRECTORS

Albemarle Corporation
2023 Stock Compensation and Deferral Election Plan
for Non-Employee Directors

Effective as of _______________, 2023

    A-i

Albemarle Corporation
2023 Stock Compensation and Deferral Election Plan
for Non-Employee Directors
Article 1.Establishment, Purpose, and Duration
1.1Establishment. Albemarle Corporation, a Virginia corporation (hereinafter referred to as the “Company” or the “Corporation”), hereby establishes a compensation plan to be known as the Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors (hereinafter referred to as the “Plan”), in accordance with the terms and conditions of the Plan as set forth in this document.
This Plan is adopted pursuant to the expiration of the Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors including Amendments 1 through 5 thereto (hereinafter referred to as the “Prior Plan”) which in turn was established as a merger of the 2008 Stock Compensation Plan for Non-Employee Directors originally effective April 30, 2008 (“Stock Plan”) and the Directors’ Deferred Compensation Plan originally effective July 1, 1996 (“Deferral Plan”).
This Plan shall become effective on the date the Plan is approved by the Company's shareholders at an Annual Meeting (the “Effective Date”) and shall remain in effect as provided in Section 1.3 hereof.
1.2Purpose of this Plan. The purpose of this Plan is to enable the Company to pay part of the compensation of its non-employee Directors in shares of the Company’s Common Stock and to allow the Company’s non-employee Directors to defer some or all of their directors’ fees.
1.3Duration of this Plan. Unless terminated earlier as provided herein, this Plan shall terminate on the tenth (10th) anniversary of the Effective Date.
Article 2.Definitions
Whenever used in this Plan, the following capitalized terms shall have the meanings set forth below.
2.1“Administrator” means the Board.
2.2“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, and is designated as an Affiliate for purposes of this Plan by the Administrator.
2.3“Annual Grant Limit” and “Annual Grant Limits” shall mean the number of shares or dollar amounts set forth in Section 4.1.

2.4“Annual Meeting” means the annual meeting of the shareholders of the Company held in the relevant year.
2.5“Associate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act on the date of this Plan, and is designated as an Associate for purposes of this Plan by the Administrator.
2.6“Beneficiary” or “Beneficiaries” means any Person or persons designated on a Beneficiary Designation Form by a Director as allowed in Article 10 to receive Stock Compensation and unpaid Deferred Benefits under this Plan. If there is no valid designation by the Director, or if the designated Beneficiary or Beneficiaries fail to survive the Director or otherwise fail to take the benefit, the Director’s Beneficiary shall be the first of the following who survives the Director: (i) a Director’s spouse (the person legally married to the Director when the Director dies); (ii) the Director’s children in equal shares, and (iii) the Director’s estate.
2.7“Beneficiary Designation Form” means a written or electronic form acceptable to the Administrator or its designee used by a Director pursuant to Article 10 hereof to name their Beneficiary or Beneficiaries who will receive their Stock Compensation and unpaid Deferred Benefits under this Plan, if any, when they die.
2.8“Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act. A Person shall be deemed to “beneficially own” any securities owned, directly or indirectly by such Person or such Person's Affiliates or Associates. A Person shall not be deemed to be the “Beneficial Owner” of, or to “beneficially own,” securities: (i) tendered pursuant to a tender or exchange offer made by such Person or any such Person’s Affiliates or Associates until such tendered securities are accepted for purchase or exchange; (ii) as a result of an agreement, arrangement or understanding to vote such securities if such agreement, arrangement or understanding: (1) arises solely from a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with the applicable provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or (iii) if such Person is engaged in business as an underwriter of securities who acquires any securities of the Corporation through such Person’s participation in good faith in a firm commitment underwriting registered under the Securities Act of 1933, as amended (the “Securities Act”), until the expiration of forty days after the date of acquisition. In no case shall an officer or director of the Corporation be deemed the Beneficial Owner of any securities: (1) beneficially owned by another officer or director of the Corporation solely by reason of actions undertaken by such persons in their capacity as officers or directors of the Corporation; or (2) held of record by the trustee of any employee benefit plan of the Corporation or any Subsidiary of the Corporation for the benefit of any employee of the Corporation or any Subsidiary of the Corporation, other than the officer or director, by reason of any influences that such officer or director may have over the voting of the securities held in the trust.
2.9“Board” or “Board of Directors” means the Board of Directors of the Company or its successors.

2.10“Cash Compensation” means a Director’s Chair Fee and Retainer Fee for the Compensation Year, which fees are paid on a quarterly basis. With respect to the Lead Independent Director or Non-Executive Chairman of the Board, Cash Compensation shall also include additional fees paid to them for services rendered as the Lead Independent Director or Non-Executive Chairman of the Board.
2.11“Cash Distribution Date” means the date specified under Section 7.3(b)(ii) used for determining earnings and losses accrued on a Deferred Cash Benefit subject to Directed Investments.
2.12“Chair Fee” means that portion of a Director’s Cash Compensation that is paid for service as a Chair of a standing committee of the Board, as such committees may be formed by the Board from time to time .
2.13“Change in Control” means the occurrence of any of the following events:
(a)any person or group, as defined in Section 13(d)(3) of the Exchange Act becomes, directly or indirectly, the Beneficial Owner of 20% or more of the combined voting power of the then outstanding voting securities (other than as a result of an issuance of securities approved by Continuing Directors, or open market purchases approved by Continuing Directors at the time the purchases are made); provided, however, in the event such person or group becomes the Beneficial Owner of 20% or more, and less than 30%, of such voting securities, such event shall not constitute a Change in Control if so determined by a vote of at least two-thirds of the Continuing Directors;
(b)as a result of a reorganization, merger, share exchange or consolidation (each, a “Business Combination”), contested election of Directors or a combination of any such items (each, a “Business Change”), the Continuing Directors cease to constitute a majority of the Board of Directors within two years of the last such Business Change; or
(c)the Company's shareholders approve a Business Combination and such Business Combination is consummated, provided, however, such event shall not constitute a Change in Control if all or substantially all of the Beneficial Owners of the Company's outstanding voting securities immediately prior to such Business Combination beneficially own more than 60% (and no one Person owns more than 30%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Person resulting from the Business Combination in substantially the same proportions as immediately prior to such Business Combination, and at least a majority of the directors of the Person resulting from such Business Combination are Continuing Directors.
2.14“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. For purposes of this Plan, references to sections of the Code shall be deemed to include references to any applicable regulations thereunder and any successor or similar provision.
2.15“Common Stock” means the common stock of the Company.
2.16“Company” or “Corporation” means Albemarle Corporation, a Virginia corporation, and any successor thereto as provided in Article 11 herein.

2.17“Compensation Year” means the 12-month period commencing on July 1st each year.
2.18“Continuing Director” means, as of any date of determination, any member of the Board who (a) was a member of the Board on the Effective Date, or (b) was nominated for election or elected to the Board with the approval of the majority of the Board at the time of such nomination or election.
2.19“Deferral Election” means a Director’s election to defer Cash Compensation or Stock Compensation granted or earned during the Deferral Year.
2.20“Deferral Election Form” means any instrument, whether in paper, electronic or such other form or manner prescribed by the Administrator, governed by the provisions of Article 7 of this Plan, including the portion that is the Distribution Election Form and the related Beneficiary Designation Form that applies to all of that Director’s Deferred Benefits under the Plan.
2.21“Deferral Year” means a calendar year for which a Director has an operative Deferral Election Form.
2.22“Deferred Benefit” means either a Deferred Cash Benefit or a Deferred Stock Benefit under the Plan for a Director who has submitted an operative Deferral Election Form pursuant to Article 7 of this Plan.
2.23“Deferred Cash Account” means that bookkeeping record established for each Director who elected a Deferred Cash Benefit under the Prior Plan, and/or elects to defer some or all of their Cash Compensation for a Compensation Year under this Plan, or elects to make the one-time election available under Section 7.4(c) of this Plan to transfer amounts from their Deferred Stock Account to a Deferred Cash Account. A Deferred Cash Account is established only for purposes of measuring a Deferred Cash Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Cash Benefit. A Deferred Cash Account will be credited with the Director’s Cash Compensation deferred as a Deferred Cash Benefit according to a Deferral Election Form and according to Section 7.3 of this Plan. A Deferred Cash Account will be credited periodically with amounts based upon Directed Investments, pursuant to Section 7.3(b) of this Plan.
2.24“Deferred Cash Benefit” means the Deferred Benefit elected by a Director under the Prior Plan or Cash Compensation that a Director elects to defer under Article 7 of this Plan or transfer from a Deferred Stock Account under Section 7.4(c) of this Plan, that results in payments governed by Section 7.3 and Article 8 of this Plan.
2.25“Deferred Stock Account” means that bookkeeping record established for each Director who elected a Deferred Stock Benefit under the Prior Plan or who elects to defer some or all of their Stock Compensation for a Compensation Year under this Plan. A Deferred Stock Account is established only for purposes of measuring a Deferred Stock Benefit and not to segregate assets or to identify assets that may or must be used to satisfy a Deferred Stock Benefit. A Deferred Stock Account will be credited with the Director’s Stock Compensation deferred as a Deferred Stock Benefit according to a Deferral Election Form and according to

Section 7.4 of this Plan. A Deferred Stock Account will be credited periodically with amounts determined under Section 7.4(b) of this Plan.
2.26“Deferred Stock Benefit” means the Deferred Benefit elected by a Director under the Prior Plan or Stock Compensation that a Director elects to defer under Article 7 of this Plan that results in payments governed by Section 7.4 and Article 8 of this Plan.
2.27“Directed Investments” shall mean the crediting of earnings and losses for a Director’s Deferred Cash Account pursuant to Section 7.3(b)(i) of the Plan which earnings and losses shall be based on the experience of investment options designated for the Plan by the Administrator and selected by each Director.
2.28“Director” means each director of the Company who is not an employee of the Company.
2.29“Disabled” or “Disability” means a Director’s inability to engage in any substantial gainful activity because of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted, or can be expected to last, for a continuous period of twelve (12) months or longer, provided that such inability qualifies as a “disability” within the meaning of Section 409A(a)(2)(A)(ii).
2.30“Distribution Election Form” means that part of a Deferral Election Form used by a Director according to this Plan to establish the duration of deferral and the form of payments (lump sum or a designated number of annual installments) of a Deferred Benefit. If a Deferred Benefit has no Distribution Election Form that is operative according to Article 7 of this Plan, distribution of that Deferred Benefit is governed by Article 8 of this Plan.
2.31“Effective Date” has the meaning set forth in Section 1.1.
2.32“Election Date” means the date established by this Plan as the date before which a Director must submit a valid Deferral Election Form to the Administrator. For each Deferral Year, the Election Date is December 31 of the preceding calendar year. However, for an individual who becomes a Director during a Deferral Year, the Election Date is the thirtieth day following the date that he becomes a Director. The Administrator may set an earlier date as the Election Date for any Deferral Year.
2.33“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.
2.34“Fair Market Value” or “FMV” means, on any given date, the closing price of a Share as reported on the New York Stock Exchange (“NYSE”) composite tape on such date, or if Shares were not traded on the NYSE on such day, then on the next preceding day that Shares were traded on the NYSE; in the event Shares are traded only on an exchange other than the NYSE, references herein to the NYSE shall mean such other exchange.
2.35“Financial Emergency” means a severe financial hardship to the Director resulting from an illness or accident of the Director, the Director’s spouse, or the Director’s dependent; loss of the Director’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Director and qualifying as an Unforeseeable Emergency for purposes of Section 409A.
2.36“Grant” means the grant of Shares made to Directors pursuant to Article 6 of this Plan.
2.37“Grant Date” means the date a Grant is made to a Director pursuant to Article 6 of this Plan.
2.38“Grant Price” means the FMV of Shares on the Grant Date.
2.39“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust or unincorporated organization.
2.40“Plan” means this Albemarle Corporation 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors.
2.41“Prior Plan” means the Albemarle Corporation 2013 Stock Compensation and Deferral Election Plan for Non-Employee Directors, as amended from time to time including, as relevant, the Stock Plan and the Deferral Plan as defined in Section 1.1.
2.42“Retainer Fee” means that portion of a Director's Cash Compensation that is fixed and paid without regard to attendance at meetings, other than Chair Fees.
2.43“Section 409A” means Section 409A of the Code and all rulings and regulations promulgated thereunder.
2.44“Share” means a share of Common Stock of the Company and, where applicable, means specifically the shares of Common Stock granted pursuant to Article 6 of this Plan.
2.45“Stock Compensation” means Shares of stock issued to the Directors as part of their annual compensation.
2.46“Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, more than fifty percent (50%) equity interests or is otherwise controlled by the Company.
2.47“Terminate”, “Terminating”, or “Termination”, with respect to a Director, means cessation of their relationship with the Company as a director whether by death, Disability or severance for any other reason provided there is a “separation from service” for purposes of Section 409A.
Article 3.Administration
3.1General. The Administrator shall be responsible for administering this Plan, subject to this Article 3 and the other provisions of this Plan. The Administrator may employ attorneys, consultants, accountants, agents, and other individuals, any of whom may be an employee, and the Administrator, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such individuals. All actions taken and all interpretations and determinations made by the Administrator shall be final and binding upon the Directors, the Company, and all other interested individuals.
3.2Authority of the Administrator. The Administrator shall have full and exclusive discretionary power to interpret the terms and the intent of this Plan and any agreement or document ancillary to or in connection with this Plan, to determine eligibility for Grants and the right to make deferrals, and to adopt such rules, regulations, forms, instruments, and guidelines for administering this Plan as the Administrator may deem necessary or proper. Such authority shall include, but not be limited to, determining Grant recipients, establishing Grant and deferral terms and conditions, construing any ambiguous provision of the Plan, and, subject to Article 12, adopting modifications and amendments to this Plan, including without limitation, any that are necessary to comply with applicable laws.
3.3Delegation. The Administrator may delegate to one or more officers of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such administrative duties or powers as it may deem advisable, and the Administrator or any individuals to whom it has delegated duties or powers as aforesaid may employ one or more individuals to render advice with respect to any responsibility the Administrator or such individuals may have under this Plan. Until determined otherwise by the Administrator, all administrative duties and powers in respect of this Plan are delegated to each of (a) the Company’s General Counsel and (b) the Company’s Chief Human Resources Officer.
Article 4.Shares Subject to this Plan and Maximum Grants
4.1Number of Shares Available for Grants; Director Limits.
(a)Subject to adjustment as provided in Section 4.3, the maximum number of Shares available for issuance to Directors under this Plan on or after the Effective Date shall be 500,000 Shares (the “Share Authorization”).
(b)No Director may be paid any compensation for such Director’s services as a Director for a Compensation Year that, in the aggregate, exceeds $750,000 (including without limitation any cash retainers or fees and equity-settled awards based on their grant-date fair value under accounting rules, but excluding, for the avoidance of doubt, payment of any previously deferred compensation).
4.2Share Usage. Shares covered by a Grant shall only be counted as used to the extent they are actually issued. Any Shares related to Grants or Deferred Stock which terminate by forfeiture, cancellation, or otherwise shall be available again for grant under this Plan. The Shares available for issuance under this Plan shall be registered under the Securities Act on Form S-8 (or any successor form or another appropriate form).
4.3Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the Shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, partial or complete liquidation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, or other like change in capital structure, number of outstanding Shares or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Administrator, in its sole discretion, in order to prevent dilution or enlargement of Directors’ rights under this Plan, shall substitute or adjust, as applicable, the number and kind of Shares that may be issued under this Plan, the number and kind of Shares subject to outstanding Grants, and other value determinations applicable to outstanding Grants.
Subject to the provisions of Section 6.7 and notwithstanding anything else herein to the contrary, without affecting the number of Shares reserved or available hereunder, the Administrator may authorize the issuance or assumption of benefits under this Plan in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate without shareholder approval to the extent permitted under applicable law.
Article 5.Eligibility and Participation
5.1Eligibility. Each Director of the Corporation on the Effective Date of the Plan or who thereafter becomes a Director of the Corporation shall be eligible to receive an award under the Plan until the Director is no longer serving as a non-employee director of the Corporation.
Article 6.Grants of Shares
6.1Annual Grants. As of each July 1st, commencing with July 1, 2023, the Company will grant to each Director a number of Shares for that Compensation Year. The number of Shares granted to each Director shall be determined by (i) dividing the annual grant value, which amount shall be as determined by the Company each year in its sole discretion, subject to the limits set forth in Section 4.1, by the Fair Market Value of the Shares on the first day of the Compensation Year (which date is the Grant Date for purposes of this Plan) and (ii) rounding such number of Shares up to the nearest increment of 25 Shares, provided, however, that if such rounding shall cause the limit under Section 4.1(b) to be exceeded, then the rounding shall be up to only such whole Share number as does not cause the limit under Section 4.1(b) to be exceeded. Except as provided herein, the Shares shall remain unvested and forfeitable.
6.2Partial Year Directors. For individuals who become Directors after the first day of the Compensation Year, such Directors shall receive a pro-rata number of Shares for the Compensation Year based on the number of days remaining in the Compensation Year. The number of Shares granted under this Section 6.2 shall be determined pursuant to Section 6.1 but based on the Fair Market Value of the Shares on the date the Director becomes a Director, which date shall be the Grant Date with respect to such Shares.
6.3Limits on Shares. The Administrator shall have the authority to increase the number of Shares granted to each Director during a Compensation Year but in no event shall the amount granted exceed the limits set forth in Article 4 above.
6.4Vesting of Shares. Subject to Sections 6.5, 6.6, and 6.7, each Director’s Shares pursuant to a Grant (including the Shares of Directors whose Grants were subject to Section

6.2) shall become vested and non-forfeitable on the July 1st next following the Grant Date referred to in Section 6.1. Notwithstanding the foregoing, the Administrator may determine each year, in its sole discretion, that a different vesting schedule shall apply to the Grant for that year.
6.5Death or Disability Before Vesting. Subject to Section 6.7, if a Director dies or becomes Disabled while they are a Director, all Shares that are forfeitable shall become non-forfeitable as of the date of the Director’s death or Disability.
6.6Forfeiture of Nonvested Shares.
(a)Subject to paragraph (b) and Sections 6.5 and 6.7, all Shares that are forfeitable shall be forfeited if a Director Terminates their service as a director before the Shares become vested under Section 6.4. For the avoidance of doubt, a Director who becomes an executive officer of the Company shall not be deemed to have experienced a Termination for purposes of this paragraph (a) with respect to any previously-made grants that are still forfeitable (referred to herein as “Forfeitable Shares”), unless and until such time as they cease to serve as a director of the Company. In the event that, following a transition to an executive officer of the Company, a Director ceases to qualify as such prior to the vesting of their Forfeitable Shares pursuant to Section 6.4, only a ratable portion of the Forfeitable Shares, as defined in the following sentence, shall vest pursuant to Section 6.4 and the remaining portion of the Forfeitable Shares shall be forfeited. The pro-rata number of Forfeitable Shares that shall vest pursuant to the preceding sentence (i) shall be equal to 1/365th (without regard to leap years) of the Forfeitable Shares for each day of service performed as a Director during the applicable Compensation Year, and (ii) such number of Shares shall be rounded up to the next whole Share number. The number of Forfeitable Shares that shall vest under this paragraph (a) shall be determined by the Administrator in their sole and absolute discretion.
(b)Notwithstanding paragraph (a) hereof, (i) with respect to a Director who does not stand for reelection as a Director for the following Compensation Year, any unvested Shares shall not be forfeited but shall vest at the time of the annual meeting when the Director effectively retires, provided that the Director has met the Company’s retirement guidelines on or before the date of such annual meeting; and (ii) unless otherwise determined by the Company, with respect to a Director who elects not to stand for reelection as a Director for the following Compensation Year and is not covered by the foregoing clause (i), unvested Shares shall not be forfeited but shall vest at the annual meeting when his or her time as a Director effectively ends.
6.7Change in Control of the Company. Notwithstanding any other provision of this Plan to the contrary, the provisions of this Section 6.7 shall apply in the event of a Change in Control, unless otherwise determined by the Administrator in connection with a Grant.
(a)Upon a Change in Control, except to the extent that another Grant meeting the requirements of paragraph (b) of this Section 6.7 (the “Replacement Grant”) is provided to the Director to replace such Grant (the “Replaced Grant”), all then-outstanding Shares that are not vested, shall vest in full and be free of restrictions related to the vesting of such Grants.
Except to the extent that a Replacement Grant is provided to the Director, the Administrator may, in its sole discretion, determine that any or all outstanding Grants made under the Plan will be canceled and terminated and that in connection with such cancellation and termination the holder of such Grant may receive for each Share of Common Stock subject to such Grant a cash payment (or the delivery of shares of stock, other securities or a combination of cash, stock and securities equivalent to such cash payment) equal to the value received by shareholders of the Company in respect of a Share of Common Stock in connection with such transaction.
(b)A Grant shall meet the conditions of a Replacement Grant under this Section 6.7(b) (and hence qualify as a Replacement Grant) if: (i) it has a value at least equal to the value of the Replaced Grant as determined by the Administrator in its sole discretion immediately prior to the Change in Control; (ii) it relates to publicly traded equity securities of the Company or its successor in the Change in Control or another entity that is affiliated with the Company or its successor following the Change in Control; and (iii) its other terms and conditions are not less favorable to the Director than the terms and conditions of the Replaced Grant (including the provisions that would apply in the event of a subsequent Change in Control). Without limiting the generality of the foregoing, the Replacement Grant may take the form of a continuation of the Replaced Grant if the requirements of the preceding sentence are satisfied. The determination of whether the conditions of this Section 6.7(b) are satisfied shall be made by the Administrator in its sole discretion immediately prior to the Change in Control.
(c)With respect to Grants for which a Deferral Election has been made under Article 7, such Deferred Benefits shall vest pursuant to paragraph (a) but the Deferral Election with respect to such Shares shall remain in place.
6.8Dividends. On and after the Grant Date, any dividends with respect to unvested Shares (whether such dividends are paid in cash, stock or other property) (i) shall be subject to the same restrictions (including the risk of forfeiture) as the unvested Shares with respect to which they are issued; (ii) shall herein be encompassed within the term “unvested Shares”; (iii) shall be held by the Company for the applicable Director prior to vesting; and (iv) shall be paid or otherwise released to the such Director, without interest, promptly after the vesting of unvested Shares with respect to which they were issued.
Article 7.Deferral Elections
7.1Right to Elect Deferrals. A Director may elect a Deferred Benefit for any Deferral Year if they are a Director at the beginning of that Deferral Year or becomes a Director during that Deferral Year.
(a)A Deferral Election is valid when a Deferral Election Form is completed, signed or otherwise submitted by the electing Director, and received by the Administrator or its designee. Deferral Elections are governed by the provisions of this Article 7.
(b)Before each Deferral Year’s Election Date, each Director will be provided with a Deferral Election Form. Under the Deferral Election Form for a single Deferral Year, a Director may elect on or before the Election Date to defer in multiples of 10%, all or part of (a) any or all individual components of their Cash Compensation (as defined in Section 2.10) that will be earned and payable after the Election Date and/or (b) all or part of their Stock Compensation granted during the Deferral Year.

(c)A Director’s Deferral Election Form for the Director’s Cash Compensation shall only be deferred as a Deferred Cash Benefit (in 10% increments of the deferred amount). A Director’s deferral of Stock Compensation shall only be deferred as a Deferred Stock Benefit (in 10% increments of the deferred amount). Except as provided in Section 7.4(c) hereof, a Director may not elect to convert a Deferred Cash Benefit to a Deferred Stock Benefit or to convert a Deferred Stock Benefit to a Deferred Cash Benefit.
(d)Each Distribution Election Form is part of the Deferral Election Form on which it appears or to which it states that it is related. The Administrator may allow a Director to file one Distribution Election Form for all of their Deferred Stock Benefits, all of their Deferred Cash Benefits or all of their Deferred Benefits. The Administrator may allow a Director to file multiple Distribution Election Forms that each relate to Deferred Stock Benefits, Deferred Cash Benefits, or both for one or more Deferral Years. The provisions of Article 8 of this Plan apply to any Deferred Benefit under this Plan if there is no operative Distribution Election Form for that Deferred Benefit.
(e)If the Administrator does so before the Election Date, the Administrator may (i) reject any Deferral Election Form or any Distribution Election Form or both, and the Administrator is not required to state a reason for any rejection, and (ii) modify any Distribution Election Form to the extent necessary to comply with any federal tax or securities laws or regulations. However, the Administrator’s rejection of any Deferral Election Form or any Distribution Election Form or the Administrator’s modification of any Distribution Election Form must be based upon action taken without regard to any vote of the Director whose Deferral Election Form or Distribution Election Form is under consideration, and the Administrator’s rejections must be made on a uniform basis with respect to similarly situated Directors. If the Administrator rejects a Deferral Election Form, the Director must be paid the amounts such Director would then have been entitled to receive if such Director had not submitted the rejected Deferral Election Form.
(f)Subject to the last paragraph of Section 8.1(c) hereof, a Director may not revise or revoke a Deferral Election Form or a Distribution Election Form after the Deferral Year begins. Any revocation before the beginning of the Deferral Year is the same as a failure to submit a Deferral Election Form or a Distribution Election Form. Any writing signed by a Director expressing an intention to revoke their Deferral Election Form or a related Distribution Election Form and delivered to the Administrator before the close of business on the relevant Election Date is a revocation.
(g)The Plan is unfunded. A Deferred Benefit is at all times a mere contractual obligation of the Company. The Company will not segregate any funds or assets for Deferred Benefits nor issue any notes or security for the payment of any Deferred Benefit.
(h)A Director has no control over Deferred Benefits except according to their Deferral Election Forms, Distribution Election Forms, and Beneficiary Designation Forms, and their right to select investments under Directed Investments, if applicable.
(i)A Deferred Cash Account and a Deferred Stock Account relating to a Director under this Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to do so is void. Deferred

Benefits are not subject to attachment or legal process for a Director’s debts or other obligations. Nothing contained in this Plan gives any Director any interest, lien, or claim against any specific asset of the Company. A Director or their Beneficiary has no rights to receive Deferred Benefits other than as a general creditor.
7.2Effect of No Election. A Director who has not submitted a valid Deferral Election Form to the Administrator on or before the relevant Election Date may not defer their Cash Compensation or Stock Compensation for the applicable Deferral Year. The Deferred Benefit of a Director who submits a valid Deferral Election Form but fails to submit a valid Distribution Election Form for that Deferred Benefit before the relevant Election Date or who otherwise has no valid Distribution Election Form for that Deferred Benefit is governed by Article 8 of this Plan.
7.3Deferred Cash Benefits.
(a)Deferred Cash Benefits will be set up in a Deferred Cash Account for each Director and credited with earnings and losses based on the experience of Directed Investments pursuant to subparagraph (b)(i) of this Section 7.3. Deferred Cash Benefits are credited to the applicable Director’s Deferred Cash Account as of the day they would have been paid but for the deferral.
(b)(i) Pursuant to Directed Investments, each Director shall complete a portfolio allocation form electing from among a series of hypothetical investment options designated by the Administrator into which the Deferred Cash Benefits shall be credited. The performance of a Director’s Deferred Cash Benefits shall be measured based upon the investment options selected. A Director’s Deferred Cash Benefits shall be credited with such hypothetical crediting rates calculated after any investment managers’ and other applicable expenses have been deducted. Investment options may be changed at such times and in the form and manner prescribed by the Administrator, with such form and manner typically being an on-line election made via a third party record keeper’s secure website. Except as otherwise determined by the Administrator, revised or changed investment elections shall be effective consistent with the timing disclosed on the third party record keeper’s secure website, typically by the next business day provided that the election is properly made before any stated deadlines. Directors’ Deferred Cash Benefits shall be credited daily with investment gains and losses as if such Benefits were invested in one or more of the Plan’s investment options, as selected by the Director, less administrative charges applied against the particular investment options. To the extent a Director fails to make an election pursuant to this subparagraph (i), the Director shall be deemed to have elected that all Deferred Cash Benefits be invested in the investment option that constitutes the applicable default investment alternative as designated by the Administrator.
(ii) Interest, earnings and losses shall accrue through the latest date administratively practicable preceding the date of distribution of a Deferred Cash Benefit, which date is referred to in this Plan as the Cash Distribution Date.

7.4Deferred Stock Benefits.
(a)Deferred Stock Benefits will be set up in a Deferred Stock Account for each electing Director and credited with earnings in accordance with subsection (b). A Director’s Deferred Stock Benefit is credited to the Director’s Deferred Stock Account as the number of shares of Common Stock awarded under Article 6 of this Plan.
(b)The basis for additional credits to Deferred Stock Accounts (in whole and fractional shares of Common Stock) will be based on the value of dividends paid on Common Stock and the Fair Market Value on the date that such dividends are paid on Common Stock. The value of a Deferred Stock Account at any relevant time equals the value of the shares of Common Stock as if the Stock Compensation deferred by the Director under the Plan and any additional credits under this Section 7.4 had been used to purchase Common Stock at the Fair Market Value on the date the Deferred Stock Account is being valued. Additional credits are accrued through the end of the month preceding the month of distribution of a Deferred Stock Benefit.
(c)Directors may exercise a one-time election to transfer some or all of the amounts deferred in their Deferred Stock Accounts to Deferred Cash Accounts which shall thereafter accrue value as Directed Investments pursuant to Section 7.3(b), provided, that, the one-time election right under this Section 7.4(c) shall be available only if (i) at the time of such election, the Director has completed 5 or more years of service on the Board, (ii) the Director shall satisfy the Company’s stock holding requirements then in effect following such transfer, and (iii) the Director’s election is made during an open window period as defined in the Company’s Insider Trading Policy.
Article 8.Distributions
8.1Time and Form of Payments.
(a)According to a Director’s Distribution Election Form, a Deferred Cash Benefit (including a Deferred Cash Benefit pursuant to Section 7.4(c)) will be distributed in cash and a Deferred Stock Benefit will be distributed in shares of Common Stock equal to the number of whole shares of Common Stock credited to the Director’s Deferred Stock Account determined as of the last day of the month preceding the month of distribution. However, cash will be paid in lieu of a fractional share of Common Stock credited to the Director’s Deferred Stock Account as of the last day of the month preceding the month of distribution.
(b)Except for distributions triggered by a Director’s Disability, Deferred Benefits will be paid in a lump sum unless the Director’s Distribution Election Form specifies annual installment payments over a period of up to 10 years. A Deferred Benefit payable in installments will continue to accrue additional credits under Plan subsection 7.3(b) or 7.4(b), as applicable, on the unpaid balance of a Deferred Cash Account and Deferred Stock Account through the end of the month preceding the month of distribution or the Cash Distribution Date, as applicable.
(c)Unless otherwise specified in a Director’s Distribution Election Form, any lump sum payment will be paid or installment payments will begin to be paid on the February 15th of the year following the earlier of the year in which the Director reaches age sixty-

five and the year in which the Director Terminates. For distributions that would automatically be caused under the preceding sentence by a Director’s Termination (other than due to death or Disability) or for distributions that would otherwise automatically begin because a Director reaches age sixty-five, the Director may elect on their Distribution Election Form that payments are to begin:
(i)on the February 15th of the year following the year in which they Terminate, without regard to their age; or
(ii)on the February 15th of the year following the later of the year in which they Terminate and the year in which they attain a specified age; or
(iii)on the February 15th of the year following the year in which they attain a specified age, regardless of when they Terminate.
For purposes of these distribution election alternatives, the specified age must be not less than the Director’s age two years from the Election Date pertaining to the applicable Deferral Year. A Director may amend their Distribution Election Form to postpone the commencement of benefit payments only if (i) the amendment is made at least twelve months before the date distributions would otherwise have commenced, (ii) the amended payment date is at least five years after the original payment date, and (iii) the amendment otherwise conforms to the requirements of the Plan and Section 409A.
8.2Disability. If a Director becomes Disabled, Deferred Benefits will be paid to such Director in annual installment payments over a period of 10 years commencing on the date their Disability is certified by the Administrator.
8.3Death. Upon a Director’s death, their Beneficiary will receive their portion of the Director’s Deferred Cash Account and Deferred Stock Account in a lump sum payment as soon as administratively feasible following the Director’s death.
Article 9.Hardship Distributions
(a)At the request of a Director before or after the Director’s Termination, or at the request of any of the Director’s Beneficiaries after the Director’s death, a Director’s Deferred Benefits under this Plan shall be paid in the event of a Financial Emergency. An accelerated distribution on account of a Financial Emergency must be limited to the amount determined by the Administrator to be necessary to satisfy the Financial Emergency plus amounts necessary to pay applicable income taxes and penalties, to the extent permitted under Section 409A(a)(2)(A)(vi).
(b)For purposes of an accelerated distribution under this section, the Deferred Stock Benefit’s value is determined by the value of the Deferred Stock Account, as set out in Article 7.4(b), at the time of distribution.
(c) Distributions under this section must first be made from the Director’s Deferred Cash Account before accelerating the distribution of any amount attributable to a Deferred Stock Benefit.

(d)A distribution under this section is in lieu of that portion of the Deferred Benefit that would have been paid otherwise. A Deferred Cash Benefit is adjusted for a distribution under this section by reducing the Director’s Deferred Cash Account by the amount of the distribution. A Deferred Stock Benefit is adjusted for a distribution under this section by reducing the value of the Director’s Deferred Stock Account by the amount of the distribution.
Article 10.Beneficiary Designation
Each Director under this Plan may, from time to time, name a Beneficiary or Beneficiaries (who may be named contingently or successively) who will receive any Stock Compensation or unpaid Deferred Benefit under this Plan in case of the Director’s death before their Stock Compensation vests or Deferred Benefits are paid. Each such designation shall revoke all prior designations by the same Director, shall be in a form prescribed by the Administrator, and will be effective only when filed by the Director in writing with the Company during the Director’s lifetime. In the absence of any such Beneficiary designation, benefits remaining unpaid at the Director’s death shall be paid to the default Beneficiary specified under Section 2.6.
Article 11.Successors
All obligations of the Company under this Plan with respect to Grants made hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
Article 12.Amendment, Modification, Suspension, and Termination
12.1Amendment, Modification, Suspension, and Termination. The Administrator may, at any time and from time to time, alter, amend, modify, suspend, or terminate this Plan in whole or in part, provided, however, that no such amendment shall increase the number of Shares that may be granted to any Director, except as otherwise described in this Plan, or increase the total number of Shares that may be granted under the Plan. In addition, any amendment of the Plan must comply with the rules of the NYSE and no material amendment of this Plan shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule.
12.2Plan Termination. Except for a termination of the Plan caused by the determination of the Board that the laws upon which the Plan is based have changed in a manner that negates the Plan’s objectives, this Plan may not be altered, amended, suspended, or terminated without the majority consent of all Directors who are Directors if that action would result either in a distribution of all Deferred Benefits in any manner other than as provided in this Plan or that would result in immediate taxation of Deferred Benefits to Directors.
Upon termination of the Plan, all vested benefits shall be paid upon the earliest to occur of the following events:
(1)Termination and liquidation of the Plan within 12 months of a qualifying corporate dissolution or bankruptcy;

(2)Termination and liquidation of the Plan pursuant to irrevocable action of the Company within 30 days before, or 12 months after, a Change in Control that qualifies as a distribution event under Section 409A;
(3)A termination and liquidation of the Plan (i) that does not occur proximate to a downturn in the Company’s financial condition; (ii) where all plans required to be aggregated with the Plan are terminated; (iii) where no liquidation payments are made for at least 12 months after the Plan is terminated; (iv) where all payments are made by 24 months after the Plan is terminated; and (v) where the Company does not adopt a new plan of the same type, for at least three years after the Plan is terminated, provided that such termination and liquidation is consistent with Treasury Regulation Section 1.409A-3(j)(4)(ix)(C); or
(4)The occurrence of an applicable distribution event pursuant to the other terms of the Plan.
Distributions made under this Section 12.2, other than pursuant to paragraph 4 above, shall be paid in the form of a lump sum.
12.3Adjustment of Grants Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Administrator may make adjustments in the terms and conditions of, and the criteria included in, Grants in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.3 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Administrator determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan. The determination of the Administrator as to the foregoing adjustments, if any, shall be conclusive and binding on Directors under this Plan.
12.4Amendment to Conform to Law. Notwithstanding any other provision of this Plan to the contrary, the Plan shall be amended, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of conforming the Plan to any present or future law relating to plans of this or similar nature (including, but not limited to, Section 409A), and to the administrative regulations and rulings promulgated thereunder. By accepting a Grant under this Plan, a Director agrees to any amendment made pursuant to this Section 12.4 to any Grant made granted under the Plan without further consideration or action.
Article 13.General Provisions
13.1Legend. The certificates for Shares may include any legend which the Administrator deems appropriate to reflect any restrictions on transfer of such Shares.
13.2Non-Assignability. Deferred Benefits may not be assigned by a Director or Beneficiary.
13.3Severability. In the event any provision of this Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of this Plan,

and this Plan shall be construed and enforced as if the illegal or invalid provision had not been included.
13.4Requirements of Law. The granting and issuance of Shares under this Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
13.5Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and (b) completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.
13.6Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue such Shares as to which such requisite authority shall not have been obtained.
13.7Uncertificated Shares. To the extent that this Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.
13.8Unfunded Plan. Directors shall have no right, title, or interest whatsoever in or to any investments that the Company, and/or its Subsidiaries, and/or its Affiliates may make to aid it in meeting its obligations under this Plan. Nothing contained in this Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Director, beneficiary, legal representative, or any other individual. To the extent that any individual acquires a right to receive payments from the Company, its Subsidiaries, and/or its Affiliates under this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be. All payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in this Plan.
13.9Non-exclusivity of this Plan. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Administrator to adopt such other compensation arrangements as it may deem desirable for any Director.
13.10No Constraint on Corporate Action. Nothing in this Plan shall be construed to: (i) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (ii) limit the right or power of the Company or a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

13.11Governing Law. The Plan and each Grant and Deferred Benefit hereunder shall be governed by the laws of the State of North Carolina, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction. Recipients of a Grant or Deferred Benefit under this Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of North Carolina, to resolve any and all issues that may arise out of or relate to this Plan.
13.12Section 409A. Notwithstanding any other provision of this Plan, it is intended that all benefits under this Plan that are subject to Section 409A, including vested Stock Compensation that has been deferred pursuant to Article 7, shall satisfy the provisions of Section 409A and this Plan shall be interpreted and administered, as necessary, to comply with such provisions. Notwithstanding any other provision of this Plan, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A, if a Director is a “specified employee” (as defined in Section 409A), amounts that would otherwise be payable under this Plan during the six-month period immediately following such Director’s separation from service shall instead be paid or provided on the first business day after the date that is six months following such separation from service (or death, if earlier).
13.13Notices. Notices and elections under this Plan must be in writing. A notice or election is deemed delivered if it is delivered personally or if it is mailed by registered or certified mail to the person at their last known business address.
13.14Waiver. The waiver of a breach of any provision in this Plan does not operate as and may not be construed as a waiver of any later breach.
13.15Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.
13.16Tax Withholding. To the extent required under applicable U.S. laws, the Company or Administrator or their delegated agents shall have the power and the right to deduct or withhold from any amounts due and owing to a Director, or require a Director to remit to the Company, up to the maximum statutory amount to satisfy federal, state, and local taxes, required to be withheld with respect to any taxable event arising as a result of this Plan. The Company may establish provisions to satisfy withholding requirements, in whole or in part, by having the Company withhold whole Shares having a Fair Market Value on the date the tax is to be determined up to the maximum statutory total tax withholding that could be imposed on the transaction.

ALBEMARLE®

ALBEMARLE CORPORATION
4250 CONGRESS STREET
CHARLOTTE, NORTH CAROLINA 28209

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Albemarle Corporation (the "Company") provides its annual reports and proxy solicitation materials, including notices to shareholders of annual meetings and proxy statements, over the Internet. If you give your consent to access these documents over the Internet, the Company will advise you when these documents become available on the Internet. Providing these documents over the Internet will reduce the Company's printing and postage costs. Once you give your consent, it will remain in effect until you notify the Company that you wish to resume mail delivery of annual reports and proxy solicitation materials. Even though you give your consent, you still have the right at any time to request copies of these documents.

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V03334-P84349

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALBEMARLE CORPORATION

The Board of Directors recommends you vote FOR each of the ten nominees in proposal 1, FOR proposals 2, 4 and 5, and 1 YEAR for proposal 3:

Nominees:	**For**	**Against**	**Abstain**
1a. M. Lauren Brlas	☐	☐	☐
1b. Ralf H. Cramer	☐	☐	☐
1c. J. Kent Masters, Jr.	☐	☐	☐
1d. Glenda J. Minor	☐	☐	☐
1e. James J. O'Brien	☐	☐	☐
1f. Diarmuid B. O'Connell	☐	☐	☐
1g. Dean L. Seavers	☐	☐	☐
1h. Gerald A. Steiner	☐	☐	☐
1i. Holly A. Van Deursen	☐	☐	☐
1j. Alejandro D. Wolff	☐	☐	☐
2. To approve the non-binding advisory resolution approving the compensation of our named executive officers.	☐	☐	☐

	1 Year	**2 Years**	**3 Years**	**Abstain**
3. To vote on a non-binding advisory resolution recommending the frequency of future advisory votes on the compensation of our named executive officers.	☐	☐	☐	☐

	For	**Against**	**Abstain**
4. To ratify the appointment of PricewaterhouseCoopers LLP as Albemarle's independent registered public accounting firm for the fiscal year ending December 31, 2023.	☐	☐	☐
5. To approve the 2023 Stock Compensation and Deferral Election Plan for Non-Employee Directors.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

	Yes	**No**
Please indicate if you plan to attend this meeting.	☐	☐
Please indicate if you wish to access annual reports and proxy solicitation materials electronically via the Internet rather than receiving a hard copy. Please note that you will continue to receive a proxy card for voting purposes only.	☐	☐

Please sign name exactly as it appears on the stock certificate. Only one of several joint owners or co-owners need to sign. Fiduciaries should give full title below.

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Signature (Joint Owners) | Date

Albemarle Corporation's Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

V03335-P84349

Albemarle Corporation
Proxy for Annual Meeting of Shareholders to be held on Tuesday, May 2, 2023

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints J. Kent Masters, Jr. and Kristin M. Coleman, or either of them, with full power of substitution in each case, as proxies to vote all shares of the undersigned in Albemarle Corporation at the Annual Meeting of Shareholders to be held May 2, 2023, and at any and all adjournments or postponements thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. **If no direction is made, this Proxy will be voted FOR all nominees, FOR Proposals 2, 4 and 5, for 1 YEAR for Proposal 3, and in the discretion of the proxy holders on any other matters that may properly come before the meeting or any and all adjournments or postponements thereof.**

Continued and to be signed on reverse side